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                                                                   EXHIBIT 10.60

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                                   $18,000,000
                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                     between

                              Hagler Bailly, Inc.,
                                   as Borrower

                                       and

                              The Lenders From Time
                             To Time a Party Hereto,
                                   as Lenders


                                      with


                             Bank of America, N.A.,
                                    as Agent

                    ----------------------------------------
                            Dated as of July 28, 2000


                    ----------------------------------------




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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS; AMENDMENT AND RESTATEMENT........2

      Section 1.1      Definitions...........................................2
      Section 1.2      Accounting Terms.....................................21
      Section 1.3      Time Period Computations.............................21
      Section 1.4      Amendment and Restatement............................21

ARTICLE II GENERAL PROVISIONS OF REVOLVING CREDIT
      FACILITY..............................................................22

      Section 2.1      The Revolving Loans..................................22
                  (a)  Revolving Loan Borrowings............................22
                  (b)  The Revolving Notes; Maturity........................22
      Section 2.2      Revolving Loan Borrowing Procedures..................23
                  (a)  Notice of Revolving Borrowing........................23
                  (b)  Making of Revolving Loans............................24
                  (c)  Failure to Fund by Lender............................24
                  (d)  Maximum Number of LIBOR Loans Outstanding
                       at Anytime...........................................25
      Section 2.3      Standby Letters of Credit............................25
                  (a)  Generally............................................25
                  (b)  Standby Letter of Credit Fees; Maturity..............25
                  (c)  Standby Letter of Credit Request Procedure...........26
                  (d)  Letter of Credit Participations......................26
                  (e)  Standby Letter of Credit Drawings Constitute
                       Revolving Loans......................................29
      Section 2.4      Swing Line Loan Subfacility..........................29
                  (a)  Swing Line Subfacility...............................30
                  (b)  The Swing Line Note; Maturity........................30
                  (c)  Swing Line Loan Borrowing Procedure..................30
                  (d)  Interest on Swing Line Loans.........................31
                  (e)  Repayment of Swing Line Loans........................31
                  (f)  Optional Prepayment of Swing Line Loans..............32
      Section 2.5      Mandatory Reduction of Revolving Loan Commitment;
                       Termination of Revolving Loan Commitment.............33

ARTICLE III INTEREST, FEES AND REPAYMENT....................................33

      Section 3.1      Interest on the Revolving Loans......................33
                  (a)  ABR..................................................33
                  (b)  LIBOR Rate...........................................33
      Section 3.2      Regulatory Changes...................................33
      Section 3.3      Interest after Due Date..............................34
      Section 3.4      Payment and Computations.............................34
                  (a)  Payments.............................................35


                                       i
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
                  (b)  Computations of Interest.............................35
                  (c)  Interest on Loans....................................35
                  (d)   Application of Payments; Apportionment..............35
      Section 3.5      Payment at Maturity Date.............................37
      Section 3.6      Prepayments; Certain Early Repayments................37
                  (a)  Mandatory Prepayment of Revolving Loans,
                       Swing Line Loans and Standby Letters of Credit.......37
                  (b)  Optional Prepayments of Revolving Loans..............38
                  (c)  Optional Prepayment Procedure........................38
      Section 3.7      Unused Portion Fee and Administrative Fee............38
                  (a)  Unused Portion Fee...................................38
                  (b)  Administrative Fee...................................39
      Section 3.8      LIBOR Conversion.....................................39
                  (a)  Conversion...........................................39
                  (b)  Notice of LIBOR to Borrower..........................40
                  (c)  Successive Notice of LIBOR Conversion................40
      Section 3.9      Breakage, etc........................................40
      Section 3.10     Inability to Determine Interest Rate for
                       LIBOR Loans..........................................40

ARTICLE IV CONDITIONS PRECEDENT.............................................41

      Section 4.1      Conditions Precedent to Effective Date...............41
                  (i)  Delivery of Certain Documents, Instruments, etc......41
                       (A) Revolving Notes..................................41
                       (B) Validity of Existing Security Agreements.........42
                       (C) Amended and Restated Subsidiary Guarantee........42
                       (D) Swing Line Note..................................42
                       (E) Subsidiary Security Agreements...................42
                       (F) Financing Statements.............................42
                       (G) Legal Opinions...................................42
                       (H) Resolutions......................................43
                       (I) Charter Documents................................43
                       (J) Incumbency Certificate...........................43
                       (K) Compliance Certificate...........................43
                       (L) Insurance........................................43
                  (ii)     Financial Disclosure.............................44
                  (iii)Financial Statements.................................44
                  (iv) Legal Matters........................................44
                  (v)  Schedules............................................45
                  (vi) Due Diligence........................................45
                  (vii)Fee..................................................45
                  (viii)Miscellaneous.......................................45
      Section 4.2      Further Conditions Precedent to Revolving Loans and
                       Standby Letters of Credit............................45
                  (i)  Notice; Borrowing Base Certificate...................45
                  (ii) Payment of Obligations...............................46
                  (iii)No Material Adverse Change...........................46


                                       ii
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
                  (iv) Representations and Warranties.......................46
                  (v)  No Event of Default..................................46
                  (vi) Maximum Available Amount.............................46
                  (vii)Officer's Certificate................................47

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................47

      Section 5.1      Existence, Power and Authority.......................47
      Section 5.2      Authorization; Enforceable Obligations...............47
      Section 5.3      No Legal Bar.........................................48
      Section 5.4      Consents.............................................48
      Section 5.5      Litigation...........................................48
      Section 5.6      No Default...........................................48
      Section 5.7      Financial Condition..................................49
      Section 5.8      Use of Proceeds......................................49
      Section 5.9      Borrower Not an Investment Company...................49
      Section 5.10     Taxes................................................49
      Section 5.11     Environmental Matters................................49
      Section 5.12     Subsidiaries.........................................50
      Section 5.13     Computer Systems.....................................50
      Section 5.14     Ownership of Property; Liens.........................51
      Section 5.15     Public Utility Holding Company Act...................51

ARTICLE VI COVENANTS........................................................51

      Section 6.1      Affirmative Covenants................................51
                  (a)  Audited Annual Financials............................51
                  (b)  Quarterly and Monthly Financial Statements and
                       Reports..............................................52
                  (i)  Quarterly Financial Statements.......................52
                  (ii) Monthly Borrowing Base Certificate;
                       Receivables and Payables Report, etc.................52
                  (c)  Exchange Act and Securities Act Filings..............53
                  (d)  Tax Forms............................................53
                  (e)  Funded Debt to EBITDA Ratio..........................53
                  (f)  Minimum EBITDA.......................................54
                  (g)  Fixed Charge Coverage Ratio..........................54
                  (h)  Proceeds.............................................55
                  (i)  Payment of Debts and Taxes...........................55
                  (j)  Conduct of Business..................................55
                  (k)  Preservation of Corporate Existence..................56
                  (l)  Books and Records....................................56
                  (m)  Insurance............................................56
                  (n)  Compliance with Laws.................................57
                  (o)  Lending Relationship with the Agent..................57
                  (p)  Borrower Ownership of Subsidiaries...................58
                  (q)  Notice of Default....................................58
                  (r)  Notice of Environmental Claims.......................58
                  (s)  Seniority............................................58
                  (t)  Lien Search..........................................58


                                      iii
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
                  (u)  Maximum Available Amount.............................59
                  (v)  Pledge of Stock of Foreign Subsidiaries..............59
                  (w)  Execution of Subsidiary Security Agreements
                       After the Effective Date.............................59
                  (x)  Merger with PA Consulting Limited....................59
                  (y)  Examination of the Borrower's Records................60
      Section 6.2      Negative Covenants...................................60
                  (a)  Liens................................................60
                  (b)  Indebtedness.........................................61
                  (c)  Capital Stock........................................62
                  (d)  Loan.................................................63
                  (e)  No Merger or Acquisition.............................64
                  (f)  Fiscal Year..........................................66
                  (g)  Advances to Subsidiaries and Affiliates..............66
                  (h)  Creation of Subsidiaries.............................66
                  (i)  Disposition of Assets................................67
                  (j)  Permitted Investments................................67

ARTICLE VII EVENTS OF DEFAULT...............................................67

      Section 7.1      Events of Default....................................67

ARTICLE VIII THE AGENT......................................................72

      Section 8.1      Appointment of Agent.................................72
                  (a)  Appointment Generally................................72
                  (b)  Agent Acts for Lenders...............................72
      Section 8.2      Nature of Duties; Non-Reliance on Agent and other
                       Lenders..............................................72
      Section 8.3      Rights, Exculpation, Etc.............................73
      Section 8.4      Reliance; Notice of Default..........................74
      Section 8.5      Indemnification......................................75
      Section 8.6      The Agent Individually...............................75
      Section 8.7      Successor Agent; Resignation of Agent................76
      Section 8.8      Certain Matters Requiring the Consent of all
                       Lenders..............................................76
      Section 8.9      Defaulting Lenders Vote Not Counted..................77

ARTICLE IX MISCELLANEOUS....................................................78

      Section 9.1      Amendments and Waivers; Cumulative Remedies..........78
      Section 9.2      Survival of Representations and Warranties...........78
      Section 9.3      Supervening Illegality...............................78
      Section 9.4      No Reduction in Payments.............................79
      Section 9.5      Stamp Taxes..........................................79
      Section 9.6      Notices..............................................79
      Section 9.7      Governing Law........................................80
      Section 9.8      Successors and Assigns; Participations; Assignments..80
                  (a)  Successors and Assigns...............................81
                  (b)  Participations.......................................81


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
                  (c)  Assignments..........................................81
      Section 9.9      Affirmative Rate of Interest Permitted by Law........82
      Section 9.10     Costs and Expenses; Indemnification..................82
      Section 9.11     Set-Off; Suspension of Payment and Performance.......84
      Section 9.12     Judicial Proceedings; Waiver of Jury Trial...........84
      Section 9.13     Integration..........................................85
      Section 9.14     Further Acts and Assurances..........................85
      Section 9.15     No Fiduciary Relationship............................85
      Section 9.16     Severability.........................................85
      Section 9.17     Counterparts.........................................86
      Section 9.18     Headings, Bold Type and Table of Contents............86


                                    SCHEDULES

      SCHEDULE I       -- COMMITMENTS

      SCHEDULE 5.5     -- LITIGATION

      SCHEDULE 5.6     -- DEFAULTS

      SCHEDULE 5.12    -- SUBSIDIARIES

      SCHEDULE 5.14    -- REAL PROPERTY

      SCHEDULE 6.2(b)  -- CERTAIN INDEBTEDNESS

      SCHEDULE 6.2(j)  -- CERTAIN OTHER INVESTMENTS

                                    EXHIBITS

      Exhibit A         Form of Pledge Agreement

      Exhibit B         Form of Revolving Note

      Exhibit C         Form of Subsidiary Guarantee

      Exhibit D         Form of Subsidiary Security Agreement

      Exhibit E         Form of Swing Line Note

      Exhibit F         Form of Borrowing Base Certificate


                                       v
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                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

              This AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of July 28, 2000 (amending and restating in its entirety the Original Credit Agreement (as defined below), and as amended, modified, or otherwise supplemented from time to time, the "Agreement"), is between (i) HAGLER BAILLY, INC., a Delaware corporation (the "Borrower"), (ii) EACH LENDER FROM TIME TO TIME A PARTY TO THIS AGREEMENT (each, a "Lender" and, collectively, the "Lenders") and (iii) BANK OF AMERICA, N.A. (as successor to NationsBank, N.A.), a national banking association and in its separate capacity as agent for the Lenders hereunder (in such capacity, the "Agent").

                              W I T N E S S E T H:

              WHEREAS, the Lenders, the Borrower and the Agent are parties to a Revolving Credit Agreement, dated as of November 20, 1998 (as the same has been amended, modified or supplemented from time to time, the "Original Credit Agreement"), pursuant to which the Lenders have made available to the Borrower a revolving line of credit for loans and letters of credit up to an aggregate of $50,000,000 for general corporate purposes, including financing the general working capital requirements and permitted acquisitions of the Borrower, in each case upon the terms and subject to the conditions set forth therein;

              WHEREAS, as of the date hereof, the Bank of America, N.A., as successor to NationsBank, N.A., constitutes the sole Lender under the Original Credit Agreement;

              WHEREAS, the Borrower, the Lenders and the Agent desire to change certain terms, conditions, covenants and other provisions contained in the Original Credit Agreement, including reducing the loan commitment of the Lenders from $50,000,000 to $18,000,000, and certain other agreements executed in connection therewith by amending and restating the Original Credit Agreement in its entirety upon the terms and conditions set forth herein and amending or amending and restating, as the case may be, certain other Original Credit Documents;

              WHEREAS, to induce the Lenders and the Agent to enter into this Agreement, (i) the Borrower has agreed to continue or cause to be continued the security interests granted to the Agent, for the ratable benefit of the Lenders, by the Borrower and certain subsidiaries under the Borrower Security Agreement and the respective Subsidiary Security Agreements, and (ii) cause certain domestic subsidiaries of the Borrower to enter into the Amended and Restated Guaranty;

              WHEREAS, as a further inducement to cause the Lenders and the Agent to enter into this Agreement, the Borrower has agreed, subject to the terms and conditions contained herein, from time to time to pledge or cause to be pledged to the Agent, for the ratable benefit of the Lenders, 65% of the outstanding shares of capital stock of certain Foreign Subsidiaries of the Borrower;

              WHEREAS, the Lenders are willing to amend and restate the Original Credit Agreement in its entirety and make the loans and issue the letters of credit to the Borrower, and the Agent is willing to act as "Agent" in connection therewith, upon the terms and subject to the conditions and provisions set forth herein; and

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                 DEFINITIONS AND ACCOUNTING TERMS; AMENDMENT AND
                                  RESTATEMENT

              Section 1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings indicated (such meanings to be, when appropriate, equally applicable to both the singular and plural forms of the terms defined):

              "ABR" means, for any day, the greater of (x) the Bank Prime Rate as in effect on such day and (y) the Federal Funds Rate as in effect on such day plus one-half of 1%.

              "ABR Loan" shall mean any Revolving Loan bearing interest based on the Applicable ABR Rate.

              "Accumulated Funding Deficiency" has the meaning ascribed to that term in ERISA Section 302.

              "Acquisition Consideration" shall mean the aggregate consideration paid for any Acquisition Party, including without limitation all cash, cash equivalents, the value of all capital stock, the aggregate amount of all promissory notes (or other instruments of indebtedness) issued, the amount of Acquisition Party debt assumed, or otherwise, and whether such


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       consideration shall be paid at closing or be deferred or subject to earnouts or any other contingency.

              "Acquisition Party" has the meaning specified in Section 6.2(e) of this Agreement.

              "Administrative Fee" shall have the meaning specified in Section 3.7(b) hereof.

              "Administrative Fee Letter" shall have the meaning specified in
       Section 3.7(b) hereof.

              "Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote 10% or more of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

              "Agent" has the meaning specified in the preamble of this Agreement and shall include any successor Agent appointed pursuant to
       Section 8.7 hereof.

              "Agent Lending Office" or "Lending Office of the Agent" means the Agent's offices at Bank of America, N.A., care of Kay Finlaw-Creel, VA-200-05-02, 8300 Greensboro Drive, McLean, Virginia 22102, or such other office in the United States of America of Agent as it may from time to time designate to the Borrower or the Lenders by written notice.

              "Agreement" shall have the meaning specified in the preamble hereof.

              "Applicable ABR Rate" means, for any period, in the event the Funded Debt to EBITDA ratio calculated pursuant to Section 6.1(e) hereof is (a) less than 1.00 to 1.00, then the ABR plus 0.00%, (b) greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00, then the ABR plus 0.25%, (c) greater than or equal to 2.00 to 1.00 but less than 3.00 to 1.00, then the ABR plus 0.50%, and (d) greater than or equal to 3.00 to 1.00, then the ABR plus 0.75%. The Applicable ABR Rate for any Fiscal Quarter shall be determined based on the financial statements delivered by the Borrower during the immediately


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       preceding Fiscal Quarter; provided, however, that if such financial statements are not delivered when due, then the highest Applicable ABR Rate shall apply.

              "Applicable L/C Margin" means, for any period, in the event the Funded Debt to EBITDA ratio calculated pursuant to Section 6.1(e) hereof is (a) less than 1.00 to 1.00, then 1.50%, (b) greater than or equal to
       1.00 to 1.00 but less than 2.00 to 1.00, then 1.75%, (c) greater than or equal to 2.00 to 1.00 but less than 3.00 to 1.00, then 2.00%, and (d) greater than or equal to 3.00 to 1.00, then 2.25%. The Applicable L/C Margin for any Fiscal Quarter shall be determined based on the financial statements delivered by the Borrower during the immediately preceding Fiscal Quarter; provided, however, that if such financial statements are not delivered when due, then the highest Applicable L/C Margin shall apply.

              "Applicable LIBOR Rate" means, for any period, in the event the Funded Debt to EBITDA ratio calculated pursuant to Section 6.1(e) hereof is (a) less than 1.00 to 1.00, LIBOR plus 1.50%, (b) greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00, LIBOR plus 1.75%, (c) greater than or equal to 2.00 to 1.00 but less than 3.00 to 1.00, LIBOR plus 2.00%, and (d) greater than or equal to 3.00 to 1.00, LIBOR plus 2.25%. The Applicable LIBOR Rate for any Fiscal Quarter shall be determined based on the financial statements delivered by the Borrower during the immediately preceding Fiscal Quarter; provided, however, that if such financial statements are not delivered when due, then the highest Applicable LIBOR Rate shall apply.

              "Applicable Swing Line Rate" means, for any period, in the event the Funded Debt to EBITDA ratio calculated pursuant to Section 6.1(e) hereof is (a) less than 1.00 to 1.00, the Base Swing Line Rate plus 1.80%, (b) greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00, the Base Swing Line Rate plus 2.05%, (c) greater than or equal to
       2.00 to 1.00 but less than 3.00 to 1.00, the Base Swing Line Rate plus 2.30%, and (d) greater than or equal to 3.00 to 1.00, the Base Swing Line Rate LIBOR plus 2.55%. The Applicable Swing Line Rate for any Fiscal Quarter shall be determined based on the financial statements delivered by the Borrower during the immediately preceding Fiscal Quarter; provided, however, that if such financial statements are not delivered when due, then the highest Applicable Swing Line Rate shall apply.

              "Authorized Officer" means any of the Chief Executive Officer, Chief Financial Officer or Treasurer of any Person which is a corporation, partnership, or other business organization.


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

              "Autoborrow Services Agreement" shall have the meaning specified in Section 2.4(c) hereof.

              "Bank Prime Rate" means, for any period, a fluctuating interest rate per annum equal to the rate of interest publicly announced by the Agent as its prime rate in effect from time to time (which rate may not be the lowest rate of interest charged by the Agent to commercial borrowers).

              "Bankruptcy Code" shall mean Title 11 of the United States Code or any similar or successor federal law for the relief of debtors, as the same may be amended from time to time.

              "Base Swing Line Rate" means, with respect to any Swing Line Loan on any day, a fluctuating interest rate per annum equal to "30-day LIBOR" as quoted in The Wall Street Journal on the Business Day immediately preceding the date of determination. Any change in the rate of interest on a Swing Line Loan resulting in a change in "30-day LIBOR" shall be effective as of the opening of business on the day on which such change is effective. If "30-day LIBOR" shall not be so quoted for such immediately preceding Business Day, then the most recently quoted "30-day LIBOR" shall apply.

              "Benefit Plan" means any employee benefit plan (including a Multiemployer Plan), the funding requirements of which (under ERISA
       Section 302 or Section 412 of the Code) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of the Borrower or an ERISA Affiliate.

              "Borrower" has the meaning specified in the preamble of this Agreement.

              "Borrower Account" means the bank account of the Borrower maintained with the Agent for general purposes and assigned the account number designated by the Agent in writing to the Borrower.

              "Borrower Security Agreement" means the Security Agreement, dated as of November 20, 1998, executed and delivered by the Borrower in favor of the Agent, as the same may be amended, modified or supplemented from time to time.

              "Borrowing Base" means, as of any date of determination, the sum of (i) 75% of all Eligible Billed Receivables plus (ii) 25% of Eligible Unbilled Receivables unless the amount computed pursuant to this clause
       (ii) shall
       exceed $5,000,000, in which case the amount of this clause (ii) shall equal $5,000,000.

              "Borrowing Base Certificate" shall have the meaning specified in
       Section 6.1(b)(ii) hereof.

              "Borrowing Notice" has the meaning specified in Section 2.2(a) of this Agreement.

              "Breakage Period" has the meaning specified in Section 3.9 of this Agreement.

              "Business Day" means any day on which commercial banks are open for business (and not required or authorized by law to close) in Fairfax County, Virginia, and Charlotte, North Carolina.

              "Capital Expenditures" shall mean all expenditures classified as capital expenditures in accordance with GAAP.

              "Capital Lease" of any Person shall mean any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

              "Cash Flow" shall mean, with respect to any Person for any period of determination, such Person's EBITDA plus rental and lease expense less Capital Expenditures, as determined in accordance with GAAP.

              "Change in Control" means one or more of the following events:

                     (a) if any Person (including a person as defined in Section
              3(a)(9), Section 13(d) or Section 14(d) of the Exchange Act) is or becomes the owner or beneficial owner, directly or indirectly, of securities of the Borrower representing thirty-three and one-third percent (33-1/3%) or more of the combined voting power of the Borrower's then outstanding securities (the term "beneficial owner" as used herein shall include but not be limited to any person with the attributes or interests described in Rule 13d-3 (as now in effect or as amended) promulgated under the Exchange
              Act); or

                     (b) (i) the shareholders of the Borrower approve one or
              more mergers, consolidations or combinations of the Borrower with any other corporations or entities which, if consummated prior to the

              Maturity Date, would result in (A) the voting securities of the Borrower outstanding on the date hereof (together with any voting securities issued by the Borrower permitted under Section 6.2(c) herein) representing less than 50% of the combined voting power of the voting securities of the Borrower or such surviving entity immediately after consummation of any such merger, consolidation or combination, or (B) after giving effect to such merger, consolidation or combination, a change in the person holding the Office of Chief Executive Officer of the Borrower relative to the person holding such respective office immediately prior to giving effect to such merger, consolidation or combination, or (ii) the shareholders of the Borrower approve a plan of liquidation of the Borrower or an agreement for the sale, disposition or transfer by the Borrower of all or substantially all the assets of the Borrower;

       provided, however, that, in the event the Borrower merges or consolidates (or enters into any similar transaction) with PA Holdings Limited or any Subsidiary thereof (including PA Holdings, Inc., then such event shall not constitute a Change in Control hereunder unless, not later than thirty (30) days following the effective date of such merger or consolidation (or similar transaction), the Required Lenders shall have given the termination notice described in Section 6.1(x) hereof.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor Federal statute.

              "Commitment" shall mean, with respect to each Lender's commitment to make Revolving Loans and to issue (or participate in the issuance of) Standby Letters of Credit, the aggregate Dollar amount set forth on
       Schedule I hereto opposite such Lender's name under the heading "Commitment" or assigned to it in accordance with Section 9.8(c), as such amount may be reduced or otherwise adjusted from time to time in accordance with the provisions of this Agreement.

              "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain the net worth or solvency or the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount (based on the maximum reasonably anticipated net liability in respect thereof as determined by the Borrower in good faith) of the primary obligation or portion thereof in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated net liability in respect thereof (assuming such person is required to perform thereunder) as determined by the Borrower in good faith.

              "Consolidated Cash Flow" shall mean, for any period of determination, the Cash Flow of the Borrower and its Consolidated Subsidiaries, taken as a whole.

              "Consolidated Fixed Charges" shall mean, for any period of determination, the sum of the Borrower's and its Consolidated Subsidiaries' interest expense contractually due, lease and rental expenses, dividends paid, declared or accumulated on any class of capital stock and payments of principal due (during the period as to which such computation relates) under any Indebtedness, as determined in accordance with GAAP.

              "Consolidated Subsidiary" means, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time.

              "Credit Agreement Related Claim" means any claim (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement or any other Credit Document or the relationships established hereunder or thereunder.

              "Credit Documents" means this Agreement, the Revolving Notes, the Swing Line Note, the Borrower Security Agreement, each Subsidiary Security Agreement, each Pledge Agreement executed and delivered by a Pledgor pursuant to Section 6.1(w) hereof, the Subsidiary Guarantee and the Administrative Fee Letter.

              "Credit Party" shall mean the Borrower and each Subsidiary thereof that is a party to any Credit Document.

              "Default Rate" means the rate of interest applicable under Section
       3.3 of this Agreement from time to time.

              "Dollars", "U.S.$" and the sign "$" mean such coin or currency of the United States of America as at the time shall constitute legal tender for the payment of public and private debts.

              "Domestic Subsidiary" shall mean any Subsidiary that is created under the laws of any State of the United States of America or the District of Columbia.

              "Drawing" has the meaning specified in Section 2.3(e) of this Agreement.

              "EBITDA" shall mean, with respect to any Person for any period of determination, all of such Person's and its Consolidated Subsidiaries' earnings before interest (which shall consist of both interest income and interest expense), taxes, depreciation and amortization, extraordinary gains, non-cash, non-recurring compensatory charges incurred in connection with acquisitions, and non-cash, non-recurring charges in respect of the write-down of assets of any Person who has been acquired by the Borrower or any Subsidiary thereof or the write-down of assets of the Borrower or any Subsidiary thereof on account of and in connection with the acquisition by the Borrower or any Subsidiary thereof (as permitted hereunder) of any Acquisition Party, as determined in accordance with GAAP; provided, however, that, for the purposes of calculating EBITDA and solely with respect to any Affiliate or unconsolidated subsidiary of such Person, (i) EBITDA shall include the income of such Affiliate or unconsolidated subsidiary only to the extent such Person receives such income from such Affiliate, or unconsolidated subsidiary and (ii) EBITDA shall exclude the losses of such Affiliate or unconsolidated subsidiary except to the extent such Affiliate or unconsolidated subsidiary shall have received from such Person funds in respect of such losses; and, provided, further, that EBITDA shall be computed without deduction of amounts expensed in respect of payments made or to be made to Henri-Claude Bailly, William Dickinson and Howard Pifer, III, under their respective employment agreements with the Borrower up to an amount of, respectively, $3,040.800, $2,376,304 and $2,671.032.

              "Effective Date" has the meaning specified in Section 4.1 of this Agreement.

              "Eligible Billed Receivables" shall mean all billed accounts receivable of each of the Borrower and each Domestic Subsidiary that is a party to the

       Subsidiary Guarantee and a Subsidiary Security Agreement for the sale of its goods or services under any contract with the United States of America or any agency thereof or with commercial customers who are located in and whose principal place of business is in the United States of America, which accounts shall not be more than 90 days outstanding from the date of invoice thereof, excluding, however, those billed accounts receivable which are, unless otherwise consented to by the Agent (which consent may be withheld in the Agent's sole discretion upon facts then available to them and which determination shall be final and binding), (i) arising out of sales not in the ordinary course of business, (ii) based on terms other than those normal or customary in the business of the Borrower or such Domestic Subsidiary, (iii) owing from any Person who is an Affiliate or Subsidiary of the Borrower or such Domestic Subsidiary, (iv) disputed by the account debtor, (v) notes receivable and other non-trade account receivables or such Domestic Subsidiary, (vi) subject to the Borrower or such Domestic Subsidiary owing an amount to the account debtor, in which case the amount of billed accounts receivable to be so included in "Eligible Billed Receivables" shall be the amount, if any, by which (A) the receivable owing by such account debtor to the Borrower or such Domestic Subsidiary exceeds (B) the amount owing by the Borrower to such account debtor, (vii) owing from any Person who is subject to any suit, lien, levy or judgment which could affect the collectibility of such account, or who is subject to any bankruptcy or insolvency proceeding, (viii) either in default or in respect of which default is likely, (ix) dependent upon the occurrence of a milestone, contract modification or the approval of auditors in order to be billed, (x) not payable in Dollars, (xi) not pledged to the Agent as collateral security for the Obligations and as to which the Agent shall not have a perfected, first priority lien and security interest therein, (xii) arising out of a consignment sale or (xiii) owing from an account debtor as to which the Agent, in its good faith judgment, determines (A) to be insolvent (or who has admitted to be insolvent), (B) is reasonably likely to become insolvent within one year from any date of determination, or (C) to be an unacceptable credit risk based on its then current financial condition and prospects.

              "Eligible Unbilled Receivables" shall mean all unbilled accounts receivable of each of the Borrower and each Domestic Subsidiary that is a party to the Subsidiary Guarantee and a Subsidiary Security Agreement for the sale of its goods or services under any contract with the United States of America or any agency thereof or with any commercial customer who is located in and whose principal place of business is in the United States of America, which unbilled accounts represent completed work by the Borrower or such Domestic Subsidiary and, further, which shall be billed by the

       Borrower or such Domestic Subsidiary no more than 30 days following the date such unbilled accounts are included in the Borrowing Base, excluding, however, those unbilled accounts receivable which are, unless otherwise consented to by the Agent (which consent may be withheld in the Agent's sole discretion upon facts then available to them and which determination shall be final and binding), (i) arising out of sales not in the ordinary course of business, (ii) based on terms other than those normal or customary in the business of the Borrower or such Domestic Subsidiary, (iii) owing from any Person who is an Affiliate or Subsidiary of the Borrower or such Domestic Subsidiary, (iv) disputed by the account debtor, (v) notes receivable and other non-trade account receivables,
       (vi) subject to the Borrower or such Domestic Subsidiary owing an amount to the account debtor, in which case the amount of unbilled accounts receivable to be so included in "Eligible Unbilled Receivables" shall be the amount, if any, by which (A) the receivable owing by such account debtor to the Borrower or such Domestic Subsidiary exceeds (B) the amount owing by the Borrower or such Domestic Subsidiary to such account debtor,
       (vii) owing from any Person who is subject to any suit, lien, levy or judgment which could affect the collectibility of such account, or who is subject to any bankruptcy or insolvency proceeding, (viii) either in default or in respect of which default is likely, (ix) dependent upon the occurrence of a milestone, contract modification or the approval of auditors in order to be billed, (x) not payable in Dollars, (xi) not pledged to the Agent as collateral security for the Obligations and as to which the Agent shall not have a perfected, first priority lien and security interest therein, (xii) arising out of a consignment sale or
       (xiii) owing from an account debtor as to which the Agent, in its good faith judgment, determines (A) to be insolvent (or who has admitted to be insolvent), (B) is reasonably likely to become insolvent within one year from any date of determination, or (C) to be an unacceptable credit risk based on its then current financial condition and prospects.

              "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including without limitation any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type, in such Person.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA Affiliate" means any Person, including a Subsidiary or other Affiliate, that is a member of any group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) of which Borrower is a member.

              "Event of Default" has the meaning specified in Section 7.1 of this Agreement.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute.

              "Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that if no such rate is so published for any day which is a Business Day, then the Federal Funds Rate for such day shall be the average rate quoted to the Agent for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it; and, provided further, that if for any reason the Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, then the ABR shall be determined without regard to clause (y) of the definition of ABR until the circumstances giving rise to such inability no longer exist.

              "Fee Payment Date" means (i) in the case of the Unused Portion Fee and the L/C Fee, the first Business Day following the end of any Fiscal Quarter (or part thereof), and(ii) in the case of the Administrative Fee, on the dates specified in the Administrative Fee Letter.

              "Fiscal Quarter" means the quarter, during any Fiscal Year, ending March 31, June 30, September 30 and December 31.

              "Fiscal Year" has the meaning specified in Section 6.1(a) of this Agreement.

              "Fixed Charge Coverage Ratio" means the ratio of Consolidated Cash Flow to Consolidated Fixed Charges as contemplated by Section 6.1(g) hereof.

              "Foreign Subsidiary" shall mean any Subsidiary that is not created or organized under the laws of any State of the United States of America or the District of Columbia.

              "Form 8-K" means Form 8-K of the Exchange Act.

              "Form 10-K" means Form 10-K of the Exchange Act.

              "Form 10-Q" means Form 10-Q of the Exchange Act.

              "Funded Debt" means, as of any date of determination, the sum of all Indebtedness.

              "Funding Date" shall mean the date on which any loan shall be made by a Lender to the Borrower hereunder.

              "GAAP" has the meaning specified in Section 1.2 of this Agreement.

              "Governmental Body" means (i) the United States of America or any State thereof or any department, agency, commission, board, bureau or instrumentality of the United States of America or any State thereof, and
       (ii) any quasi-governmental body, agency or authority (including any central bank) exercising regulatory authority over the Lender pursuant to applicable law in respect of the transactions contemplated by this Agreement.

              "Guarantors" means those Subsidiaries of the Borrower who have executed the Subsidiary Guarantee on or prior to the Effective Date, or who may thereafter become a party to the Subsidiary Guarantee in accordance with the provisions hereof.

              "Hazardous Substances" shall have the meaning specified in Section
       5.11 hereof.

              "Indebtedness" of any Person means, as of any date of determination and without duplication, the sum of (i) all indebtedness, obligations and liabilities for money borrowed by such Person, whether or not evidenced by a note, bond, indenture or other agreement (including in the case of the Borrower, without limitation, the Revolving Notes and the Swing Line Note), (ii) all obligations of such Person upon which interest charges are customarily paid, (iii) the face amount of all letters of credit issued for the account of such Person, (iv) all obligations of such Person as lessee under any Capital Lease, (v) all amounts owing by such Person under purchase money mortgages or other purchase money liens or conditional sales or other title retention agreements, (vi) all indebtedness or liabilities secured by purchase money mortgages, liens, security interests, conditional sales or other title retention agreements upon property owned by such Person (whether or not such Person has assumed or become liable for the payment of such indebtedness or liabilities), (vii) all obligations of such Person for the deferred purchase price of property or services (other than current trade payables or liabilities incurred in the ordinary and usual course of business), including any deferred or contingent payments (including earnout payments) in connection with any acquisition and any amounts payable under deferred compensation agreements executed in connection with any acquisition, (viii) the net obligations and liabilities of such Person in respect of any interest rate swap, collar, floor or ceiling agreement or other hedging agreement, and (ix) all Contingent Obligations of such Person in respect of the Indebtedness of others.

              "Indemnified Person" has the meaning specified in Section 9.10(b) of this Agreement.

              "Initial Fiscal Quarter" has the meaning specified in Section 6.1(e).

              "Interest Payment Date" means (x) in the case of Revolving Loans bearing interest at the Applicable ABR Rate, the last Business Day of each Fiscal Quarter (or part thereof) in which interest accrues on such Revolving Loans, (y) in the case of any LIBOR Loan, the expiration of the LIBOR Period in respect of such LIBOR Loan, and (z) in the case of any Swing Line Loan, on the last Business Day of each month during which such Swing Line Loan shall be outstanding.

              "Issuing Lender" shall mean the Agent.

              "L/C Fee" has the meaning specified in Section 2.3(b) of this Agreement.

              "Lender" or "Lenders" have the meanings specified in the preamble of this Agreement.

              "Lender Availability" shall mean, as of any date of determination and with respect to each Lender, the amount determined by deducting (x) the amount of such Lender's Pro Rata Share of the Total Outstanding Amount from (y) the amount of such Lender's Pro Rata Share of the Maximum Available Amount.

              "LIBOR" means, with respect to any LIBOR Period, (x) the per annum interest rate (rounded upward to the nearest 1/100th of 1%) determined on the basis of the offered rates for Dollar deposits for a term comparable to such LIBOR Period and in an amount substantially equal to the outstanding amount of the Revolving Loans in respect of which such determination is made which appear on the Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the day that is two LIBOR Business Days prior to the first day of such LIBOR Period, divided by (y) a number equal to
       1.00 minus the LIBOR Reserve Rate.

              "LIBOR Business Day" means any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Euro-dollar interbank market as may be selected by the Lender in its sole discretion.

              "LIBOR Conversion" has the meaning specified in Section 3.8(a) of this Agreement.

              "LIBOR Conversion Notice" has the meaning specified in Section 3.8(a) of this Agreement.

              "LIBOR Loans" means the Revolving Loans which bear interest at the Applicable LIBOR Rate.

              "LIBOR Period" means the one-month, two-month or three-month interest period selected by the Borrower pursuant to any LIBOR Conversion Notice or Borrowing Notice.

              "LIBOR Reserve Rate" means, for any day with respect to a LIBOR Loan, the maximum rate (expressed as a decimal) at which a Lender would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System, as amended from time to time (or any successor or similar regulations relating to such reserve requirements), against "Eurocurrency liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The LIBOR Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Rate.

              "Lien" of any Person shall mean any mortgage, deed of trust, lien, pledge, adverse interest in property, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, Lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement.

              "Mandatory Borrowing" shall have the meaning specified in Section 2.4(e) hereof.

              "Material Domestic Subsidiary" shall mean, as of any date of determination, any Domestic Subsidiary of any Person if (x) the book value of all assets (both real and personal) of such Domestic Subsidiary equals or exceeds $250,000 or (y) such Domestic Subsidiary has annual revenues of $250,000 or more.

              "Maturity Date" means July 28, 2002.

              "Maximum Available Amount" shall mean, as of any date of determination, the lesser of (x) the Revolving Loan Commitment and (y) the Borrowing Base then in effect.

              "Multiemployer Plan" means any "multiemployer plan" as defined in ERISA Section 4001(a)(3) to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

              "Obligations" shall mean all now existing or hereafter arising indebtedness, obligations, liabilities and covenants of the Borrower to the Lenders or the Agent, their respective Affiliates or permitted successors and assigns or any other Indemnified Person, in each case arising under or in connection with or evidenced by this Agreement or any other Credit Document, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

              "Optional Prepayment" means the optional prepayment of Swing Line Loans pursuant to Section 2.4(f) hereof or of Revolving Loans pursuant to
       Section 3.6(b) hereof.

              "Original Credit Agreement" shall have the meaning set forth in the first Whereas clause hereof.

              "Original Credit Documents" shall mean the Original Credit Agreement and each other Credit Document (as defined in the Original Credit Agreement).

              "Permitted Investment" means each of (i) direct obligations of the United States of America, and agencies thereof; (ii) obligations fully guaranteed by the United States of America; (iii) certificates of deposit issued by, or bankers' acceptance of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $500,000,000; (iv) commercial paper of companies having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors

       Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) of A-1 or P-1, respectively; (v) money-market funds or money-market mutual funds which
       (a) seek to maintain a constant net asset value, (b) maintain fund assets under management having an aggregate market value of at least $500,000,000 and (c) invest primarily in Permitted Investments of the type described in clauses (i), (ii), (iii) or (iv) hereof; or (vi) any investment in any debt security or equity security so long as the amount of all such debt or equity investments shall not exceed, in the aggregate at any time, $500,000, provided that the aggregate amount of all voting securities (or debt securities convertible into voting securities) of any one Person held or purchased pursuant to this clause (vi) shall not constitute more than 20% of the outstanding shares of voting securities of such Person.

              "Permitted Uses" shall have the meaning specified in Section 6.1(h) hereof.

              "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

              "Pledge Agreement" means a Pledge Agreement, substantially in the form of Exhibit A executed and delivered pursuant to Section 6.1(w) hereof, as the same may be amended, modified or supplemented from time to time.

              "Pledgor" shall mean each Person who shall have executed and delivered a Pledge Agreement in favor of the Agent pursuant to Section 6.1(w) hereof.

              "Potential Change in Control" means one or more of the following events:

                     (a) the Borrower enters into an agreement, the consummation of which would result in the occurrence of a Change In Control; or

                     (b) the Board of Directors of the Borrower adopts a
              resolution, the effect of which would result in the occurrence of a Change in Control.

              "Potential Event of Default" means an event, condition or circumstance which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

              "Prohibited Transaction" shall have the meaning ascribed to such term in ERISA.

              "Pro Rata Share" shall mean, as of any date of determination and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Commitment and the denominator of which shall be the aggregate amount of Commitments of all Lenders, as such Commitments may be reduced or otherwise adjusted from time to time in accordance with the provisions of this Agreement; provided, however, that if all of the Commitments are terminated or reduced to zero hereunder, the Pro Rata Share shall mean, as of any date of determination and with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the sum of the aggregate amount of such Lender's Revolving Loans then outstanding plus the aggregate amount of such Lender's participation in any outstanding Standby Letter of Credit and the denominator of which shall be the sum of the aggregate amount of all Revolving Loans then outstanding plus all Standby Letters of Credit then outstanding.

              "Regulatory Change" means any applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the date hereof, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the date hereof, including any such that imposes, increases or modifies any tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon any Lender by any jurisdiction (or any political subdivision thereof) in which any Lender or any office is located.

              "Reportable Event" means any event or condition described in ERISA
       Section 4043(b), other than an event or condition with respect to which the 30-day notice requirement has been waived.

              "Required Lenders" shall mean, except as otherwise provided in
       Section 8.9(i) hereof, as of any date of determination, such Lenders whose Pro Rata Shares of the Revolving Loan Commitment, in the aggregate, are greater than fifty percent (50%); provided, however, that for so long as only two financial institutions constitute Lenders hereunder (it being understood that, solely for the purposes of determining the number of financial institutions constituting Lenders under this proviso, each financial institution, together with its Affiliates, shall constitute a single Lender), Required Lenders shall mean, except as otherwise provided in
       Section 8.9(i) hereof, as of any date of determination, such Lenders whose Pro Rata Shares of the Revolving Loan Commitment, in the aggregate, constitute one hundred percent (100%).

              "Revolving Loan(s)" shall have the meaning specified in Section 2.1(a) hereof.

              "Revolving Loan Commitment" shall mean the commitment of the Lenders to make Revolving Loans and issue (or participate in the issuance of) Standby Letters of Credit in an aggregate amount of up to $18,000,000, as such amount may be reduced or otherwise adjusted from time to time in accordance with the provisions of this Agreement, including Section 2.5 hereof.

              "Revolving Note" means any promissory note issued to a Lender by the Borrower pursuant to this Agreement, substantially in the form (appropriately completed) of Exhibit B to this Agreement, as the same may be amended, modified or supplemented from time to time, and any other promissory note issued in exchange or substitution thereof, and "Revolving Notes" means, collectively, all such promissory notes so issued.

              "SEC" means the Securities and Exchange Commission or any similar Federal agency.

              "Securities Act" means the Securities Act of 1933, as amended, and any successor Federal statute.

              "Stamp Taxes" has the meaning specified in Section 9.5 of this Agreement.

              "Standby Letter of Credit" has the meaning specified in Section 2.3(a) of this Agreement.

              "Subsidiary" shall mean any corporation, limited liability company, partnership, trust or other entity a majority of the capital stock (or equivalent ownership or controlling interest) of which at the time outstanding, having ordinary voting power for the election of directors (or equivalent controlling interest or person), is owned, directly or indirectly, by any other corporation, limited liability company, partnership, trust or other entity, and "Subsidiaries" means, collectively, all such entities.

              "Subsidiary Guarantee" means the Amended and Restated Subsidiary Guarantee, substantially in the form of Exhibit C hereto, executed and delivered by the Guarantors in favor of the Agent pursuant to Section 4.1(i)(C) hereof (or by a Guarantor after the Effective Date as required by Sections 6.2(e) and 6.2(g) hereof) as the same may be amended, modified or supplemented from time to time.

              "Subsidiary Security Agreement" shall mean each Security Agreement, substantially in the form of Exhibit D hereto, executed and delivered by a Subsidiary of the Borrower in favor of the Agent on or prior to the Effective Date or by a Subsidiary after the Effective Date as provided by Section 6.1(w) hereof, as the same may be amended, modified or supplemented from time to time.

              "Swing Line Lender" shall have the meaning specified in Section 2.4(a) hereof.

              "Swing Line Loan" shall have the meaning specified in Section 2.4(a) hereof.

              "Swing Line Note" means the promissory note issued by the Borrower to Bank of America, N.A. pursuant to this Agreement in respect of the Swing Line Loans, substantially in the form (appropriately completed) of Exhibit E to this Agreement, as the same may be amended, modified or supplemented from time to time, and any other promissory note issued in exchange or substitution therefor.

              "Swing Line Subfacility" shall have the meaning specified in
       Section 2.4(a) hereof.

              "Termination Event" means, with respect to any Benefit Plan, (i) any Reportable Event with respect to such Benefit Plan, (ii) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under ERISA Section 4041(c), (iii) the institution of proceedings to terminate such Benefit Plan under ERISA
       Section 4042 or (iv) the appointment of a trustee to administer such Benefit Plan under ERISA Section 4042.

              "Total Outstanding Amount" has the meaning specified in Section 2.1(a) of this Agreement.

              "Triggering Event" means the occurrence of any of the following events: (a) with respect to any Foreign Subsidiary of the Borrower and as determined from time to time, if such Foreign Subsidiary has annual revenues of $10,000,000 or more, (b) for any quarterly or annual period of determination, if total revenues or profits from all Foreign Subsidiaries of the Borrower comprise more than 20% of the total revenues or profits of the Borrower and its Consolidated Subsidiaries, or (c) upon an Event of Default. All determinations made with respect to the definition of Triggering Event shall be calculated in Dollars based on the applicable exchange rate quoted in The Wall Street Journal on any date of determination.

              "Uniform Commercial Code" shall mean the Uniform Commercial Code in effect in the relevant jurisdiction.

              "Unused Portion Fee" has the meaning specified in Section 3.7(a) of this Agreement.

              Section 1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied in the United States ("GAAP").

              Section 1.3 Time Period Computations. In the computation of a period of time specified in this Agreement from a specified date to a subsequent date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

              Section 1.4 Amendment and Restatement. The Borrower, the Agent and the Lenders agree that the Original Credit Agreement is amended and restated in its entirety upon the terms and conditions contained herein.

                                   ARTICLE II

                  GENERAL PROVISIONS OF REVOLVING CREDIT FACILITY

              Section 2.1 The Revolving Loans.

              (a) Revolving Loan Borrowings. Subject to the terms and conditions of this Agreement, each Lender severally and not jointly agrees to make revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, at any time and from time to time on and after the Effective Date until one Business Day prior to the Maturity Date in an amount which shall not exceed such Lender's Pro Rata Share of the Revolving Loan Commitment; provided, however, that (i) the sum of the aggregate outstanding amount of all Revolving

Loans plus the aggregate outstanding amount of all Swing Line Loans plus the aggregate amount then available to be drawn under all outstanding Standby Letters of Credit (such sum, the "Total Outstanding Amount") shall at no time exceed the Maximum Available Amount, and (ii) the aggregate outstanding amount of all Revolving Loans made by each individual Lender pursuant to this Section
2.1 plus the aggregate amount then available to be drawn under all outstanding Standby Letters of Credit made by or deemed made by such Lender pursuant to
Section 2.3 hereof shall at no time exceed such Lender's Pro Rata Share of the Maximum Available Amount. Within the limits and subject to the terms and conditions set forth in this Agreement, the Borrower may borrow pursuant to this
Section 2.1 and Section 2.2 hereof, may prepay pursuant to Section 3.6(b) hereof, and reborrow under this Section 2.1 hereof.

              (b) The Revolving Notes; Maturity. The Revolving Loans made by each Lender pursuant hereto shall be evidenced by a separate Revolving Note. Each Revolving Note shall be issued on or before the Effective Date and shall bear interest, for the period from the initial Funding Date of such Revolving Loan until such Revolving Note shall be paid in full, on the unpaid principal amount thereof at the rate specified in Section 3.1 of this Agreement. Each Lender is hereby authorized to record in the books and records of such Lender (without making any notation in such Lender's Revolving Note or any schedule thereto), among other things, the amount and Funding Date of each Revolving Loan made by such Lender, the amount and date of each payment or prepayment of any Revolving Loan and the amount and date of any LIBOR Conversion or of any LIBOR Loan converted to an ABR Loan, as the case may be. No failure to so record nor any error in so recording shall affect the obligations of the Borrower to repay the actual outstanding principal amount of the Revolving Loans, with interest thereon, as provided in this Agreement. The aggregate principal amount of the Revolving Loans shall be payable on the Maturity Date, unless sooner accelerated pursuant to the terms of this Agreement.

              Section 2.2 Revolving Loan Borrowing Procedures.

              (a) Notice of Revolving Borrowing. Whenever the Borrower desires to borrow Revolving Loans under Section 2.1 hereof, the Borrower shall deliver to the Agent irrevocable written notice (each such notice, a "Borrowing Notice") (if then due or, if not then due, the most recently delivered Borrowing Base Certificate), together with a Borrowing Base Certificate, no later than 12:00 noon (Eastern time) on the Funding Date of a Revolving Loan; provided, however, that if any Revolving Loan requested pursuant to such Borrowing Notice is to bear interest based on LIBOR, such Borrowing Notice shall be delivered no later than 12:00 noon (Eastern time) on the date (which must be a Business Day) that is three (3) LIBOR Business Days prior to the Funding Date of such Revolving Loan. The Borrowing Notice shall specify (i) that the Borrower wishes to effect one or more Revolving Loans, (ii) the aggregate principal amount of each Revolving Loan thereby requested (which shall not be less than $1,000,000 and shall be in multiples of $250,000 with respect to each such Revolving Loan), (iii) the requested Funding Date of each such Revolving Loan, which date shall be a Business Day (whether or not any Revolving Loans are to bear interest based on the ABR or LIBOR), (iv) whether any Revolving Loan requested pursuant to such Borrowing Notice shall bear interest based on LIBOR, in which case such Borrowing Notice shall specify the applicable LIBOR Period being selected by the Borrower (it being understood and agreed that no change in LIBOR with respect to any then outstanding LIBOR Loan may be effected during the LIBOR Period relating thereto) and (v) the Maximum Available Amount then in effect. Each Borrowing Notice shall be accompanied by the officer's certificate contemplated by Section 4.2(vii) hereof. In lieu of delivering the above-described Borrowing Notice, and only with the consent of the Agent in its sole discretion at such time, the Borrower may give the Agent telephonic notice of any such proposed borrowing by the time period, as applicable, required under this Section 2.2(a); provided that, in the event the Agent so consents, such notice shall be confirmed in writing by delivery to the Agent promptly (but in no event later than 12:00 noon (Eastern time) on the Funding Date of the requested Revolving Loans) of a Borrowing Notice (it being understood that any such telephonic notice shall be irrevocable and shall be conclusive and binding as against the Borrower). Notwithstanding anything contained herein to the contrary, if on any Interest Payment Date or Fee Payment Date the credit balance in the Borrower Account is insufficient to permit the debit contemplated by the second sentence of Section 3.4(a) of this Agreement, the Agent, without any notice or other authorization being required, shall (and is hereby irrevocably instructed by the Borrower to) effect Revolving Loans (which shall initially bear interest at the Applicable ABR Rate) in an amount sufficient to permit such debit to be implemented or, if the amount of such debit is greater than the aggregate of the Lender Availability of all Lenders, in the amount of the unused portion of such Lender Availability.

              (b) Making of Revolving Loans. Promptly after receipt of a Borrowing Notice under clause (a) of this Section 2.2 (or telephonic notice if the Agent so consents thereto), the Agent shall notify each Lender by telecopy or telex or other customary form of teletransmission of the requested borrowing. Each Lender shall make the amount of its Revolving Loan available to the Agent in Dollars and in immediately available funds, not later than 3:00 P.M. (Eastern time) on the Funding Date applicable to Revolving Loan(s) specified in the Borrowing Notice. After the Agent's receipt of the proceeds of such Revolving Loans from the Lenders, the Agent shall (unless it shall have learned that any of the conditions precedent set forth in Section 4.2 hereof have not been satisfied) make the proceeds of such Revolving Loans available to the Borrower on such Funding Date relating thereto and shall disburse such funds in Dollars to the Borrower in immediately available funds by crediting the Borrower Account.

              (c) Failure to Fund by Lender. Unless the Agent shall have been notified by any Lender prior to 2:00 P.M. (Eastern time) on any Funding Date in respect of Revolving Loans requested under a Borrowing Notice that such Lender does not intend to make available to the Agent such Lender's Revolving Loan on such Funding Date, the Agent may assume that such Lender has made such amount available to the Agent on such Funding Date and the Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Lender on or prior to 3:00 P.M. (Eastern time) on a Funding Date, such Lender agrees to pay and the Borrower agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Agent, at (i) in the case of such Lender, the Federal Funds Rate, and (ii) in the case of the Borrower, the Applicable ABR Rate, and no such payment by the Borrower shall prejudice any rights which the Company or the Agent may have against such Lender on account of such Lender's failure to so fund its Revolving Loan. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and the Borrower shall have paid and repaid, respectively, such corresponding amount, the Agent shall promptly pay over to the Borrower such corresponding amount in same day funds, but the Borrower shall remain obligated for all interest thereon. Nothing contained in this Section 2.2(c) shall be deemed to relieve any Lender of its obligation hereunder to make its Revolving Loan on any Funding Date.

              (d) Maximum Number of LIBOR Loans Outstanding at Anytime. No more than six (6) LIBOR Loans shall be permitted to be outstanding under this Agreement at any time. In the event that the Borrower shall request (i) a Revolving Loan on any Funding Date to bear interest based on LIBOR pursuant to this Section 2.2, (ii) any LIBOR Conversion pursuant to a LIBOR Conversion Notice under Section 3.8(a) hereof or (iii) to continue any LIBOR Loan pursuant to a successive LIBOR Conversion Notice under Section 3.8(c) hereof, the Agent and the Lenders shall have no obligation to make such Revolving Loan based on LIBOR or effect such LIBOR Conversion or continue any LIBOR Loan if, after giving effect to any such transaction, there shall be outstanding under this Agreement more than six (6) LIBOR Loans, and the Agent and the Lenders shall be irrevocably authorized without notice to the Borrower to make such Revolving Loan as an ABR Loan or continue such ABR Loan as such or convert such expiring LIBOR Loan to an ABR Loan.

              Section 2.3 Standby Letters of Credit.

              (a) Generally. Subject to and in accordance with the terms and conditions set forth herein, the Borrower may request the Issuing Lender, from time to time during the terms of this Agreement but ending 10 Business Days prior to the Maturity Date, to issue, and subject to the terms hereof the Issuing Lender shall issue, for the account of the Borrower and on behalf of itself or any Subsidiary thereof, one or more standby letters of credit (each, a "Standby Letter of Credit") pursuant to the Issuing Lender's customary letter of credit application. The aggregate outstanding amount at any time and from time to time of all Standby Letters of Credit shall not exceed $5,000,000. The Issuing Lender shall have no obligation to issue any Standby Letter of Credit if, after giving effect to the issuance thereof, the Total Outstanding Amount shall then exceed the Maximum Available Amount (it being understood that the Issuing Lender shall, upon request of the Borrower, issue a Standby Letter of Credit in an amount that would, after giving effect to the issuance thereof, not cause the Maximum Available Amount to be exceeded).

              (b) Standby Letter of Credit Fees; Maturity. The Borrower shall, among other things, pay to the Issuing Lender for the benefit of the Lenders, pro rata, a quarterly fee (the "L/C Fee"), payable in arrears on the Fee Payment Date. The L/C Fee shall be computed by multiplying the Applicable L/C Margin then in effect by the daily average of the aggregate available amount to be drawn under all Standby Letters of Credit outstanding during the Fiscal Quarter immediately preceding the Fee Payment Date (and shall be calculated on the basis of a 360 day year and the actual number of days elapsed). All Standby Letters of Credit issued by the Issuing Lender as contemplated by this Section 2.3 shall expire no later than the Maturity Date. Notwithstanding that the Issuing Lender shall have no obligation to issue any Standby Letter of Credit the expiration date of which shall extend beyond the Maturity Date, if the expiration date of any Standby Letter of Credit shall in fact extend beyond the Maturity Date, then on the last Business Day immediately preceding the Maturity Date, there shall be deemed to have been made Revolving Loans in the aggregate amount then available to be drawn under all Standby Letters of Credit the expiration date of which shall occur after the Maturity Date, the proceeds of which the Issuing Lender shall deposit in a collateral account at the Issuing Lender or an Affiliate thereof in order to collateralize such outstanding Standby Letters of Credit, which collateral account shall bear interest for the account of the Borrower based upon investment of the funds as agreed between the Issuing Lender and the Borrower.

              (c) Standby Letter of Credit Request Procedure. Whenever the Borrower desires that a Standby Letter of Credit be issued on its behalf or on behalf of any of its Subsidiaries, the Borrower shall give the Issuing Lender (with copies to be sent by the Issuing Lender to the Agent and each other Lender) at least five
(5) Business Days' prior written notice therefor, which notice shall be accompanied by a Borrowing Base Certificate (if then due or, if not then due, the most recently delivered Borrowing Base Certificate). The execution and delivery of each request for a Standby Letter of Credit shall be deemed to be a representation and warranty by the Borrower that such Standby Letter of Credit may be issued in accordance with, and will not violate the requirements of, this
Section 2.3. Unless the Issuing Lender has received notice from any Lender before it issues the respective Standby Letter of Credit that one or more of the conditions specified in Section 4.2 are not then satisfied, or that the issuance of such Standby Letter of Credit would violate this Section 2.3, then the Issuing Lender may issue the requested Standby Letter of Credit for the account of the Borrower in accordance with the terms of this Agreement and, with respect to any matters not specifically covered by this Agreement, in accordance with the Issuing Lender's usual and customary practices as in effect from time to time.

              (d) Letter of Credit Participations.

              (i) Immediately upon the issuance by the Issuing Lender of any Standby Letter of Credit, the Issuing Lender shall be deemed to have sold and transferred to each Lender (other than the Issuing Lender), and each such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Lender, without recourse or warranty, an undivided interest and participation, in proportion to such Lender's Pro Rata Share, in such Standby Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any collateral therefor. Upon any change in a Lender's Pro Rata Share of the Revolving Loan Commitment, it is hereby agreed that with respect to all outstanding Standby Letters of Credit, there shall be an automatic adjustment to the participations pursuant to this Section 2.3(d) to reflect the new Pro Rata Share of the Revolving Loan Commitment of the assigning and assignee Lenders.

              (ii) In determining whether to pay under any Standby Letter of Credit, the Issuing Lender shall have no obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Standby Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Standby Letter of Credit. Any action taken or omitted to be taken by the Issuing Lender under or in connection with any Standby Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Lender any resulting liability to any Lender.

              (iii) Upon the request of any Lender, the Issuing Lender shall furnish to such Lender copies of any Standby Letter of Credit to which the Issuing Lender is party and such other documentation relating to such Standby Letter of Credit as may reasonably be requested by such Lender.

              (iv) As between the Borrower on the one hand and the Issuing Lender and the Lenders on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of, the Standby Letters of Credit by the respective beneficiaries of such Standby Letters of Credit. Without limiting the generality of the foregoing, neither the Issuing Lender nor any other Lender shall be responsible (except in the case of its gross negligence or willful misconduct) for the following:

                     (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents submitted by any party in connection with the application for and issuance of or any drawing under such Standby Letters of Credit, even if it should in fact prove to be in any respects invalid, insufficient, inaccurate, fraudulent or forged;

                     (B) the validity or sufficiency of any instrument
              transferring or assigning or purporting to transfer or assign any such Standby Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                     (C) failure of the beneficiary of any such Standby Letter
              of Credit to comply fully with conditions required in order to draw upon such Standby Letter of Credit, other than material conditions or instructions that expressly appear in such Standby Letter of Credit;

                     (D) errors, omissions, interruptions or delays in the
              transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they are encoded;

                     (E) errors in interpretation of technical terms;

                     (F) any loss or delay in the transmission or otherwise of
              any document required in order to make a drawing under any such Standby Letter of Credit or the proceeds thereof;

                     (G) the misapplication by the beneficiary of any such
              Standby Letter of Credit of the proceeds of any drawing of any such Standby Letter of Credit; or

                     (H) any consequences arising from causes beyond the control of the Issuing Lender, including without limitation any acts of governments.

              (v) The obligations of the Lenders to make payments to the Agent for the account of the Issuing Lender with respect to Standby Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                     (A) any lack of validity or enforceability of this
              Agreement or any of the other Credit Documents;

                     (B) the existence of any claim, setoff, defense or other
              right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Standby Letter of Credit, any transferee of any Standby Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Lender, any Lender, or any other Person, whether in connection with this Agreement, any Standby Letter of Credit, the transactions contemplated herein or any unrelated transactions;

                     (C) any draft, certificate or any other document presented under the Standby Letter of Credit shall prove to be forged, fraudulent, invalid or insufficient in any respect or any statement therein shall prove to be untrue or inaccurate in any respect;

                     (D) the surrender or impairment of any security for the
              performance or observance of any of the terms of any of the Credit Documents;

                     (E) the occurrence of any Event of Default or Potential
              Event of Default; or

                     (F) the termination of this Agreement or any Commitment.

              (e) Standby Letter of Credit Drawings Constitute Revolving Loans. The Issuing Lender shall promptly notify the Agent, and the Agent shall promptly notify each Lender, in each case by telecopy or telex or other customary form of teletransmission, of any drawing under any Standby Letter of Credit (each drawing, a "Drawing"). Each Drawing shall immediately be deemed to be and for all purposes of this Agreement shall constitute a Revolving Loan hereunder in the amount of such drawing (which Revolving Loan shall, for the avoidance of doubt, bear interest initially at the Applicable ABR Rate). Each Lender shall promptly and unconditionally pay to the Agent for the account of the Issuing Lender an amount equal to such Lender's Pro Rata Share of such Drawing in same day funds. Such payment shall be made to the Agent at the Agent Lending Office. If the Agent delivers such notice to such Lender prior to 2:00 P.M. (Eastern time) on any Business Day, such Lender shall make its required payment on the same Business Day. If and to the extent such Lender shall not have made available to the Agent for the account of the Issuing Lender such Lender's Pro Rata Share of such Drawing, such Lender agrees to pay to the Agent for the account of the Issuing Lender, promptly upon demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Issuing Lender at the Federal Funds Rate plus 100 basis points. The failure of any Lender to make available to the Agent for the account of the Issuing Lender its Pro Rata Share of any Drawing shall not relieve any other Lender of its obligation hereunder to make available to the Agent for the account of the Issuing Lender its Pro Rata Share of any Drawing on the date so required; provided, however, that no Lender shall be responsible for the failure of any other Lender to make available to the Agent for the account of the Issuing Lender such other Lender's Pro Rata Share of such Drawing.

              Section 2.4 Swing Line Loan Subfacility.

              (a) Swing Line Subfacility. Subject to the terms and conditions hereof, Bank of America, N.A., in its individual capacity (as such, the "Swing Line Lender"), shall, in its sole and absolute discretion from and after the Effective Date until one Business Day prior to the Maturity Date, make swing line loans (each, a "Swing Line Loan" and, collectively, the "Swing Line Loans") to the Borrower; provided, however, that (i) the aggregate principal amount of all Swing Line Loans shall at no time exceed $5,000,000.00 (such amount, the "Swing Line Subfacility"), and (ii) the sum of the aggregate outstanding amount of all Revolving Loans (whether bearing interest at the Applicable ABR Rate or Applicable LIBOR Rate) plus the aggregate outstanding amount of all Swing Line Loans plus the aggregate amount then available to be drawn under all outstanding Standby Letters of Credit shall at no time exceed the Maximum Available Amount.

              (b) The Swing Line Note; Maturity. The Swing Line Loans made by the Swing Line Lender pursuant to this Section 2.4 shall be evidenced by a separate Swing Line Note. The Swing Line Note shall be issued on or before the Effective Date and shall bear interest for the period from the date of the initial funding of any Swing Line Loan until paid in full on the unpaid principal amount thereof. The Swing Line Lender is hereby authorized to record in its books and records (without making any notation on the Swing Line Note or any schedule thereto) the amount and date of funding of each Swing Line Loan made by it, and the amount and date of each payment or prepayment of any Swing Line Loan. No failure to so record nor any error in so recording shall affect the obligations of the Borrower to repay the actual outstanding principal amount of the Swing Line Loans, with interest thereon, as provided in this Agreement. The aggregate principal amount of the Swing Line Loans shall be payable on the Maturity Date, unless sooner accelerated pursuant to the terms of this Agreement.

              (c) Swing Line Loan Borrowing Procedure. The Swing Line Lender shall make Swing Line Loans to the Borrower upon the terms and subject to the conditions contained in the autoborrow services agreement entered into by the Borrower and the Swing Line Lender (as such agreement may be amended, modified or supplemented from time to time, the "Autoborrow Services Agreement"), and otherwise on the date (which shall be a Business Day), at the time and in the amount as provided in the Autoborrow Services Agreement. The Autoborrow Services Agreement shall specify, among other things, the minimum amount of each Swing Line Loan and the minimum and maximum period during which any Swing Line Loan may remain outstanding. The Swing Line Lender shall have no obligation to make available to the Borrower any Swing Line Loan until such time as the Borrower and the Swing Line Lender shall have executed and delivered the Autoborrow Services Agreement.

              (d) Interest on Swing Line Loans. Subject to the provisions of clause (e) of this Section 2.4, in the event that the Swing Line Lender shall make any Swing Line Loan pursuant to this Section 2.4 the aggregate principal amount of Swing Line Loans outstanding from time to time shall bear interest at a rate per annum equal to the Applicable Swing Line Rate (based on a 360 day year and the actual number of days elapsed for the period during which such Swing Line Loan shall remain outstanding). No Swing Line Loan may be converted into a LIBOR Loan.

              (e) Repayment of Swing Line Loans. Each Swing Line Loan made by the Swing Line Lender hereunder shall be due and payable upon the expiration of the period for which such Swing Line Loan shall be made in accordance with the terms of the Autoborrow Services Agreement. The Swing Line Lender may, at any time and in its sole and absolute discretion, by written notice to the Borrower and the Agent (which shall promptly deliver a copy thereof to the other Lenders), demand repayment of its Swing Line Loans then outstanding by way of the making of a Revolving Loan borrowing (a "Mandatory Borrowing"), in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing in the amount of the then outstanding Swing Line Loans which shall bear interest initially at the Applicable ABR Rate and shall be applied to refund the then outstanding Swing Line Loans; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (i) the occurrence of the Maturity Date, (ii) the occurrence of any Event of Default described in clause (g) or (h) of Section 7.1 hereof, (iii) upon acceleration of the Obligations hereunder, whether on account of an Event of Default described in clause (g) or (h) of Section 7.1 or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 7.1 hereof. Each Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of a Mandatory Borrowing, in the amount (but in proportion to each Lender's Pro Rata Share) and in the manner specified in the preceding sentence and on the same such date notwithstanding that (A) the amount of the Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (B) whether any conditions specified in Section
4.2 are then satisfied, (C) whether an Event of Default or Potential Event of Default then exists, (D) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.2 hereof,
(E) the date of such Mandatory Borrowing, or (F) any reduction in the Revolving Loan Commitment or termination of the Commitments relating thereto immediately prior to such Mandatory Borrowing or contemporaneously therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding in bankruptcy with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swing Line Lender such participations in the then outstanding Swing Line Loans as shall be necessary to cause each such Lender to share in such Swing Line Loans ratably based upon its respective Pro Rata Share of the Revolving Loan Commitment (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 7.1); provided that
(1) all interest payable on the Swing Line Loans shall be for the account of the Swing Line Lender until the date as of which the respective participation of each other Lender is purchased, and (2) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swing Line Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within 2 Business Days of the date of the Mandatory Borrowing, the Federal Funds Rate, and thereafter at a rate equal to the Applicable Swing Line Rate.

              (f) Optional Prepayment of Swing Line Loans. Subject to the provisions of this clause (f), the Borrower may, at its sole option, prepay the principal amount of the Swing Line Loans in whole or in part (and in an amount not less than the amount provided in the Autoborrow Services Agreement) at any time and from time to time, without premium or penalty. In respect of each Optional Prepayment of a Swing Line Loan proposed to be made by the Borrower, the right of the Borrower to make such Optional Prepayment is subject to the Agent's receipt from the Borrower, no later than 12:00 P.M. on the Business Day specified therein as the date on which such Optional Prepayment is to be made, of a written notice (which shall be irrevocable and a copy thereof shall be promptly delivered by the Agent to the Swing Line Lender) specifying (i) that the Borrower desires to prepay such Swing Line Loan, (ii) the principal amount of such Optional Prepayment, and (iii) the date (which shall be a Business Day) on which such Optional Prepayment will be made. Any Optional Prepayment of a Swing Line Loan, which has not been converted to a Revolving Loan, made by the Borrower as permitted hereunder shall be paid to the Agent for the account of the Swing Line Lender no later than 12:00 P.M. (Eastern Time) on the applicable prepayment date.

              Section 2.5 Mandatory Reduction of Revolving Loan Commitment; Termination of Revolving Loan Commitment. Unless otherwise agreed by the Required Lenders, the Revolving Loan Commitment shall be permanently and automatically reduced from time to time by the amount of net cash proceeds to (or for the account of) the Borrower or any Subsidiary thereof resulting from
(i) the issuance or sale by the Borrower or such Subsidiary of any of their capital stock (or equivalent) to any Person, (ii) the issuance or sale by the Borrower or such Subsidiary of any debt security or other instrument of Indebtedness to any Person, (iii) the sale of any assets of the Borrower or such Subsidiary other than assets sold in the ordinary course of business as contemplated by clause (i) of Section 6.2(i) hereof, (iv) the disposition of redundant, worn out or obsolete equipment to the extent the net cash proceeds thereof are required to reduce the Obligations as provided by clause (i)(B) of
Section 6.2(i) hereof and (v) any proceeds of insurance or indemnity under policies of insurance insuring or covering the properties, liabilities, risks or losses (whether or not contingent) of the Borrower or such Subsidiary. Any such reduction in the Revolving Loan Commitment shall reduce each Lender's Commitment, pro rata. In addition, the Borrower shall have the right to permanently terminate the Revolving Loan Commitment by giving written notice thereof to the Agent, whereupon all Outstandings, including all Loans, together with all interest accrued thereon and all other amounts owing hereunder, shall be repaid in full and all outstanding Letters of Credit shall be fully cash collateralized.

                                  ARTICLE III

                          INTEREST, FEES AND REPAYMENT

              Section 3.1 Interest on the Revolving Loans

              (a) ABR. Except as provided pursuant to clause (b) of this Section 3.1, the aggregate principal amount of the Revolving Loans outstanding from time to time shall bear interest at a rate per annum equal to the Applicable ABR Rate until the entire principal amount of the Revolving Loans shall have been repaid. Any change in the rate of interest on the Revolving Loans resulting from a change in the ABR shall be effective as of the opening of business on the day on which such change is effective.

              (b) LIBOR Rate. In the event the Borrower shall effect a LIBOR Conversion in accordance with the provisions of Section 3.8 of this Agreement or obtain a Revolving Loan that shall bear interest initially at the Applicable LIBOR Rate as provided in Section 2.2(a) hereof, the aggregate principal amount of each Revolving Loan that is the subject of such LIBOR Conversion or Borrowing Notice, as the case may be, shall bear interest at a rate per annum equal to the Applicable LIBOR Rate in respect of such Revolving Loan.

              Section 3.2 Regulatory Changes. If, after the date of this Agreement, any Regulatory Change

              (i) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make or maintain any Revolving Loan or Swing Line Loan or any Standby Letter of Credit or its Commitment, or shall change the basis of taxation of payments to such Lender of the principal of or interest on the Revolving Loans or Swing Line Loans or in respect of any other amounts due under this Agreement in respect of its obligation to make any Revolving Loan or Swing Line Loan or any Standby Letter of Credit or maintain its Commitment or maintain any Standby Letter of Credit (except for changes in the rate of tax on the overall net income of such Lender); or

              (ii) shall impose, modify or deem applicable any reserve, assessment, special deposit, capital adequacy, capital maintenance or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender or shall impose on such Lender any other condition affecting (x) the obligation of the Lender to make or maintain the Revolving Loans or Swing Line Loans or its Commitment or any Standby Letter of Credit, or (y) the Revolving Notes or the Swing Line Note;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any Revolving Loan or Swing Line Loan or any Standby Letter of Credit or maintaining its Commitment or to reduce the amount of any sum received or receivable by such Lender under, or the rate of return attributable to, this Agreement or under the Revolving Notes or the Swing Line Note or any Standby Letter of Credit, then such Lender shall give written notice to the Borrower if such Regulatory Change shall impose costs in excess of those costs, or reduce the amount of any such sum or rate of return below the amount or rate, applicable on the date of this Agreement, and the Borrower shall pay to such Lender for the account of such Lender, not later than 30 days following receipt by the Borrower of such Lender's notice, such additional amount or amounts as will compensate such Lender for such increase or reduction as reflected in a certificate of such Lender attached to such notice setting forth the basis for the amount of said increase or reduction, as the case may be. The Lender's certificate attached to such notice shall be conclusive and binding on the Borrower in the absence of manifest error.

              Section 3.3 Interest after Due Date. In the event the Borrower fails to make any payment of the principal amount of or interest on any of the Revolving Loans or Swing Line Loans or of the Unused Portion Fee, the L/C Fee or the Administrative Fee or any other amount owing hereunder, in each case when due (whether by demand, acceleration or otherwise), the Borrower shall pay to the Agent for the account of the Lenders interest on such unpaid amount, payable from time to time on demand, from the date such amount shall have become due to the date of payment thereof, accruing on a daily basis, at a per annum rate (the "Default Rate") equal to the sum of (x) the Applicable ABR Rate plus (y) two percent (2%).

              Section 3.4 Payment and Computations.

              (a) Payments. All payments required or permitted to be made to the Agent, to the Agent for the account of the Lenders, or to any Lender under this Agreement or under any Revolving Note or the Swing Line Note shall be made in Dollars (i) if to the Agent, at the Lending Office of the Agent in immediately available funds and (ii) if to any Lender, to it in immediately available funds at an account specified by such Lender in writing to the Borrower. The Borrower hereby irrevocably instructs and authorizes the Agent to effect each payment of interest on the Revolving Loans and the Swing Line Loans due on each Interest Payment Date, and of each payment of the Unused Portion Fee, the L/C Fee and the Administrative Fee due on the Fee Payment Date, by debiting the Borrower Account on such Interest Payment Date or Fee Payment Date, as the case may be, with the aggregate amount thereof, in each case, after giving effect to the crediting to the Borrower Account of the proceeds of the Revolving Loan, if any, made on such Interest Payment Date or Fee Payment Date, as the case may be, in accordance with Section 2.2(a) of this Agreement. The Agent shall provide to the Borrower an invoice showing the amount of such debit and the manner in which it was calculated.

              (b) Computations of Interest. Interest on the unpaid portion of the Revolving Loans and the Swing Line Loans, and interest accruing at the Default Rate on any amount owing hereunder, shall each be calculated for the actual number of days (including the first day but excluding the last day) elapsed and shall be computed on the basis of a year of 360 days.

              (c) Interest on Loans. Interest on the Revolving Loans and the Swing Line Loans shall be payable in arrears on each Interest Payment Date.

              (d) Application of Payments; Apportionment.

              (i) Apportionment of Payments and Prepayments. Unless a Lender shall be in default of its obligations to advance any Revolving Loan or reimburse the Agent as provided herein, all payments and prepayments of principal and interest in respect of outstanding Revolving Loans and all payments of fees (other than any fees payable pursuant to the Administrative Fee Letter) and all other payments in respect of any other Obligations (other than with respect to the Swing Line Loans) shall be allocated among (and paid over as soon as reasonably practicable after receipt thereof to) such of the Lenders as are entitled thereto in proportion to their respective Pro Rata Share. All payments and prepayments of principal and interest and other amounts in respect of the Swing Line Loans that have not been converted to Revolving Loans shall be allocated to the Swing Line Lender, and all fees payable pursuant to the Administrative Fee Letter shall be allocated only to the Agent.

              (ii) Application of Payments. Upon the occurrence and during the continuance of an Event of Default, the Agent shall, unless otherwise specified by the Required Lenders as provided in the last paragraph of this clause (ii), apply all payments (including the proceeds of any collateral obtained upon the exercise by the Agent of any remedy specified in any Credit Document) in respect of any Obligations:

                       (A) first, to pay Obligations to the Agent in respect of
              reimbursement of any costs and expenses (including reasonable attorney's fees and disbursements) in connection with the exercise of any remedies by the Agent under any Credit Document;

                       (B) second, to pay interest on and then principal of any
                 portion of the Revolving Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower;

                       (C) third, to pay Obligations in respect of any fees,
                 expense reimbursement or indemnities due to the Agent other than as provided in subclause (A) above;

                       (D) fourth, to pay Obligations in respect of any fees,
                 expense reimbursement, indemnities, increased costs or breakage then due to the Lenders, pro rata;

                       (E) fifth, to the ratable payment of overdue interest or
                 late charges, if any, then due the Lenders;

                       (F) sixth, to the ratable payment of interest due in
                 respect of the Revolving Loans and the Swing Line Loans;

                       (G) seventh, to the ratable payment or prepayment of
                 principal due in respect of the Revolving Loans and the Swing Line Loans; and

                       (H) eighth, to the ratable payment of all other -
                 Obligations;

provided, however, that no Lender that shall be in default of its obligations to fund Revolving Loans or reimburse the Agent as provided herein shall be entitled to its ratable share of payments in respect of any Obligations prior to the payment to all non-defaulting Lenders of all amounts due such Lenders as provided herein.

              The order of priority set forth in this Section 3.4(d)(ii) is set forth solely to determine the rights and priorities of the Agent and the Lenders as among themselves. The order of priority set forth in clauses (D) through (H) of this Section 3.4(d)(ii) may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrower, or any other Person. The order of priority set forth in clauses
(A) through (C) of this Section 3.4(d)(ii) may be changed only with the prior written consent of the Agent.

              Section 3.5 Payment at Maturity Date. Any outstanding principal amount of the Revolving Notes and the Swing Line Note theretofore not repaid, together with any accrued and unpaid Unused Portion Fee, Administrative Fee or L/C Fee, any accrued and unpaid interest thereon, together with any other amounts due and payable in accordance with the provisions hereof (including pursuant to Section 9.10 hereof), shall be due and payable in full on the Maturity Date (unless sooner accelerated pursuant to the terms hereof), and this Agreement shall not terminate until all Obligations shall have been paid in full.

              Section 3.6 Prepayments; Certain Early Repayments.

              (a) Mandatory Prepayment of Revolving Loans, Swing Line Loans and Standby Letters of Credit. If at any time the Total Outstanding Amount shall be greater than the Maximum Available Amount, the Borrower shall, without notice from the Lenders, prepay that portion of the Revolving Loans, Swing Line Loans and/or the Standby Letters of Credit, as the case may be, in an amount equal to such excess except that all prepayments made pursuant to this sentence shall be applied first to reduce the Swing Line Loans, second to reduce the Revolving Loans and last to cash collateralize the outstanding Standby Letters of Credit. In addition, the Borrower shall, without notice from the Lenders, prepay (in the same order of priority as specified in the immediately preceding sentence) any outstanding Revolving Loan, Swing Loan and/or Letter of Credit in an amount equal to the net cash proceeds to (or for the account of) the Borrower or any Subsidiary thereof resulting from (i) the issuance or sale by the Borrower or such Subsidiary of any of their capital stock (or equivalent) to any Person,
(ii) the issuance or sale by the Borrower or such Subsidiary of any debt security or other instrument of Indebtedness to any Person, (iii) the sale of any assets of the Borrower or such Subsidiary other than assets sold in the ordinary course of business as contemplated by clause (i) of Section 6.2(i) hereof, (iv) the disposition of redundant, worn out or obsolete equipment, if required by clause (i)(B) of Section 6.2(i) hereof and (v) any proceeds of insurance under policies of insurance or indemnity insuring or covering the properties, liabilities, risks or losses (whether or not contingent) of the Borrower or such Subsidiary.

              (b) Optional Prepayments of Revolving Loans. Subject to the terms and conditions of clause (c) below and Section 3.9 hereof, the Borrower may, at its sole option prepay the principal amount of the Revolving Loans (whether bearing interest at the Applicable ABR Rate or Applicable LIBOR Rate) in whole or in part (in an amount of $1,000,000 or more and in multiples of $250,000) at any time and from time to time, without premium or penalty.

              (c) Optional Prepayment Procedure. In respect of each Optional Prepayment of Revolving Loans (whether bearing interest at the Applicable ABR

Rate or Applicable LIBOR Rate) proposed to be made by the Borrower, the right of the Borrower to make such Optional Prepayment is subject to the Agent's receipt from the Borrower, no later than 10:00 A.M. (Eastern Time) on the Business Day specified therein as the date on which such Optional Prepayment is to be made (unless such Optional Prepayment shall relate to the prepayment of any LIBOR Loan, in which case such notice shall be given no later than 10:00 A.M. (Eastern time) at least three (3) Business Days prior to the date of prepayment), of a written notice (which shall be irrevocable) specifying (i) that the Borrower desires to prepay the Revolving Loans, (ii) the principal amount of such Optional Prepayment and the extent which any portion thereof relates the prepayment of any LIBOR Loan, and (iii) the date (which shall be a Business Day or, if such Optional Prepayment relates to a LIBOR Loan, a LIBOR Business Day) on which such Optional Prepayment will be made. Any Optional Prepayment of Revolving Loans made by the Borrower as permitted hereunder shall be paid to the Agent for the account of the Lenders no later than 12:00 P.M. (Eastern Time) on the applicable prepayment date (except that any prepayment of a LIBOR Loan shall be paid no later than 10:00 A.M. (Eastern Time) on the applicable prepayment date).

              Section 3.7 Unused Portion Fee and Administrative Fee.

              (a) Unused Portion Fee. For each Fiscal Quarter (or part thereof) during the period from the Effective Date until the Maturity Date, the Borrower shall pay to the Agent, for the account of the Lenders pro rata based upon each Lender's Pro Rata Share of the Revolving Loan Commitment, an unused portion fee (the "Unused Portion Fee") determined by subtracting the Total Outstanding Amount (computed on the basis of the daily average for such Fiscal Quarter) from the Revolving Loan Commitment Amount. The Unused Portion Fee shall be computed at a rate per annum equal to, in the event the Funded Debt to EBITDA ratio calculated pursuant to Section 6.1(e) hereof is (i) less than 1.00 to 1.00, then 0.25%, (ii) greater than or equal to 1.00 to 1.00 but less than 2.00 to 1.00, then 0.30%, and (iii) greater than or equal to 3.00 to 1.00, then 0.375%. The Unused Portion Fee shall be due and payable in arrears on the Fee Payment Date to which such Unused Portion Fee relates and on the Maturity Date, and shall be calculated on the basis of a 360 day year and the actual days elapsed. The Unused Portion Fee for any Fiscal Quarter shall be determined based on the financial statements delivered by the Borrower during the immediately preceding Fiscal Quarter; provided, however, that if such financial statements are not delivered when due, then the highest Funded Debt to EBITDA ratio shall apply.

              (b) Administrative Fee. During the term of this Agreement, the Borrower shall pay to the Agent, as compensation for the services of the Agent hereunder, a fee (the "Administrative Fee") in an amount specified in, and subject to the terms and conditions of, that certain letter agreement, dated November 20,

1998, between the Borrower and Bank of America, N.A. (as successor to NationsBank, N.A.) (as the same may from time to time be amended, modified or supplemented, the "Administrative Fee Letter"). The Administrative Fee shall be due and payable on each Fee Payment Date, as provided in the Administrative Fee Letter.

              Section 3.8 LIBOR Conversion.

              (a) Conversion. So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, the Borrower shall have the right to convert all or part of the outstanding ABR Loans to loans bearing interest at the then Applicable LIBOR Rate (such conversion, a "LIBOR Conversion"); provided, however, that the LIBOR Period to which such LIBOR Conversion shall relate will not extend beyond the Maturity Date. In order to effect a LIBOR Conversion, the Borrower shall give the Agent irrevocable written notice (such notice, a "LIBOR Conversion Notice") prior to 10:00 A.M. (Eastern time) on the date (which must be a Business Day) that is at least three (3) LIBOR Business Days prior to the first day of the LIBOR Period to which such LIBOR Conversion shall apply, stating that (i) the Borrower wishes to effect a LIBOR Conversion, (ii) the aggregate principal amount of outstanding ABR Loans which the Borrower wishes to bear interest at the Applicable LIBOR Rate (it being understood and agreed that no LIBOR Conversion shall be permitted in an amount less than $1,000,000.00 and shall be in multiples of $250,000.00), (iii) the applicable LIBOR Period being elected by the Borrower (it being understood that no change in LIBOR with respect to any then outstanding LIBOR Loan may be effected during the LIBOR Period relating thereto) and (iv) the Business Day on which the LIBOR Period is to be effective.

              (b) Notice of LIBOR to Borrower. In the event the Borrower has requested a LIBOR Conversion, the Agent shall give written notice to the Borrower and the Lenders of LIBOR as promptly as reasonably possible after such rate is determined. The Agent's determination of LIBOR shall be conclusive in the absence of manifest error.

              (c) Successive Notice of LIBOR Conversion. Subject to the provisions of clause (a) of this Section 3.8, the Borrower may, by executing a LIBOR Conversion Notice at least three LIBOR Business Days prior to the first day of the LIBOR Period to which such LIBOR Conversion Notice shall apply, execute successive LIBOR Conversions with respect to any then outstanding ABR Loan together with any then outstanding LIBOR Loans the LIBOR Period in respect of which is scheduled to expire on or before the start of the LIBOR Period specified in such LIBOR Conversion Notice. If, with respect to any LIBOR Loans, the Agent shall not have received a LIBOR Conversion Notice for the next immediately succeeding LIBOR Period which complies with the provisions of clause
(a) of this

Section 3.8, such LIBOR Loans shall, immediately upon the expiration of the then current LIBOR Period and without any notice to the Borrower, bear interest at the Applicable ABR Rate in accordance with the provisions of Section 3.1(a) of this Agreement.

              Section 3.9 Breakage, etc. In the event of the prepayment of any LIBOR Loan (whether by way of acceleration or otherwise or due to an Optional Prepayment of any LIBOR Loan pursuant to Section 3.6(b) hereof or a mandatory prepayment of any LIBOR Loan pursuant to Section 3.6(a) hereof), the Borrower shall pay to each Lender whose LIBOR Loan has been so prepaid any loss or expense which such Lender may incur or sustain directly as a result of such prepayment, including, without limitation, an amount equal to (i) an amount of interest which would have accrued on the amount so prepaid for the period beginning on the date of such prepayment and ending on the last day of the applicable LIBOR Period (such period, the "Breakage Period"), at the Applicable LIBOR Rate minus (ii) the amount of interest (as reasonably determined by each affected Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for the Breakage Period with leading banks in the London interbank market. All amounts owing to a Lender pursuant to this Section
3.9 shall be paid by the Borrower promptly upon written request therefor.

              Section 3.10 Inability to Determine Interest Rate for LIBOR Loans. In the event that the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that (a) by reason of circumstances affecting the London interbank market generally, adequate and reasonable means do not exist for ascertaining LIBOR for any LIBOR Period with respect to (i) any proposed Revolving Loan that the Borrower has requested be made as a LIBOR Loan,
(ii) any LIBOR Loans that will result from the requested conversion of all or part of any ABR Loans into LIBOR Loans, or (iii) the continuation of any LIBOR Loan as such for an additional LIBOR Period, (b) LIBOR determined or to be determined for any LIBOR Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their affected LIBOR Loans during such LIBOR Period by reason of circumstances affecting the London interbank market generally or (c) dollar deposits in the relevant amount and for the relevant period with respect to any such LIBOR Loan are not available to the Agent in the London interbank market, then the Agent shall, prior to the requested Funding Date or the conversion date or the last day of the then applicable LIBOR Period, as the case may be, notify the Borrower (by telephone or otherwise, confirmed in writing), with a copy to the Lenders, of such determination. If the Agent shall have given such notice, then (x) any requested LIBOR Loans shall be made as ABR Loans, (y) any ABR Loans that were to have been converted to LIBOR Loans shall be continued as ABR Loans, and (z) any outstanding LIBOR Loans shall be converted, on the last day of the then current LIBOR Period applicable thereto, into ABR Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made and no ABR Loans shall be converted to LIBOR Loans.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

              Section 4.1 Conditions Precedent to Effective Date. This Agreement, and the Revolving Loan Commitment of the Lenders hereunder, shall become effective at a closing at the offices of Crowell & Moring LLP, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004, only on the Business Day (the "Effective Date") on which all of the following conditions precedent shall have been fulfilled to the satisfaction of the Lenders; provided, however, that in the event the Effective Date shall have not occurred on or prior to July 31, 2000, the Lenders shall have no further obligations hereunder:

              (i) Delivery of Certain Documents, Instruments, etc. The Agent, on behalf of the Lenders, shall have received from the Borrower the following instruments, agreements, certificates and payments, as the case may be, on or prior to the Effective Date:

                     (A) Revolving Notes. A Revolving Note, dated on or prior to the Effective Date, payable to the order of each Lender in the amount of such Lender's Pro Rata Share of the Revolving Loan Commitment and duly executed by the Borrower;

                     (B) Validity of Existing Security Agreements. The Borrower
              Security Agreement and the separate Subsidiary Security Agreements executed in favor of the Agent by, respectively, the Borrower, Hagler Bailly Services, Inc., HB Capital, Inc., Private Label Energy Services, Inc., PHB Hagler Bailly, Inc., GKMG, Inc. and GKMG Consulting Services, Inc. shall be in full force and effect and all uniform commercial code financing statements filed in connection therewith naming the Borrower or such Subsidiary, as the case may be, as Debtor and the Agent as secured party shall remain valid and effective and shall not have lapsed, and each such Subsidiary shall have delivered to the Agent a certificate, dated the Effective Date, certifying that the collateral pledged thereunder by the Borrower and such Subsidiary, as the case may be, shall serve as collateral for the obligations of the Credit Parties under the Credit Documents;

                     (C) Amended and Restated Subsidiary Guarantee. The
              Subsidiary Guarantee, dated on or prior to the Effective Date, duly executed in favor of the Agent by each of Hagler Bailly Services, Inc., HB Capital, Inc., Private Label Energy Services, Inc., PHB Hagler Bailly, Inc., GKMG, Inc., GKMG Consulting Services, Inc. and Hagler Bailly Risk Advisors, Inc.;

                     (D) Swing Line Note. A Swing Line Note, dated on or prior
              to the Effective Date, payable to the order of Bank of America, N.A., in the amount of $5,000,000.00 and duly executed by the Borrower;

                     (E) Subsidiary Security Agreement. A Subsidiary Security
              Agreement, dated on or prior to the Effective Date, duly executed in favor of the Agent by Hagler Bailly Risk Advisors, Inc.;

                     (F) Financing Statements. All uniform commercial code
              financing statements shall have been filed, and all other actions (including, without limitation, the filing of notices of assignment with the United States government, as required by the Lenders) shall have been taken, as shall be necessary or advisable to effect the perfection of the Agent's security interest in the collateral pledged or assigned under the Subsidiary Security Agreement executed by Hagler Bailly Risk Advisors, Inc.;

                     (G) Legal Opinions. The Agent shall have received (i) an
              opinion of Hogan & Hartson, L.L.P., special counsel to the Credit Parties, dated the Effective Date and addressed to the Agent and the Lenders, covering such matters incident to the transactions contemplated by the Credit Documents as the Lenders shall reasonably request and in form and substance satisfactory to the Lenders and their counsel, and (ii) an opinion of Stephen V.R. Whitman, Esq., General Counsel of the Borrower, dated the Effective Date, addressed to the Agent and the Lenders, covering such matters incident to the transactions contemplated by the Credit Documents as the Lenders shall reasonably request and in form and substance satisfactory to the Lenders and their counsel. Each such opinion will permit the reliance thereon by any financial institution that becomes a party to the Credit Documents following the execution thereof by way of assignment;

                     (H) Resolutions. A certified copy of the resolutions of the
              Board of Directors of each Credit Party authorizing the execution and delivery of the Credit Documents to which it is a party;

                     (I) Charter Documents. A copy of the charter documents and by-laws of each Credit Party, together with all amendments thereto, certified by the Secretary of such Credit Party as being true, complete and correct and in effect as of the Effective Date, or a certificate of the Secretary of such Credit Party to the effect that copies of such charter documents and by-laws previously delivered to the Lenders remain true, correct and complete;

                     (J) Incumbency Certificate. An incumbency certificate of
              the Secretary, an Assistant Secretary or an Assistant Treasurer of each Credit Party certifying the names and true signatures of each officer of such Credit Party authorized to execute the Credit Documents to which such Credit Party is a party;

                     (K) Compliance Certificate. A certificate of an Authorized
              Officer of the Borrower, dated the Effective Date, certifying that the matters contained in clauses (iii), (iv) and (v) of Section
              4.2 hereof are true and correct; and

                     (L) Insurance. A certificate of an Authorized Officer of
              the Borrower, dated the Effective Date, certifying, in form and substance reasonably satisfactory to the Lenders, the Borrower's compliance with Section 6.1(m) hereof, having attached to such certificate a summary in reasonable detail of the Borrower's and its Subsidiaries' insurance coverage. The Borrower shall deliver an insurance report, in form and substance reasonably acceptable to the Lenders, of an independent insurance broker as to due compliance as of the Effective Date with Section 6.1(m) hereof.

              (ii) Financial Disclosure. The Borrower shall have disclosed to the Lenders promptly from time to time any material developments or changes in the Borrower and its Subsidiaries', taken as a whole, business, assets, results of operations, condition (financial or otherwise) or prospects, including without limitation amendments to their charter documents or the Borrower's Form 10-K or 10-Q and the exhibits thereto, and any material amendments, changes or terminations of any material contracts or the award of or loss of any material bid or proposal. Any such material developments, changes or amendments shall not have affected adversely the assumptions contained in the credit analysis of the Borrower performed by the Lenders prior to the execution of this Agreement or resulted in a material adverse change since December 31, 1999 in the business, assets, results of operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole;

              (iii) Financial Statements. The Borrower shall have delivered to the Lenders (A) the Borrower's Form 10-K for the Fiscal Year ended December 31, 1999 and Form 10-Q for the Fiscal Quarters ended March 31, 2000, and (B) such other unaudited consolidated financial statements of the Borrower and its Subsidiaries as any Lender shall reasonably request, together with, in each case, an officer's certificate, dated the Effective Date, from each of the Borrower's Chief Financial Officer and Treasurer, stating that, to their personal knowledge after having performed such due diligence as would customarily be performed by a corporate officer in their position but no additional due diligence, the Borrower's Form 10-K and Form 10-Qs and unaudited consolidated financial statements, if any, attached thereto as of the Effective Date do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

              (iv) Legal Matters. All legal matters incident to this Agreement shall be satisfactory to counsel for the Lenders, and the Borrower shall have reimbursed the Lenders for their fees and expenses and the fees and expenses of the Lenders' counsel in connection with the preparation or review, as the case may be, of the Credit Documents and all matters incident thereto (it being understood that such statement may not reflect the final statement of fees and expenses incurred by the Lenders' counsel in connection with such preparation or review);

              (v) Schedules. All schedules delivered hereunder by the Borrower - shall be in form and substance satisfactory to the Lenders;

              (vi) Due Diligence. The Lenders shall have completed their due diligence review of the Borrower and its Subsidiaries, including their business, assets, results of operations, condition (financial or otherwise), prospects, liabilities (both actual and contingent, including environmental liabilities), management and affairs, and the results thereof shall have been satisfactory to the Lenders in their sole discretion;

              (vii) Fee. Bank of America, N.A. shall have received from the Borrower, by wire transfer of immediately available funds to an account designated by Bank of America, N.A., a fee payable by the Borrower in the amount of $57,500.00;

              (viii) Miscellaneous. The Lenders shall have received such other documents, instruments, certificates, opinions, agreements and information as the Lenders or their counsel shall reasonably request in their discretion in connection with the consummation of the transactions contemplated by this

       Agreement (including, without limitation, current consolidated and consolidating financial statements of the Borrower and its Subsidiaries, a report describing the aggregate amount and current age status of accounts receivable and payable of the Borrower and its Subsidiaries, a report describing the current status of goods or services on backlog with the Borrower or any Subsidiary thereof and a report describing the status of pending or threatened litigation).

              Section 4.2 Further Conditions Precedent to Revolving Loans and Standby Letters of Credit. The obligation of the Agent, on behalf of the Lenders, to make any Revolving Loan, the obligation of the Swing Line Lender to make any Swing Line Loan, and the obligation of the Issuing Lender to issue any Standby Letter of Credit shall be subject to the fulfillment to the satisfaction of the Lenders, in the case of Revolving Loans and Standby Letters of Credit, and the Swing Line Lender, in the case of Swing Line Loans, of the further conditions precedent that, on the Funding Date for such Revolving Loan or Swing Line Loan or the issuance date for such Standby Letter of Credit, as the case may be:

              (i) Notice; Borrowing Base Certificate. In the case of any Revolving Loan or Standby Letter of Credit, the Agent shall have received a Borrowing Notice (except as otherwise provided in the last sentence of Section 2.2(a) of this Agreement) in accordance with Section 2.2(a) or the Issuing Lender shall have received a request for a Standby Letter of Credit in accordance with Section 2.3(c), as the case may be, in each case executed by an Authorized Officer of the Borrower (or other officer of the Borrower designated by such Authorized Officer as having authority to execute such notice) and having attached thereto the Borrowing Base Certificate then in effect;

              (ii) Payment of Obligations. The prospect of payment of all obligations and liabilities outstanding or to become outstanding under this Agreement is not impaired due to acts or events materially bearing upon the financial condition of the Borrower, as determined by the Required Lenders in their sole discretion;

              (iii) No Material Adverse Change. Since the date of the most recent financial statements or projections provided to the Lenders, there shall have been no material adverse change in the Borrower's and the Guarantors' (taken as a whole) financial condition or in the Borrower's and the Guarantors' (taken as a whole) assets or prospects, in each case as determined by the Required Lenders in their sole discretion;

              (iv) Representations and Warranties. The representations and warranties of each Credit Party in the Credit Documents are true and correct as of such Funding Date (or, in the case of Standby Letters of Credit, the date of issuance thereof) as though made on and as of such Funding Date (or, in the case of Standby Letters of Credit, the date of issuance thereof), except to the extent such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date (and, if any such representation and warranty shall not be true and correct, the Borrower shall describe in writing to the Agent the nature of such misrepresentation and warranty);

              (v) No Event of Default. No event has occurred and is continuing, or would result from such Revolving Loan or Swing Line Loan after giving effect to the application of the proceeds therefrom or from the issuance of such Standby Letter of Credit if the beneficiary thereof were to fully draw upon such Standby Letter of Credit on the date of issuance, which constitutes an Event of Default or would constitute a Potential Event of Default;

              (vi) Maximum Available Amount. After giving effect to the making of such Revolving Loan or Swing Line Loan on the Funding Date thereof or the issuance of such Standby Letter of Credit on the issuance date thereof, the Total Outstanding Amount shall not exceed the Maximum Available Amount; and

              (vii) Officer's Certificate. In the case of any Revolving Loan or Standby Letter of Credit, the Agent shall have received a certificate, addressed to the Lenders, of an Authorized Officer of the Borrower, dated the date of the Borrowing Notice, certifying that the matters contained in clauses (iii), (iv), (v) and (vi) of this Section 4.2 are true and correct.

                                   ARTICLE V

                          REPRESENTATIONS AND WARRANTIES

              In order to induce the Lenders and the Agent to enter into this Agreement and make the Revolving Loans and Swing Line Loans contemplated by the terms hereof, the Borrower represents and warrants with respect to itself and its Subsidiaries, as the context shall require, as of the date hereof and as of the Effective Date that:

              Section 5.1 Existence, Power and Authority. The Borrower and each Subsidiary thereof is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate or company power and authority to carry on its business as currently conducted and to own or hold under lease its property; the

Borrower and each Subsidiary thereof is duly qualified to do business as a foreign corporation or other entity in good standing in each other jurisdiction in which the conduct of its business or the maintenance of its property requires it to be so qualified and where the failure to be so qualified would have a material adverse effect on the financial condition, business or operation of the Borrower or such Subsidiary; and, the Borrower and the other Credit Parties have full power and authority (corporate or otherwise) to execute and deliver the Credit Documents to which they are a party and to carry out the transactions contemplated thereby.

              Section 5.2 Authorization; Enforceable Obligations. Each Credit Document to which the Borrower and the other Credit Parties are a party has been duly authorized, executed and delivered (or will, on the Effective Date, be duly authorized, executed and delivered) by the Borrower and such other Credit Parties and constitutes the legal, valid and binding obligation of the Borrower and such other Credit Parties, enforceable against the Borrower and such other Credit Parties in accordance with its terms (except as such enforceability may be limited by general principles of the law of equity or by any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws and laws affecting creditors' rights generally).

              Section 5.3 No Legal Bar. The execution, delivery and performance by the Borrower and the other Credit Parties of the Credit Documents to which they are a party (i) do not or will not violate the certificate of incorporation (including any preferred stock designations or provisions incorporated therein or attached thereto), by-laws or other charter or formation document of the Borrower or such other Credit Parties, (ii) do not or will not violate or conflict with any law, governmental rule or regulation or any judgment, writ, order, injunction, award or decree of any court, arbitrator, administrative agency or other governmental authority applicable to the Borrower or such other Credit Parties, or any indenture, mortgage, contract, agreement or other undertaking or instrument to which the Borrower or such other Credit Parties is a party or by which their respective property may be bound and (iii) do not and will not result in the creation or imposition of any lien, mortgage, security interest or other encumbrance on any of its property pursuant to the provisions of any such indenture, mortgage, contract, agreement or other undertaking or instrument other than pursuant to the Credit Documents.

              Section 5.4 Consents. The execution, delivery and performance by the Borrower and the other Credit Parties of the Credit Documents to which they are a party do not require any consent, which has not been obtained, of any other Person (including, without limitation, stockholders of the Borrower or such other Credit Parties) or any consent, license, permit, authorization or other approval of, any giving of notice to, exemption by, any registration, declaration or filing with, or any taking of any other action in respect of, any court, arbitrator, administrative agency or other governmental authority.

              Section 5.5 Litigation. Except as set forth on Schedule 5.5 hereto, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other governmental authority pending or, to the knowledge of the Borrower or the Subsidiaries, threatened (i) which involves any of the transactions contemplated by this Agreement or any other Credit Document or (ii) against or affecting the Borrower or any Subsidiary thereof which, if adversely determined against the Borrower or such Subsidiary, would result in a judgment of $400,000 or more or, if such action, suit, investigation or proceeding does not seek money damages, could in the reasonable judgment of the Borrower materially adversely affect the financial condition, business or operation of the Borrower or such Subsidiary.

              Section 5.6 No Default. Except as set forth on Schedule 5.6 hereto, neither the Borrower nor any Subsidiary thereof is in default under any order, writ, injunction, award or decree of any court, arbitrator, administrative agency or other governmental authority binding upon it or its property, or any indenture, mortgage, or other undertaking or instrument of indebtedness or any material contract, agreement or other arrangement, to which it is a party or by which its property may be bound, and nothing has occurred which would materially adversely affect the ability of any of them to carry on their respective business or perform their respective obligations under any such order, writ, injunction, award or decree or any such indenture, mortgage, or other undertaking or instrument of indebtedness or any material contract, agreement or other arrangement.

              Section 5.7 Financial Condition. The financial statements of the Borrower (including the Borrower's Form 10-K and Form 10-Q) and its Subsidiaries, copies of which have been furnished to the Lenders, were prepared in accordance with GAAP and are complete and correct and fairly and accurately present the financial condition of the Borrower and its Subsidiaries (taken as a whole) as of their dates and the results of their operations for the periods then ended. There has been no material adverse change in the financial condition of the Borrower and its Subsidiaries (taken as a whole) or the results of their operations since the date of such financial statements.

              Section 5.8 Use of Proceeds. None of the proceeds of any Revolving Loan have been or will be used to purchase or carry, or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve system) or to extend credit to others for the purchasing or carrying of any margin stock.

Neither the Borrower nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

              Section 5.9 Borrower Not an Investment Company. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

              Section 5.10 Taxes. The Borrower and its Subsidiaries have filed or caused to be filed all tax returns which are required to be filed by them and have paid or caused to be paid all taxes which have been shown to be due and payable by such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) tax assessments received by the Borrower or any Subsidiary thereof to the extent that such taxes have become due and payable.

              Section 5.11 Environmental Matters. The Borrower and its Subsidiaries conduct their respective operations in compliance with all applicable laws and regulations concerning the discharge of substances into the environment and other environmental control matters, except to the extent that non-compliance would not have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Borrower and the Guarantors (taken as a whole). Neither the Borrower nor any Subsidiary thereof has any liability, contingent or otherwise, under any law, ordinance or regulation relating to the storage, transport, disposal or release of "oil", "petroleum products", "hazardous substance", "hazardous waste", "hazardous material", "hazardous chemical substance", "refuse" or any other term of similar import (as such terms are defined in any such law, ordinance or regulation) (collectively, "Hazardous Substances"), except to the extent that any such liability would not have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Borrower and the Guarantors (taken as a whole).

              Section 5.12 Subsidiaries. Set forth on Schedule 5.12 hereof is a complete and correct list of all Subsidiaries of the Borrower as of the date hereof together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each Person and percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed on Schedule 5.12 hereof, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than (A) any Liens created pursuant to the Credit Documents and (B) Liens for taxes and assessments not yet due), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it on
Schedule 5.12 hereof, (y) all of the issued and outstanding shares of capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable, and (z) there are no outstanding Equity Rights with respect to such Person except for such Equity Rights as are set forth on Schedule 5.12 hereof. As of the date hereof, (i) no Foreign Subsidiary of the Borrower has annual revenues of $10,000,000.00 or more, and
(ii) the total revenues or profits of all Foreign Subsidiaries of the Borrower for any quarterly or annual period ended prior to the date hereof have not comprised more than 20% of the total revenues or profits of the Borrower and its Consolidated Subsidiaries. As of the Effective Date, no Domestic Subsidiary of the Borrower constitutes a Material Domestic Subsidiary other than those Subsidiaries of the Borrower listed on Schedule 5.12 and specifically identified as Material Domestic Subsidiaries.

              Section 5.13 Computer Systems. All computer applications and systems owned or operated by the Borrower or any of its Subsidiaries perform, operate and function in a manner sufficient to enable the Borrower and its Subsidiaries to operate their businesses (i) without material delay or malfunction or (ii) in a manner that would not result in a material adverse upon the effect financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

              Section 5.14 Ownership of Property; Liens. Neither the Borrower nor any of its Subsidiaries owns any real property, except as set forth on
Schedule 5.14 hereof. The Borrower and each of its Subsidiaries has valid leasehold interests in all its respective material real property purported to be leased by it, and has good title to all its respective material other property purported to be owned by it, and none of such property is subject to any Lien, except as permitted by Section 6.2(a) hereof, and all of such property taken as a whole is sufficient in all material respects for the Borrower and its Subsidiaries to conduct their respective business as it has been and is presently being conducted by them.

              Section 5.15 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary thereof is a "holding company", or an affiliate of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE VI

                                    COVENANTS

              Section 6.1 Affirmative Covenants. The Borrower covenants and agrees for itself and its Subsidiaries (in which case the Borrower shall cause such Subsidiaries to take or refrain from taking the actions described below) that, so long as this Agreement shall remain in effect or any Obligation shall remain unpaid:

              (a) Audited Annual Financials. The Borrower shall deliver to the Agent and each Lender, as soon as available but within 120 days of the end of each fiscal year of the Borrower ending December 31 (each such year, a "Fiscal Year"), a full and complete set of the annual audited consolidated financial statements (including statements of financial condition, income, cash flows and changes in shareholders' equity), together with all notes thereto, of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP and certified by an independent accounting firm of national recognition reasonably acceptable to the Required Lenders (which certificate shall be accompanied by an unqualified opinion of such accounting firm of such statements). The audited financial statement required to be delivered under this clause (a) shall be accompanied by a certificate of any Authorized Officer of the Borrower to the effect that the Borrower and the other Credit Parties are in compliance with all covenants contained in this Agreement (including the financial ratios contained in this Section 6.1) and the other Credit Documents and that no Event of Default or Potential Event of Default has occurred and is continuing hereunder.

              (b) Quarterly and Monthly Financial Statements and Reports.

                     (i) Quarterly Financial Statements. The Borrower shall deliver to the Agent and each Lender, as soon as available but within 45 days following the end of each of the Borrower's Fiscal Quarters, internally prepared consolidated and consolidating financial statements of the Borrower and its Consolidated Subsidiaries (including a balance sheet, income statement and statement of cash flows), together with a statement computing

                            (A) the ratio of Funded Debt to EBITDA pursuant to
              Section 6.1(e) hereof,

                            (B) demonstrating that the Borrower and its
              Consolidated Subsidiaries shall have maintained the required amount of EBITDA pursuant to Section 6.1(f) hereof and

                            (C) computing the Fixed Charge Coverage Ratio
              pursuant to Section 6.1(g) hereof, in each case as of the end of such Fiscal Quarter.

                            The financial statements and reports required to be
              delivered under this clause (b) (i) shall be accompanied by a certificate of an Authorized Officer of the Borrower to the effect that the information contained therein is true and accurate as of the date of such certificate, that the Borrower and the other Credit Parties are in compliance with all covenants contained in this Agreement (including the financial ratios contained in this Section 6.1) and the other Credit Documents and that no Event of Default or Potential Event of Default has occurred and is continuing hereunder.

                     (ii) Monthly Borrowing Base Certificate; Receivables and Payables Report, etc. The Borrower shall deliver to the Agent and each Lender, as soon as available but within 20 days following the end of each of month, a borrowing base certificate, substantially in the form of Exhibit F hereto (the "Borrowing Base Certificate"), together with (A) a report detailing the aggregate amount and current age status of accounts receivable and payable, together with a report detailing all unbilled receivables (which shall specify, among other things, the contract to which the unbilled receivable relates and the date on which such unbilled receivable is expected to be billed), of the Borrower and any of its Consolidated Subsidiaries, in each case in a form reasonably acceptable to the Agent, and (B) the Federal Contract (as defined in the Borrower Security Agreement and each Subsidiary Agreement) list as provided pursuant to Section 4.21 of the Borrower Security Agreement and each Subsidiary Security Agreement (notwithstanding any requirement thereunder to deliver list less frequently than monthly), together with such other backlog information, in form reasonably acceptable to the Agent, relating to the Borrower and its Consolidated Subsidiaries as the Agent shall reasonably request. The financial statements and reports required to be delivered under this clause (b)(ii) shall be accompanied by a certificate of an Authorized Officer of the Borrower to the effect that the information contained therein is true and accurate as of the date of such certificate.

              (c) Exchange Act and Securities Act Filings. The Borrower shall deliver to each Lender and the Agent, within 5 days following the filing with the SEC, copies of all filings by it or any of its Subsidiaries under the Exchange Act (including reports on Forms 10-Q, 10-K and 8-K) and registration statements filed with the SEC under either the Securities Act or the Exchange Act. The Borrower shall deliver to each Lender and the Agent copies of all of the Borrower's annual reports and proxy statements and, at the request of such Lender, any other shareholder communication.

              (d) Tax Forms. From time to time, the Borrower shall cause each of its Foreign Subsidiaries to cooperate with each Lender and shall execute and deliver to such Lender in a timely manner such forms (including Internal Revenue Service Forms) and certificates as such Lender shall reasonably request, in each case for the purpose of confirming that such Lender is capable, under the provisions of any applicable tax treaty concluded with the United States of America or any other applicable law, of receiving payments of interest hereunder without deduction or withholding of any tax. In the event that any such tax shall be required to be withheld or deducted, the Borrower shall pay to such Lender an amount that would fully indemnify such Lender for such withheld or deducted amount.

              (e) Funded Debt to EBITDA Ratio. The Borrower and its Consolidated Subsidiaries, taken as a whole, shall maintain, for (and at all times during) each Fiscal Quarter beginning with the Fiscal Quarter ended March 31, 2000 (the "Initial Fiscal Quarter"), a ratio of Funded Debt to EBITDA of not greater than
3.00 to 1.00. The ratio contemplated by this clause (e) shall be computed on the basis of a rolling four quarter period and shall include the results of operations for the Fiscal Quarter for which such ratio shall be determined plus the immediately preceding three Fiscal Quarters; provided, however, that to the extent that any Acquisition Party acquired in accordance with Section 6.2(e) hereof shall not constitute a Subsidiary for a period falling within such rolling four quarters at the time of the determination of this ratio, then EBITDA for the purposes of this ratio shall include, for such rolling four quarter period as it relates to such Acquisition Party, (i) the pro forma EBITDA of such Acquisition Party for that portion of the rolling four quarter period during which such Acquisition Party was not a Subsidiary of the Borrower, and
(ii) the actual EBITDA of such Acquisition Party for that portion of the rolling four quarter period during which such Acquisition Party constitutes a Subsidiary of the Borrower. For the purposes of illustration of the proviso to the preceding sentence, if an Acquisition Party is acquired on March 31, 2001 and the ratio contemplated by this clause (e) shall be determined for the period ending June 30, 2001, then such Acquisition Party's pro forma EBITDA as it existed prior to the acquisition for the quarters ending September 30, 2000, December 31, 2000 and March 31, 2001, together with such Acquisition Party's actual EBITDA as a Subsidiary of the Borrower for the quarter ending June 30, 2001, shall be taken into account for the purposes of calculating this ratio. Notwithstanding anything contained in this Section 6.1(e) to the contrary, the Funded Debt to EBITDA ratio for the Fiscal Quarters ending June 30 and September 30, 2000 shall be determined by (i) in the case of the Funded Debt to EBITDA ratio for the Fiscal Quarter ending June 30, 2000, annualizing the Borrower's and its Consolidated Subsidiaries' results of operations from the period beginning on January 1, 2000 and ending on June 30, 2000, and (ii) in the case of the Funded Debt to EBITDA ratio for the Fiscal Quarter ending September 30, 2000, annualizing the Borrower's and its Consolidated Subsidiaries' results of operations from the period beginning on January 1, 2000 and ending on September 30, 2000.

              (f) Minimum EBITDA. The Borrower and its Consolidated Subsidiaries, taken as a whole, shall for each Fiscal Quarter have EBITDA during such Fiscal Quarter of not less than $2,500,000.00.

              (g) Fixed Charge Coverage Ratio. The Borrower and its Consolidated Subsidiaries, taken as a whole, shall at all times maintain, for (and at all times during) each Fiscal Quarter (i) beginning with the Initial Fiscal Quarter and through and including the Fiscal Quarter ending September 30, 2000, a ratio of Consolidated Cash Flow to Consolidated Fixed Charges of not less than 1.25 to
1.00 and (ii) for each Fiscal Quarter ending after September 30, 2000, a ratio of Consolidated Cash Flow to Consolidated Fixed Charges of not less than 1.50 to
1.00. The ratio contemplated by this clause (g) shall be computed on the basis of a rolling four quarter period and shall include the results of operations for the Fiscal Quarter for which such ratio shall be determined plus the immediately preceding three Fiscal Quarters; provided, however, that to the extent that any Acquisition Party acquired in accordance with Section 6.2(e) hereof shall not constitute a Subsidiary for a period falling within such rolling four quarters at the time of the determination of this ratio, then Consolidated Cash Flow for the purposes of this ratio shall include, for such rolling four quarter period as it relates to such Acquisition Party, (i) the pro forma Cash Flow of such Acquisition Party for that portion of the rolling four quarter period during which such Acquisition Party was not a Subsidiary of the Borrower, and (ii) the actual Cash Flow of such Acquisition Party for that portion of the rolling four quarter period during which such Acquisition Party constitutes a Subsidiary of the Borrower. For the purposes of illustration of the proviso to the preceding sentence, if an Acquisition Party is acquired on March 31, 2001 and the ratio contemplated by this clause (g) shall be determined for the period ending June 30, 2001, then such Acquisition Party's pro forma Cash Flow as it existed prior to the acquisition for the quarters ending September 30, 2000, December 31, 2000 and March 31, 2001, together with such Acquisition Party's actual Cash Flow as a Subsidiary of the Borrower for the quarter ending June 30, 2001, shall be taken into account for the purposes of calculating this ratio. Notwithstanding anything contained in this Section 6.1(g) to the contrary, the Fixed Charge Coverage Ratio for the Fiscal Quarters ending June 30 and September 30, 2000 shall be determined by (i) in the case of the Fixed Charge Coverage Ratio for the Fiscal Quarter ending June 30, 2000, annualizing the Borrower's and its Consolidated Subsidiaries' results of operations from the period beginning on January 1, 2000 and ending on June 30, 2000, and (ii) in the case of the Fixed Charge Coverage Ratio for the Fiscal Quarter ending September 30, 2000, annualizing the Borrower's and its Consolidated Subsidiaries' results of operations from the period beginning on January 1, 2000 and ending on September 30, 2000.

              (h) Proceeds. The Borrower shall use the proceeds of the Revolving Loans, the Swing Line Loans and the Standby Letters of Credit for general corporate purposes, including financing the general working capital requirements of the Borrower (the "Permitted Uses") and for no other purpose.

              (i) Payment of Debts and Taxes. The Borrower and its Subsidiaries shall pay all debts, liabilities, taxes, assessments and other governmental charges when due in the ordinary course; provided, however, that no such debt, liability, tax, assessment or other governmental charge need be paid if such is being contested in good faith by appropriate legal proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

              (j) Conduct of Business. The Borrower and its Subsidiaries shall continue to engage in business of the same general type as now conducted by the Borrower or such Subsidiary. The Borrower and its Subsidiaries will conduct and manage their respective business and affairs in the ordinary course, and shall take all steps necessary and reasonable for the purpose of preserving the value of their respective business and assets.

              (k) Preservation of Corporate Existence. Except as otherwise permitted pursuant to Section 6.2(e) hereof, the Borrower and its Subsidiaries shall at all times preserve and keep in full force and effect their respective corporate existence and their respective rights, privileges, licenses and franchises which are necessary in the normal conduct of their business.

              (l) Books and Records. The Borrower and its Subsidiaries shall at all times keep and maintain complete and accurate books, accounts and records of its operations and affairs in accordance with customary and sound business practices, and shall permit each Lender and the Agent and their respective officers, employees, agents and representatives to, from time to time upon reasonable notice and during normal business hours, have access to its place of business, examine such books, accounts and records and make copies thereof (at such Lender's and the Agent's expense unless an Event of Default has occurred and is continuing) and discuss the affairs and finances of the Borrower or its Subsidiaries with any of their respective officers or directors. Without limiting the generality of the foregoing, the Agent and its representatives and advisors shall have the right to perform, at the cost and expense of the Borrower, an annual examination and audit of the books, records, processes and systems of, and all collateral security pledged under any Credit Document by, the Borrower and its Subsidiaries; provided, however, that in the event any "Event of Default" shall have occurred and be continuing, the Lenders and the Agent and their respective representatives and advisors shall be permitted to conduct more than one such examination and audit during any annual period, as requested by the Lenders, and the costs and expenses of such additional examinations and audits shall be for the account of the Borrower.

              (m) Insurance. The Borrower and its Subsidiaries shall carry or cause to be carried in full force and effect, with financially sound and reputable insurance companies and in amounts reasonably satisfactory to the Bank, policies of insurance on all their property and general liability insurance in such amounts and covering such risks as is consistent with sound business practice for companies similarly situated and in the same or similar businesses. Any insurance may be subject to deductibility or similar clauses which, in effect, result in self-insurance of certain losses, provided that such self-insurance under the insurance referred to above is in accord with the general practices of companies similarly situated and adequate insurance reserves are maintained in connection with such self-insurance. Any policies of insurance carried in accordance with this Section 6.1(m) and any policies taken out in substitution or replacement for any such policies shall (i) in the case of insurance against loss or damage to property of the Borrower or its Subsidiaries, name the Agent as loss payee (the "Loss Payee"), (ii) in the case of public liability insurance, name the Agent as additional insured (the "Additional Insured"),
(iii) provide that in the case of any policies that contain any condition, warranty or declaration (other than the failure to pay premiums) which, if breached or violated prior to a loss, would void the insurance or allow the underwriters to avoid liability under the policy, the insurance under such policies shall not be invalidated, in respect to the respective interests of the Loss Payee and the Additional Insured in such insurance, by any action or inaction of the Borrower or its Subsidiaries, and shall insure the Loss Payee's and the Additional Insured's interests, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Borrower or any of its Subsidiaries, (iv) provide that, if such insurance is cancelled for any reason whatsoever, or any substantial change is made in the policy which affects the coverage certified to the Agent, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Loss Payee and the Additional Insured for 30 days after receipt by the Agent of written notice from such insurer of such cancellation, change or lapse, (v) provide that neither the Loss Payee nor the Additional Insured shall have any obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (vi) provide that the insurers waive (A) any rights to set-off, counterclaims or any other deduction, whether by attachment or otherwise, which they may have against the Loss Payee or the Additional Insured, and (B) any rights of subrogation against the Loss Payee or any Additional Insured, (vii) be primary without right of contribution from any other insurance which may be carried by the Loss Payee or any Additional Insured, and (viii) in the case of public liability policies, provide that all provisions of such insurance, except the limits of liability (which shall be borne solely by the Borrower) shall operate in the same manner as if there were a separate policy covering each named insured. The Borrower will furnish to the Agent upon request full information as to all insurance carried by the Borrower or any Subsidiary.

              (n) Compliance with Laws. The Borrower and its Subsidiaries shall comply with all applicable laws, rules, regulations and orders of any governmental or regulatory body or authority, a breach of which could have a material adverse effect on the financial condition or business of the Borrower and its Subsidiaries taken as a whole.

              (o) Lending Relationship with the Agent. The Borrower shall maintain its principal banking relationship with the Agent and shall maintain with the Agent the Borrower Account.

              (p) Borrower Ownership of Subsidiaries. The Borrower will, at all times, either directly or indirectly own all of the outstanding shares of each class of capital stock (or other equity interests) of each Subsidiary thereof; provided, however, that (i) as of the date hereof in the case of Hagler Bailly Services (India) Ltd., the Borrower may own, directly or indirectly, not less than 74% of such capital stock (or other equity interests) thereof and (ii) in the case of any Foreign Subsidiary of the Borrower, not more than 5% of the capital stock (or other equity interests) of such Foreign Subsidiary may be owned by directors of such Foreign Subsidiary. So long as any Obligation remains outstanding, the Borrower shall continue to consolidate the accounts of each its Foreign and Domestic Subsidiaries on the consolidated financial statements of the Borrower.

              (q) Notice of Default. The Borrower shall, promptly after becoming aware thereof, deliver to each Lender and the Agent notice of any Event of Default and Potential Event of Default, and such notice shall contain an express reference to this Agreement and that such notice is a "notice of an Event of Default" or "notice of Potential Event of Default," as the case may be.

              (r) Notice of Environmental Claims. The Borrower shall deliver to each Lender and the Agent a copy of any notice or other communication (i) alleging any violation by the Borrower or its Subsidiaries of any laws or regulations concerning the discharge of substances into the environment and other environmental control matters or (ii) under which the Borrower or its Subsidiaries shall admit to any such violation. Each copy of any such notice shall be delivered to the Lenders and the Agent promptly following the receipt or issuance thereof by the Borrower or such Subsidiary.

              (s) Seniority. Under applicable laws in force from time to time, the claims and rights of the Lenders and the Agent against each Credit Party under the Credit Documents will not be subordinate to, and will rank senior in right of payment to, the claims and rights of each other creditor of each Credit Party.

              (t) Lien Search. At the request of the Agent following the Effective Date, the Borrower shall deliver to the Agent the results of a recent search, upon the records maintained with the appropriate Secretary of State and county or city recorder offices of all jurisdictions deemed advisable by the Agent, regarding personal property, judgment and tax liens, if any, on file with such offices and naming Hagler Bailly Risk Advisors, Inc. as a debtor.

              (u) Maximum Available Amount. The Total Outstanding Amount shall not at any time exceed the Maximum Available Amount.

              (v) Pledge of Stock of Foreign Subsidiaries. (i) Upon the occurrence of any Triggering Event pursuant to clause (a) thereof or (ii) at the written request of the Agent to the Borrower upon the occurrence of any Triggering Event pursuant to clause (b) or (c) thereof, the Borrower shall pledge or cause its Subsidiary to pledge, as the case may be, within five (5) Business Days of the occurrence of such Triggering Event or the Agent's request, as the case may be, sixty-five percent (65%) of the outstanding shares of capital stock (or other equity interests) of each Foreign Subsidiary as to which such Triggering Event relates pursuant to one or more Pledge Agreements in favor of the Agent and for the ratable benefit of the Lenders, which Pledge Agreements shall be accompanied by such resolutions, incumbency certificates, stock powers and legal opinions as are reasonably requested by the Agent and its counsel; provided, however, (A) that if a Triggering Event pursuant to clause (b) thereof shall have occurred, the Borrower shall, at the written request of the Agent, pledge or cause to be pledged to the Agent sixty-five percent (65%) of the outstanding shares of capital stock (or other equity interests) of such Foreign Subsidiaries which, after giving effect to the pledge thereof, will result in Agent having a pledge of such shares in respect of Foreign Subsidiaries of the Borrower selected by the Agent whose revenues or profits comprise at least eighty percent (80%) of the revenues or profits of all Foreign Subsidiaries of the Borrower, and (B) that if a Triggering Event pursuant to clause (c) thereof shall have occurred, the Borrower shall, at the written request of the Agent, pledge or cause to be pledged to the Agent sixty-five percent (65%) of the outstanding shares of capital stock (or other equity interests) of all Foreign Subsidiaries of the Borrower.

              (w) Execution of Subsidiary Security Agreements After the Effective Date. With respect to each Domestic Subsidiary of the Borrower not a party to a Subsidiary Security Agreement, at the written request of the Agent at any time following the occurrence and continuance of an Event of Default or such Domestic Subsidiary constituting a Material Domestic Subsidiary, the Borrower shall from time to time cause each Domestic Subsidiary identified in the Agent's request to execute and deliver in favor of the Agent, for the ratable benefit of the Lenders, a Subsidiary Security Agreement not later than five (5) Business Days following such request, which Subsidiary Security Agreement shall be accompanied by such resolutions, incumbency certificates, financing statements (and other documents or instruments as shall be reasonably required to perfect the security interest created thereby) and legal opinions as are reasonably requested by the Agent and its counsel.

              (x) Merger with PA Holdings Limited. The Borrower acknowledges that, as of the date hereof, the Lenders have not completed their due diligence review of PA Holdings Limited and its assets, properties, financial condition, prospects, business plans and otherwise in connection with the Borrower's planned merger or consolidation (or other similar transaction) with and into PA Holdings Limited or a Subsidiary thereof. The Borrower shall cooperate with all reasonable requests of the Lenders to enable the Lenders to complete as soon as practicable such due diligence review. In the event that the results of such due diligence review shall not be satisfactory to the Required Lenders in their sole discretion, the Required Lenders shall have the right, by the giving of not less than thirty (30) days' written notice to the Borrower not later than thirty (30) days' following the effective date of such merger or consolidation (or similar transaction), to terminate this Agreement and the Revolving Loan Commitment, whereupon all Outstandings, including all Loans, together with all interest accrued thereon, and all other amounts owing hereunder, shall become due and payable and any outstanding Letter of Credit shall be cash collateralized.

              (y) Examination of the Borrower's Records. If (i) all Outstandings, including all Loans, together with all interest accrued thereon, and all other amounts owing hereunder (including all outstanding Letters of Credit) shall not have been repaid or cash collateralized on or before September 30, 2000 and (ii) the Revolving Loan Commitment shall not have been terminated by the Borrower pursuant to Section 2.5 hereof on or before such date, the Borrower shall cooperate with all reasonable requests of such Lenders and the Agent and their respective officers, employees and agents and representatives for the purpose of facilitating an examination of the books, records, business plans, operations, prospects and condition (financial and otherwise) of the Borrower and its Subsidiaries. Such examination shall be conducted at the expense of the Borrower during normal business hours upon the giving of not less than fifteen (15) days' written notice to the Borrower by such Lender. In the event that the results of such examination are not satisfactory to the Required Lenders as determined in their sole discretion, then the Lenders shall have the right, notwithstanding anything to the contrary contained herein and by giving notice to the Borrower, to reduce the percentages for which Eligible Billed Receivables and Eligible Unbilled Receivables are included in the Borrowing Base.

              Section 6.2 Negative Covenants. The Borrower covenants and agrees for itself and its Subsidiaries (in which case the Borrower shall cause such

Subsidiaries to take or refrain from taking the actions described below), that, so long as this Agreement shall remain in effect or any Obligation shall remain unpaid:

              (a) Liens. The Borrower and its Subsidiaries shall not, directly or indirectly, create, incur, assume, grant, pledge or permit to exist any Lien on the property or assets of the Borrower and its Subsidiaries, taken as a whole, whether now owned or hereafter acquired, or any income or profits therefrom, other than:

              (i) any Lien (other than a Lien arising out of a purchase money security interest) which, together with all such other similar Liens, are no greater than $250,000;

              (ii) any Lien (A) which shall constitute a purchase money security interest or (B) granted to or possessed by any financial institution or insurance company (other than the Lenders) in connection with any surety bond issued by such financial institution or insurance company in connection with the performance of any contract to which the Borrower or any Subsidiary is a party; provided that the amount of all such Liens permitted by this clause (ii) shall not exceed (in the aggregate and as to the Borrower and its Subsidiaries, taken as a whole) $1,000,000;

              (iii) the security interests created under the Promissory Note and Security Agreement, dated October 28, 1995, executed by GKMG, Inc. (formerly named Galland, Kharasch, Morse & Garfinkle, P.C.) in favor of First Union National Bank of Washington, D.C. ("First Union") in connection with that certain Loan Agreement, dated as of October 28, 1995 (the "First Union Loan Agreement"), between First Union and GKMG, Inc. (formerly named Galland, Kharasch, Morse & Garfinkle, P.C.); and

              (iv) the Liens granted by or created under the Credit Documents.

              (b) Indebtedness. Neither the Borrower nor its Subsidiaries shall, directly or indirectly, create, incur or assume, or otherwise become or remain directly or indirectly liable with respect to, any indebtedness (including any Indebtedness), other than:

              (i) the Indebtedness incurred by the Borrower hereunder and evidenced by the Revolving Notes and the Swing Line Note and the Indebtedness of the Guarantors under the Subsidiary Guarantee;

              (ii) trade debt, operating leases, accounts payable and other similar indebtedness incurred in the ordinary course of the Borrower's or its Subsidiaries' business;

              (iii) the Indebtedness evidenced by the Standby Letters of Credit, if any, issued by the Issuing Lender in accordance with Section 2.3 hereof;

              (iv) (A) indebtedness constituting purchase money security indebtedness or (B) indebtedness for, or reimbursement obligations (whether contingent or accrued) in respect of, any surety bond issued by a financial institution or insurance company (other than the Lenders) in connection with the performance of any contract to which the Borrower or any Subsidiary thereof is party; provided that the amount of all such indebtedness permitted by this clause (iv) shall not exceed (in the aggregate and as to the Borrower and its Subsidiaries, taken as a whole) $1,000,000;

              (v) any guarantee, suretyship agreement or other similar arrangement entered into by the Borrower or any Guarantor effecting the assumption or guarantee of a debt or obligation of or the endorsement of any promissory note or other instrument or obligation of, any Guarantor or the Borrower, in each case provided the underlying obligation so guaranteed is entered into in the ordinary course of the Borrower's or such Guarantor's business and is necessary and beneficial in connection with the operation thereof;

              (vi) the indebtedness described on Schedule 6.2(b) hereof;

              (vii) term loan indebtedness under the First Union Loan Agreement referred to in Section 6.2(a)(iii); provided that such indebtedness does not exceed as of the Effective Date $50,000.00; and

              (viii) indebtedness of the type described in clause (i) of Section 6.2(a) which does not exceed (in the aggregate and as to the Borrower and its Subsidiaries, taken as a whole) the amount set forth in clause (i) of
       Section 6.2(a).

              (c) Capital Stock. Without the prior written consent of the Required Lenders, neither the Borrower nor any Subsidiary thereof shall, directly or indirectly, repurchase, redeem or retire any of their capital stock, create new classes of capital stock, issue any capital stock or Equity Rights in respect thereof, declare or pay any dividends (whether in cash or property) on their capital stock, except that the Borrower may:

              (i) so long as the Funded Debt to EBITDA ratio computed for the most recent Fiscal Quarter pursuant to Section 6.1(e) hereof shall not be less than 2.00 to 1.00, repurchase from time to time the capital stock of the Borrower provided such repurchases do not, throughout the term of this Agreement, exceed in the aggregate $2,000,000 and, provided further, that after giving effect to any such repurchase, the Borrower shall be in compliance with all provisions of this Agreement (including, without limitation, all financial ratios contained in Section 6.1 hereof based on the financial statements most recently provided by the Borrower to the Lenders);

              (ii) any Subsidiary of the Borrower may declare and pay dividends or make other distributions on its capital stock provided the proceeds thereof are received by the Borrower or any Guarantor;

              (iii) issue securities authorized under stock incentive plans described in the Borrower's Form 10-K or Proxy Statement; and

              (iv) issue shares of common stock of the Borrower at fair market value (or an average fair market value as determined by reference to not more than a 30-day period prior to the date of issuance of such common stock) pursuant to any registration statement filed under the Securities Act or an exemption therefrom, except as otherwise contemplated by clause
       (iii) above.

              (d) Loan. Neither the Borrower nor any Subsidiary thereof shall, directly or indirectly, make any loans or advances to any corporate officers or directors, or any employees, or any insiders or affiliates (as defined in the Exchange Act) or to any Subsidiary of the Borrower not a party to the Subsidiary Guarantee or to any other Person, other than:

              (i) travel, relocation and other salary advances made in the ordinary course of the Borrower's or its Subsidiaries' business;

              (ii) loans of the proceeds of the Revolving Loans and the Swing Line Loans to any Domestic Subsidiary of the Borrower that is not a party to the Subsidiary Guarantee for the purpose of financing the acquisition of any Acquisition Party as contemplated by, and in accordance with the limitations contained in, Section 6.2(e) hereof (provided such Subsidiary shall have become a party to the Subsidiary Guarantee in accordance with
       Section 6.2(g) hereof);

              (iii) loans to any officer of the Borrower; provided that the aggregate amount of all loans made pursuant to this clause and outstanding from time to time shall not exceed $1,000,000.00;

              (iv) loans to any Foreign Subsidiary of the Borrower if such loans, together with all such other Foreign Subsidiary loans by the Borrower and all other advances made by the Borrower to any Foreign Subsidiary pursuant to Section 6.2(g) hereof and all receivables owing to the Borrower from any Foreign Subsidiary, do not at any time exceed $8,000,000.00; and

              (v) loans or advances to any domestic joint venture company in which the Borrower or any Subsidiary thereof owns at least one-third of the equity interests therein provided the aggregate amount of all such loans does not exceed $500,000.00.

              (e) No Merger or Acquisition. Without the prior written consent of the Required Lenders, neither the Borrower nor any Subsidiary thereof shall acquire, whether by stock or asset purchase, merger, consolidation or other business combination, any corporation, partnership, joint venture or other business organization (any such entity, an "Acquisition Party"); provided, however, that the Borrower or any direct or indirect Consolidated Subsidiary thereof may acquire, either by way of stock or asset acquisition, merger, consolidation or otherwise, one or more Acquisition Parties involved in a line of business similar to the line of business of the Borrower if:

              (i) the Acquisition Consideration (which shall consist only of common stock of the Borrower and the assumption of debt, as provided therein) paid for all Acquisition Parties shall not exceed, in the aggregate, $10,000,000.00 less the aggregate amount of stock repurchases effected as permitted by Section 6.2(c)(i) hereof;

              (ii) the corporate headquarters of such Acquisition Party shall be located in the continental United States of America unless such Acquisition Party is a foreign Person and the acquisition thereof is permitted by the terms of this Agreement;

              (iii) such Acquisition Party's EBITDA shall, for the 12-month period immediately preceding the acquisition of such Acquisition Party, be greater than $0.00;

              (iv) the Borrower and its Subsidiaries shall, after giving effect to the acquisition of any such Acquisition Party as provided herein, be in compliance with all of the terms of this Agreement including the financial covenants described in Sections 6.1(e), 6.1(f) and 6.1(g) hereof, as determined on a pro-forma basis;

              (v) such acquisition, merger, consolidation (or otherwise) is not hostile or pursued by way of tender offer, proxy contest or other contested manner (unless the Required Lenders shall have waived in writing compliance with this clause (v));

              (vi) during the term of this Agreement, Acquisition Parties that are not organized under the laws of a state of the United States of America or the District of Columbia may not be so acquired except to the extent that the Acquisition Consideration permitted to be paid by Borrower as provided in clause (i) hereof for all such Acquisition Parties does not exceed $4,000,000.00 (it being understood and agreed that such $4,000,000.00 shall at any time of determination be reduced by the sum of (x) the amount of any loan or advance made by the Borrower to any Foreign Subsidiary as permitted by the provisions of Sections 6.2(d)(iv) and 6.2(g) hereof, respectively, and (y) the amount of all receivables owing to the Borrower from any Foreign Subsidiary);

              (vii) such Acquisition Party shall have become a party to the Subsidiary Guarantee pursuant to an instrument in writing satisfactory to the Agent (unless such Acquisition Party shall, after giving effect to the acquisition thereof, (A) constitute a Foreign Subsidiary, in which case the entity acquiring the capital stock or other equity interests of such Acquisition Party shall pledge to the Agent for the benefit of the Lenders, pursuant to a pledge agreement satisfactory to the Agent, not more than 65% of the issued and outstanding shares of capital stock or other equity interests of such Acquisition Party to the extent required by Section 6.1(v) hereof or (B) not constitute a Material Domestic Subsidiary); and

              (viii) five (5) Business Days prior to consummation thereof, the Borrower shall have delivered to the Agent (which shall promptly deliver a copy to the Lenders) a certificate, executed by an Authorized Officer of the Borrower, demonstrating in sufficient detail compliance with the financial covenants contained in this Section 6.2(e) and, further, certifying that, after giving effect to the consummation of such acquisition, merger, consolidation (or otherwise), the representations and warranties of the Borrower contained herein will be true and correct and that the Borrower, as of the date of such consummation, will be in compliance with all other terms and conditions contained herein.

Notwithstanding anything to the contrary contained in this Section 6.2(e), any Subsidiary of the Borrower may merge with and into or consolidate with the Borrower or any other Subsidiary of the Borrower, or the Borrower may cause the dissolution or liquidation of any of its Subsidiaries; provided, that, after giving effect to such merger, consolidation, dissolution or liquidation, (w) in the case of any merger or consolidation with the Borrower, the Borrower shall be the surviving entity, (x) in the case of any merger or consolidation of any Subsidiary of the Borrower with any other such Subsidiary, the surviving entity resulting therefrom shall have succeeded, by operation of law, contract or otherwise, to all of the rights, properties, both real and personal, privileges and franchises of the disappearing Subsidiary, (y) in the event such merged or consolidated Subsidiary shall be a party to any Credit Document, the surviving Subsidiary resulting from such merger or consolidation shall, by operation or law, contract or otherwise and, at the request of any Lender, pursuant to an agreement in writing, be bound by the agreements, covenants and other provisions contained in each such Credit Document. to which the disappearing Subsidiary was a party, and (z) in the event of the dissolution or liquidation of a Subsidiary, the rights, properties, both real and personal, privileges and franchises thereof shall be distributed or otherwise conveyed and transferred to the Borrower or another Domestic Subsidiary thereof (unless the dissolved or liquidating Subsidiary is a Foreign Subsidiary, in which case such rights, properties, both real and personal, privileges and franchises may be distributed or otherwise conveyed and transferred to another Foreign Subsidiary of the Borrower).

              (f) Fiscal Year. The Borrower and its Subsidiaries shall not, without the prior written consent of the Required Lenders, make any material change in accounting policies or reporting practices, including a change in their Fiscal Year.

              (g) Advances to Subsidiaries and Affiliates. The Borrower shall not, without the prior written consent of the Required Lenders, make any advances (either directly or indirectly), whether such advances are made from the proceeds of the Revolving Loans or Swing Line Loans or Standby Letters of Credit or otherwise, to any of its Subsidiaries or Affiliates not a party to the Subsidiary Guarantee unless such Subsidiary or Affiliate shall have entered into an agreement or instrument (in form and substance acceptable to the Required Lenders) pursuant to which such Subsidiary or Affiliate shall have agreed to be bound by all of the terms, conditions, covenants and agreements contained in the Subsidiary Guarantee and such Subsidiary or Affiliate shall have delivered such documents, certificates and opinions as any Lender may reasonably request to implement such agreement or instrument; provided, however, that the Borrower may make advances to any Foreign Subsidiary without such Foreign Subsidiary being a party to the Subsidiary Guarantee so long as the aggregate amount of all such advances to such Foreign Subsidiaries, together with all loans made to, and all receivables owing from, such Foreign Subsidiaries, do not exceed at any time $8,000,000.00; and, provided, further, that the Borrower may make loans or advances to any joint venture in which the Borrower or any Subsidiary thereof owns at least one-third of the equity interests to the extent permitted by
Section 6.2(d)(v) hereof.


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

              (h) Creation of Subsidiaries. Neither the Borrower nor any Subsidiary thereof shall create or cause to be formed any Subsidiary without the consent of the Required Lenders unless such Subsidiary is a Consolidated Subsidiary of the Borrower and agrees to be bound by the terms and conditions of the Subsidiary Guarantee pursuant to an agreement of the type and to the extent described in clause (g) of this Section 6.2 or such Subsidiary does not constitute a Material Domestic Subsidiary; provided, however, that no Foreign Subsidiary so created or formed shall be required to be a party to the Subsidiary Guarantee except to the extent required by Sections 6.2(e)(viii) and 6.2(g) hereof.

              (i) Disposition of Assets. Neither the Borrower nor any Subsidiary thereof shall, without the prior written consent of the Required Lenders, sell, transfer or otherwise dispose of (including by way of a sale and leaseback transaction) any of its assets (whether real or personal) other than (i) in the ordinary and usual course of its business for fair value in arm's-length transactions and, so long as no Event of Default or Potential Event of Default has occurred and is continuing, dispositions in a commercially reasonable manner of equipment which has become redundant, worn out or obsolete or which should be replaced so as to improve productivity, so long as the proceeds of any such disposition are (A) used to acquire replacement equipment which has comparable or better utility and equivalent or better value or (B) applied to repay the Obligations, and (ii) as otherwise permitted by any other Credit Document.

              (j) Permitted Investments. Neither the Borrower nor any Subsidiary thereof shall, without the prior written consent of the Required Lenders, make any investment in any security (whether consisting of debt or equity or a partnership, limited liability company or other interest) or like instrument except for Permitted Investments (it being understood and agreed that this clause (j) shall not prohibit the acquisition of the securities of any Acquisition Party to the extent permitted by the provisions of Section 6.2(e) hereof) and except as provided in Schedule 6.2(j) hereof.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

              Section 7.1 Events of Default. If one or more of the following events or conditions (each, an "Event of Default") shall occur and be continuing, that is to say:

              (a) the Borrower defaults in the payment of principal of any Revolving Note when due, or any Guarantor defaults in the observance or performance of any agreement contained in Section 2 of the Subsidiary Guarantee; or


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

              (b) the Borrower defaults in the payment of interest on any Revolving Loan or Swing Line Loan, or of the Unused Portion Fee, the L/C Fee, the Administrative Fee or of any other fee, expense or other amount payable hereunder after the same becomes due and payable for more than two (2) Business Days after notice thereof has been given by the Agent to the Borrower (which notice may be telephonic); or

              (c) the Borrower or any Subsidiary thereof defaults in any payment of principal of or interest on, or fees and expenses relating to any other obligation for borrowed money beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any instrument or agreement evidencing, securing, guaranteeing or otherwise relating to any such obligation and shall not have cured such default within any period of grace provided by such agreement and such obligation, either individually or in the aggregate, is for an amount in excess of $100,000.00; or

              (d) any written representation or warranty made by any Credit Party in or pursuant to this Agreement or any other Credit Document or in any other documents, certificates, financial statements or reports furnished by any Credit Party in connection with the transactions contemplated hereby shall prove to have been false or misleading in any material respect as of the time made or furnished; or

              (e) (i) the Borrower shall default in the performance or observance of any covenant, condition or agreement contained in clause (c), (d),
(i), (j), (k), (l), (m), (r), (s) or (t) of Section 6.1 and such default shall remain unremedied for more than ten (10) Business Days, or (ii) the Borrower shall default in the performance or observance of any other covenant, condition or agreement contained in Section 6.1 or any covenant, condition or agreement contained in Section 6.2; or

              (f) the Borrower shall default in the performance or observance of any other covenant, condition or provision hereof or in any other Credit Document or any other Credit Party shall default in the performance or observance of any covenant, condition or provision in any other Credit Document (other than the Subsidiary Guarantee) or any Guarantor shall default in the performance or observance of any covenant, condition or provision in the Subsidiary Guarantee (other than Section 2 thereof, as to which clause (a) of this Section 7.1 relates), as the case may be, and such default shall not be remedied within thirty (30) days after written notice thereof is received by the Borrower or any other Credit Party, as the case may be, from any Lender or the Agent; or

              (g) a proceeding (other than a proceeding commenced by the Borrower or any Subsidiary thereof, as the case may be) shall have been instituted in a court


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

having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or such Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or such Subsidiary or for any substantial part of its total assets, or for the winding-up or liquidation of its affairs and such proceedings shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

              (h) the Borrower or any Subsidiary thereof, as the case may be, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or such Subsidiary or for any substantial part of its total assets, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

              (i) a judgment or order shall be entered against the Borrower or any Subsidiary thereof, by any court, and (i) in the case of a judgment or order for the payment of money that has not been vacated, stayed or appealed (and bonded, if required) within the time required by the terms of such judgment or order, either (A) such judgment or order shall continue undischarged for a period of fifteen (15) days in which the aggregate amount of all such judgments and orders exceeds $100,000 or (B) enforcement proceedings shall have been commenced upon such judgment or order, and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order could, in the reasonable judgment of any Lender, together with all other such judgments or orders, have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole; or

              (j) the occurrence of a material adverse change in the financial condition, properties, assets or results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole; or

              (k) (i) any Termination Event shall occur with respect to any Benefit Plan, (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Benefit Plan, (iii) any Person shall engage in any Prohibited Transaction involving any Benefit Plan, (iv) the Borrower or any ERISA Affiliate shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to a Multiemployer Plan as a result of the Borrower's or any ERISA Affiliate's complete or partial withdrawal (as described in ERISA Section

4203 or 4205) from such Multiemployer Plan, (v) the Borrower or any ERISA Affiliate shall fail to pay when due an amount that is payable by it to the Pension Benefit Guaranty Corporation or to a Benefit Plan under Title IV of ERISA, or (vi) a proceeding shall be instituted by a fiduciary of any Benefit Plan against the Borrower or any ERISA Affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, except that no event or condition referred to in clauses (i) through (vi) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not had, and in the reasonable determination of the Required Lenders will not have, a materially adverse effect on the Borrower and its Subsidiaries, taken as whole; or

              (l) if (i) the Borrower or any Subsidiary thereof shall be suspended or debarred from contracting with the United States Government and such suspension or debarment shall not have been lifted within fifteen (15) Business Days after the imposition thereof, or (ii) the United States Government shall have terminated any contract to which the Borrower or any Subsidiary thereof is a party and such termination would have a material adverse effect upon the financial condition or prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole;

              (m) the occurrence of a Change in Control or a Potential Change in Control;

              (n) the Borrower Security Agreement, any Subsidiary Security Agreement or any Pledge Agreement shall cease for any reason to be in full force and effect, shall cease to be effective to grant a perfected security interest in the collateral pledged thereunder with the priority stated to be created thereby or shall be declared null and void by any Governmental Body, or the validity or enforceability thereof shall be contested by any party thereto (other than the Agent or any Lender) or any Credit Party shall deny that it has any further liability or obligation thereunder; or

              (o) the Subsidiary Guaranty shall cease for any reason to be in full force and effect or shall be declared null and void by any Governmental Body, or the validity or enforceability thereof shall be contested by any Guarantor, or any Guarantor shall deny that it has any further liability or obligation under the Subsidiary Guaranty; or

              (p) any creditor of any Credit Party shall obtain possession of any of the collateral pledged by any Credit Party in favor of the Agent by any means, including, without limitation, levy, distraint, replevin or self-help, or any such creditor shall establish or obtain any right in such which is equal to or senior to the security interests of the Agent in such collateral; or


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

              (q) the Agent or any Lender shall allege in writing that one or more Events of Default have occurred and the Borrower shall have failed, after 15 Business Days notice thereof from the Agent or such Lender, to provide reasonably satisfactory evidence to the Agent and the Lenders that such Events of Default have not in fact occurred;

then, and upon any such event, the Agent, with the consent of the Required Lenders, may (1) upon notice to the Borrower, declare the entire outstanding principal amount, if any, of the Revolving Notes, the Swing Line Note, any and all accrued and unpaid interest thereon, the aggregate amount outstanding under all Standby Letters of Credit, any and all accrued and unpaid Unused Portion Fee and L/C Fee, and any and all other amounts payable by the Borrower to the Lenders or the Agent under this Agreement or the Revolving Notes or the Swing Line Note to be forthwith due and payable, whereupon the entire outstanding principal amount, if any, of the Revolving Notes or the Swing Line Note, together with any and all accrued and unpaid interest thereon, the aggregate amount outstanding under all Standby Letters of Credit, any and all accrued and unpaid Unused Portion Fee and L/C Fee, and any and all other such amounts, shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of the entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Bankruptcy Code, any principal amount of the Revolving Notes and the Swing Line Note then outstanding, together with any and all accrued and unpaid interest thereon, the aggregate amount outstanding under all Standby Letters of Credit, any and all accrued and unpaid Unused Portion Fee and L/C Fee, and any and all such other amounts shall thereupon automatically become and be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower; (2) terminate or reduce the Revolving Loan Commitment and the Swing Line Subfacility; and (3) exercise any rights and remedies available to it under any Credit Document or under applicable laws, including without limitation any rights and remedies of a secured party under the Uniform Commercial Code in effect in the Commonwealth of Virginia and under any other applicable laws.


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

                                  ARTICLE VIII

                                    THE AGENT

              Section 8.1 Appointment of Agent.

              (a) Appointment Generally. Each of the Lenders hereby designates and appoints Bank of America, N.A. as the Agent of such Lender under this Agreement and the other Credit Documents, and each of the Lenders hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers as are set forth herein and therein, together with such other powers as are incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article VIII.

              (b) Agent Acts for Lenders. The provisions of this Article VIII are solely for the benefit of the Agent and the Lenders, and the Borrower shall have no right (including as third party beneficiary) to rely on or enforce any of the provisions hereof. In performing its functions and other duties under this Agreement and the other Credit Documents, the Agent shall act solely as agent for the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower or any of its Affiliates.

              Section 8.2 Nature of Duties; Non-Reliance on Agent and other Lenders.

              (a) The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Credit Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have, by reason of this Agreement or any other Credit Document, a fiduciary relationship in respect of any Lender and is not a trustee for the Lenders. Nothing in this Agreement or any of the other Credit Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the other Credit Documents except as expressly set forth herein and therein. If the Agent seeks the consent or approval of the Lenders to the taking or refraining from taking of any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender at any time the Required Lenders or all of the Lenders, as the case may be, have instructed the Agent to act or refrain from acting pursuant hereto. The Agent may execute any of its duties hereunder or under any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall


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

not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

              (b) Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or any Affiliate thereof hereinafter taken, including any review of the affairs of the Borrower or any Subsidiary thereof, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Revolving Loans and issue or participate in the issuance of Standby Letters of Credit hereunder and enter into this Agreement and the other Credit Documents to which it is a party. Each Lender covenants that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Credit Document to which it is a party, and to make such investigations as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower and its Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

              Section 8.3 Rights, Exculpation, Etc. Neither the Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents, attorneys or consultants shall be liable to any Lender for any action taken or omitted by it or such Person hereunder or under any of the other Credit Documents, or in connection herewith or therewith, except that (i) the Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and (ii) neither the Agent nor any such other Person shall have any liability hereunder or under any other Credit Document except to the extent arising out of its own gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction). The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to the terms of this


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

Agreement and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due, but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to have been entitled. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties made by the Borrower or any Subsidiary thereof in this Agreement or in any other Credit Document or in any other document, certificate, report or financial statement delivered by the Borrower or any Subsidiary thereof in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the other Credit Documents, or any of the transactions contemplated thereby, or for the financial condition of the Borrower or any of its Subsidiaries. The Agent shall not be required to make any inquiry concerning conditions of this Agreement or any of the Credit Documents or the financial condition of the Borrower or its Subsidiaries or the existence or possible existence of any Potential Event of Default or Event of Default. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Credit Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not incur any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Credit Documents until it shall have received such instructions from the Required Lenders or, to the extent specifically provided herein, all the Lenders or unless it shall first be indemnified by the Lenders against any and all liability and expense which may be incurred by it by reason of refraining to take any action or withholding any approval. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Credit Documents in accordance with the instructions of the Required Lenders or, to the extent specifically provided herein, all the Lenders, and such instructions shall be binding upon all Lenders (including their successors and assigns).

              Section 8.4 Reliance; Notice of Default.

              (a) The Agent shall be entitled to rely upon any written notice, statement, certificate, order, letter, cablegram, telegram, telecopy, telex or teletype message, statement or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Credit Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for any Credit Party), independent public


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accountants and other experts selected by it with reasonable care. The Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless and until the Agent shall have received a duly executed instrument of assignment as contemplated by Section 9.8(c) hereof and the other conditions to assignment, to the extent applicable, shall have been satisfied.

              (b) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Event of Default or Potential Event of Default and stating that such notice is a "notice of Event of Default" of "notice of Potential Event of Default", as the case may be. The Agent shall take such action with respect to such Event of Default or Potential Event of Default as shall be reasonably directed by the Required Lenders.

              Section 8.5 Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrower or the Borrower fails upon demand by the Agent to perform its obligations to reimburse or indemnify the Agent, the Lenders will severally reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Credit Documents or any action taken or omitted by the Agent under this Agreement or any of the other Credit Documents, in proportion to each Lender's Pro Rata Share; provided, that no Lender shall be liable for (i) any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction) or (ii) the legal fees and expenses incurred by the Agent in connection with the execution and delivery of this Agreement and the other Credit Documents (to the extent not reimbursed by the Borrower). The obligations of the Lenders under this Section 8.5 shall survive the payment in full of the Revolving Loans and the termination of this Agreement.

              Section 8.6 The Agent Individually. With respect to its Pro Rata Share hereunder and the Revolving Loans, Standby Letters of Credit and any Swing Line Loan made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The term "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any


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kind of banking, trust or other business with the Borrower and its Subsidiaries as if it were not acting as Agent pursuant hereto.

              Section 8.7 Successor Agent; Resignation of Agent.

              (a) The Agent may resign from the performance of its functions and duties hereunder at any time by giving at least thirty (30) days' prior written notice to the Lenders and the Borrower. In the event that the Agent gives notice of its desire to resign from the performance of its functions and duties as Agent, any such resignation shall take effect only upon the acceptance by a successor Agent of appointment pursuant to clause (b) or (c) below.

              (b) The Required Lenders shall jointly appoint a successor Agent, which shall be a Lender hereunder.

              (c) If a successor Agent shall not have been so appointed within said twenty (20) day period, the retiring Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Lenders appoint a successor Agent as provided above, it being understood and agreed that any successor Agent so appointed by the retiring Agent pursuant to this clause (c) need not be, notwithstanding the provisions of clause (b) above, a Lender hereunder so long as such successor Agent is a commercial bank organized under the laws of the United States of America or of any State thereof or of the District of Columbia and has a combined capital and surplus of at least $400,000,000.00.

              (d) Upon the appointment of a successor Agent, the term "Agent" shall, for all purposes of this Agreement and the other Credit Documents, thereafter include such successor Agent, the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Agreement and the other Credit Documents and the successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, except that the retiring Agent shall reserve all rights as to obligations accrued or due to it, in its capacity as such, at the time of such succession and all rights (whenever arising) under Section 9.10 hereof.

              Section 8.8 Certain Matters Requiring the Consent of all Lenders. Subject to the provisions of Section 8.9(ii) hereof, the consent of all the Lenders shall be required for taking any of the following required or permitted actions hereunder:

              (i) any decrease or increase in any interest rate or margin applicable to any Revolving Loan or Swing Line Loan or in any fee payable hereunder,


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

       or change in the method of computing the interest rate or margin applicable to any Revolving Loan or Swing Line Loan or in any fee payable hereunder;

              (ii) any change in the Maturity Date;

              (iii) any increase in the Revolving Loan Commitment;

              (iv) any change in the definition of Required Lenders;

              (v) any assignment or delegation of the Borrower's Obligations and rights hereunder;

              (vi) any postponement of the date of payment of any principal, interest or fees (other than any fee, if any, payable solely to the Agent, which may be postponed or waived at the sole discretion of the Agent) due hereunder;

              (vii) the release of any collateral pledged by any Credit Party under the Borrower Security Agreement, any Subsidiary Security Agreement or any Pledge Agreement;

              (viii) the release of any Guarantor from its obligations under the Subsidiary Guarantee; and

              (ix) any amendment, modification or waiver of this Section 8.8.

For the avoidance of doubt, all other actions, consents, waivers and amendments permitted or required hereunder by the Lenders shall be by the Required Lenders (unless such action, consent, waiver or amendment shall relate only to an individual Lender, in which case such action may be taken by such Lender individually).

              Section 8.9 Defaulting Lenders Vote Not Counted. Whenever the "Required Lenders" or "all the Lenders" shall be required or permitted to take any action pursuant to the provisions of any Credit Document, for so long as a Lender shall be in default of its obligation to advance its Pro Rata Share of any Revolving Loan or, if applicable, any Swing Line Loan or advance any other funds to the Agent or any other Lender as required hereunder:

              (i) until the earlier of the cure of such default and the termination of the Revolving Loan Commitment, the term Required Lenders for purposes of this Agreement shall mean Lenders (excluding all Lenders whose default shall have not been cured) whose Pro Rata Shares represent more than fifty percent (50%) of the aggregate Pro Rata Shares of such Lenders; and


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

              (ii) until the earlier of the cure of such default and the termination of the Revolving Loan Commitment, the term "all the Lenders" for purposes of this Agreement shall mean Lenders (excluding all Lenders whose default shall have not been cured) whose Pro Rata Shares represent one hundred percent (100%) of the aggregate Pro Rata Shares of such Lenders.

                                   ARTICLE IX

                                  MISCELLANEOUS

              Section 9.1 Amendments and Waivers; Cumulative Remedies. No delay or failure of any Lender or the Agent or the holder of any the Revolving Notes or the Swing Line Note in exercising any right, power or privilege hereunder or under any other Credit Document shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of any Lender or the Agent or any other holder of the Revolving Notes or the Swing Line Note are cumulative and not exclusive of any rights or remedies which any of them would otherwise have. Neither this Agreement or any other Credit Document, nor any term, condition, representation, warranty, covenant or agreement hereof or thereof, may be changed, waived, discharged or terminated orally but only by an instrument in writing executed by the party against whom such change, waiver, discharge or termination is sought. Any waiver, permit, consent or approval of any kind or character (whether involving a breach, default, provision, condition or term hereof or otherwise) on the part of any Lender or the Agent or any other holder of any Revolving Note, the Swing Line Note, or of the Borrower under this Agreement, or under any other Credit Document shall be effective only in the specific instance and for the purpose for which given and only to the extent set forth specifically in writing. No notice or demand given hereunder shall entitle the recipient thereof to any other or further notice or demand in similar or other circumstances.

              Section 9.2 Survival of Representations and Warranties. All representations, warranties, covenants and agreements of the Borrower and the other Credit Parties contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of Revolving Loans or Swing Line Loans hereunder and the issuance of the Revolving Notes and the Swing Line Note.

              Section 9.3 Supervening Illegality. If, after the date hereof, as the result of (i) the adoption of any law, rule or regulation by any Governmental Body, (ii) any change in the existing laws, rules and regulations of any Governmental Body, (iii) the issuance of any order or decree by any Governmental Body, (iv) any change in the interpretation or administration of any applicable law, rule, regulation, order or decree by any Governmental Body (including any central bank or similar agency) charged with the interpretations or administration thereof, or (v) compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Body, it shall be unlawful or impossible for such Lender to maintain or make any LIBOR Loan, then the obligation of such Lender to maintain or make any LIBOR Loan or convert any ABR Loan to a LIBOR Loan shall forthwith be cancelled and such Lender shall automatically convert any outstanding LIBOR Loan to an ABR Loan. The Borrower shall pay to such Lender, promptly upon demand, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Section 9.3 including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain the LIBOR Loans hereunder, and such Lender's notice to the Borrower of such costs shall be conclusive and binding absent manifest error.

              Section 9.4 No Reduction in Payments. All payments due to the Lenders hereunder, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrower hereunder, shall be made, observed or performed by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or tax.

              Section 9.5 Stamp Taxes. The Borrower, on behalf of itself and the other Credit Parties, agrees to pay, and to save each Lender harmless from all liability for, any State or Federal stamp, transfer, documentary or similar taxes, assessments or charges (herein "Stamp Taxes"), and any penalties or interest with respect thereto, which may be assessed, levied, collected or imposed by or upon such Lender, or otherwise become payable by such Lender, in connection with the execution and delivery of this Agreement or the other Credit Documents.

              Section 9.6 Notices. Any notice, statement, request or demand required or permitted hereunder to be in writing may be given by telecopy, telex, cable or other customary means of electronic communication or by registered or certified mail (return receipt requested) or express courier, postage prepaid. All notices, statements, requests and demands given to or made upon any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made(i) in the case of telephonic notice (to the extent expressly permitted hereunder), when made, (ii) in the case of notice delivered by overnight express courier, one Business Day after the Business Day such notice was delivered to such courier, (iii) in the case of notice delivered by first class mail, three Business Days after being deposited in the mail, postage prepaid, return receipt requested, (iv) in the case of notice by hand, when delivered, or (v) in the case of notice by any customary means of telecommunication, when sent provided confirmation of receipt or answer back has been received, in each case if addressed:

              to the Borrower, to it at:

                     Hagler Bailly, Inc.
                     1530 Wilson Boulevard
                     Suite 400
                     Arlington, Virginia  22209
                     Attention:  Geoffrey W. Bobsin
                     Telephone: (703) 351-0338
                     Telecopy: (703) 528-3786

              to the Agent, to it at:

                     Bank of America, N.A.
                     6610 Rockledge Drive
                     Mail Stop MD 2-600-03-02
                     Bethesda, MD 20817
                     Attention:  Michael Landini
                     Telephone: (301) 493-2976
                     Telecopy: (301) 571-9098

                     and if to any Lender, to it at its
                     address specified opposite its name
                     on the signature pages hereto.

or such other address for notice as any party hereto may designate for itself in a notice to the other party, except in cases where it is expressly provided herein that such notice, statement, request or demand shall not be effective until received by the party to whom it is addressed.

              Section 9.7 Governing Law. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA AND, FOR ALL PURPOSES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES.

              Section 9.8 Successors and Assigns; Participations; Assignments.

              (a) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of all the Lenders and the Agent.

              (b) Participations. Any Lender may sell participation in all or any part of the Revolving Loans made by it or its Commitment or any other interest herein or in its Revolving Note or in any other document delivered or instrument delivered in connection herewith to another bank or other entity. In the case of such participation by a Lender, (i) the participant shall not have any rights under this Agreement or the applicable Revolving Note or any other document or instrument delivered in connection herewith (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto), (ii) all amounts payable by the Borrower shall be determined as if such Lender had not sold such participation and (iii) the Borrower shall continue to deal directly with such Lender with respect to the transactions contemplated hereby.

              (c) Assignments. Each Lender may assign any of its rights or interests under the Credit Documents to one or more financial institutions, provided that:

              (i) each such assignment shall be in an amount not less than $5,000,000.00 (or such lesser amount if, after giving effect to such assignment and all other assignments by such Lender occurring substantially simultaneously therewith, such assigning Lender shall hold no Commitment or any Revolving Loan or Swing Line Loan);

              (ii) each such assignment by a Lender of its Commitment or Revolving Loans or Swing Line Loans shall be made in such manner so that the same portion of such Lender's Commitment, Revolving Loans, Revolving Note, Swing Line Loans and Swing Line Note and obligations in respect of any Standby Letter of Credit is assigned to the respective assignee Lender;

              (iii) the assigning Lender shall pay to the Agent a one-time fee in the amount of $3,500.00; and

              (iv) the Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower shall have consented to such assignment, which consent shall not be unreasonably withheld or delayed.

Upon execution and delivery by the assignee to the Borrower and the Agent of an instrument in writing pursuant to which such assignee agrees to be a "Lender" hereunder (if not already a Lender) having the Commitment and Revolving Loans and Swing Line Loans specified in such assignment, and upon the consent of the Agent and, if applicable, the Borrower as provided above, the assignee shall have, to the extent of such assignment, the rights, benefits and obligations of a Lender hereunder holding the Commitment, Revolving Loans and Swing Line Loans (or portions thereof) and Standby Letters of Credit or deemed participations therein, as applicable, assigned to it pursuant to such assignment (in addition to the Commitment, Revolving Loans and Swing Line Loans (or portions thereof) and Standby Letters of Credit or deemed participations therein, as applicable, theretofore held by such assignee), and the assigning Lender shall, to the extent of such assignment, be relieved from its Commitment (or portion thereof) and other obligations hereunder so assigned.

              Section 9.9 Affirmative Rate of Interest Permitted by Law. Nothing in this Agreement or in any Revolving Note or Swing Line Note shall require the Borrower to pay interest to the Agent for the account of the Lenders at a rate exceeding the maximum rate permitted by applicable law to be charged or received by the Lenders, it being understood that this Section 9.9 is not intended to make the criminal laws of any jurisdiction applicable in circumstances in which they would not otherwise apply. If the rate of interest specified herein or in any Revolving Note would otherwise exceed the maximum rate so permitted to be charged or received with respect to any amounts outstanding hereunder or under such Revolving Note, or Swing Line Note, the rate of interest required to be paid to the Agent for the account of the Lenders shall be automatically reduced to such maximum rate.

              Section 9.10 Costs and Expenses; Indemnification.

              (a) Without regard to whether the Effective Date shall have come into existence or whether any Revolving Loan or Swing Line Loan or Standby Letter of Credit shall have been made or issued hereunder, the Borrower shall pay to each Lender and the Agent, as the case may be, and reimburse each Lender and the Agent for, as the case may be, and defend and save each Lender and the Agent, as the case may be, harmless from, and indemnify each Lender and the Agent, as the case may be, against, losses from:

              (i) in the case of the Agent, (x) all out-of-pocket cost and expenses of the Agent in connection with the preparation, execution, delivery, waiver, modification, amendment, filing and recording of this Agreement and any other Credit Document (to the extent applicable) and any other document or instrument delivered in connection with the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto, and (y) all out-of-pocket costs and expenses, if any (including without limitation, reasonable counsel and advisor fees and expenses), of such Agent in such capacity in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of or exercise of remedies under this Agreement and any other Credit Document and any other document or instrument delivered in connection with the transactions contemplated hereby, including, for the avoidance of doubt and without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this clause
       (i); and

              (ii) in the case of any Lender, all out-of-pocket costs and expenses, if any (including without limitation, reasonable counsel fees and expenses), of such Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of or exercise of remedies under this Agreement and any other Credit Document and any other document or instrument delivered in connection with the transactions contemplated hereby, including, for the avoidance of doubt and without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this clause (ii).

              (b) The Borrower shall indemnify, defend and hold harmless each Lender, the Agent and their respective affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Person") from and against, and pay and reimburse each Indemnified Person for, any and all claims, damages, fines, penalties, losses, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted or awarded against any Indemnified Person (i) arising out of or in connection with or by reason of any investigation, litigation or proceeding (of whatever nature), or the preparation of a defense of any investigation, litigation or proceeding, relating to this Agreement, any other Credit Document, any other document or instrument delivered in connection with the transactions contemplated hereby, the proceeds of the Revolving Loans or Swing Line Loans or any other transaction contemplated hereby or thereby, and (ii) with respect to any environmental matters, any environmental compliance expenses and remediation expenses, to the extent required under any environmental law (whether statutory or common law) in connection with the presence or suspected presence of any Hazardous Substance in or into the air, soil, groundwater, surface water or improvements at, on, about, under, or within any of the Borrower's or its current or former Subsidiaries' present, past or future properties, or any portion thereof, or elsewhere in connection with the transportation of Hazardous Substances to or from such properties, and in the case of clause (i) or (ii) whether or not an Indemnified Person is a party hereto or thereto and whether or not the Effective Date shall have come into existence or any Revolving Loan or any Standby Letter of Credit has been made or issued under this Agreement; provided, however, that the Borrower shall have no obligation to indemnify or hold harmless any Indemnified Person under this Section 9.10(b) to the extent arising out of such Indemnified Person's gross negligence or willful misconduct.

              (c) All amounts payable by the Borrower under this Section 9.10 shall be immediately due upon written request by a Lender or the Agent, as the case may be, for the payment thereof. The obligations of the Borrower under this
Section 9.10 shall survive the repayment of the Revolving Notes and the Swing Line Note and reimbursement for any Drawing under any Standby Letter of Credit.

              Section 9.11 Set-Off; Suspension of Payment and Performance. Each Lender and the Agent is hereby authorized by the Borrower, at any time and from time to time, without notice (a) to set off against, and to appropriate and apply to the payment of, the liabilities of the Borrower then due under this Agreement and any other Credit Document any and all liabilities owing by any Lender or the Agent or any of their Affiliates to the Borrower (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of liabilities that are deposits (including, without limitation, any funds from time to time on deposit in the Borrower Account or other account maintained with any Lender or the Agent, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States), and (b) during any Event of Default, to suspend the payment and performance of such liabilities owing by such Person or its Affiliates and, in the case of liabilities that are deposits, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits.

              Section 9.12 Judicial Proceedings; Waiver of Jury Trial. Any judicial proceeding brought against the Borrower with respect to any Credit Agreement Related Claim may be brought in any court of competent jurisdiction in the Commonwealth of Virginia, and, by execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Credit Agreement Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 9.6 of this Agreement, and service so made shall be deemed completed on the earlier of (x) the receipt thereof and (y) if sent by registered or certified mail (return receipt requested), the fifth (5th) Business Day after such service is deposited in the mail. Nothing herein shall affect the right of any Lender, the Agent or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of any Lender, the Agent or any other

Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against any Lender or the Agent involving any Credit Agreement Related Claim shall be brought only in a court located in the Commonwealth of Virginia. THE BORROWER AND THE LENDERS AND THE AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY CREDIT AGREEMENT RELATED CLAIM.

              Section 9.13 Integration. This Agreement, the other Credit Documents and the Autoborrow Services Agreement constitute the entire agreement of the Agent, the Lenders, the Borrower and the other Credit Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Credit Documents.

              Section 9.14 Further Acts and Assurances. The Borrower shall, and shall cause the Credit Parties to promptly and duly execute and deliver to a Lender or the Agent, as the case may be, and to such other persons as such Lender or the Agent shall reasonably designate, such further instruments and shall take such further action as may be required by law or as such Lender or the Agent may from time to time request in order more effectively to carry out and accomplish the intent and purpose of this Agreement and the other Credit Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Agent or any Lender hereunder or under any other Credit Document.

              Section 9.15 No Fiduciary Relationship. . The Borrower acknowledges that no provision of this Agreement or in any of the other Credit Documents, and no course of dealing between any Lender or the Agent and the Borrower, or any other Credit Party, shall be deemed to create any fiduciary duty by the Agent or any Lender to the Borrower or any other Credit Party.

              Section 9.16 Severability. . The provisions of this Agreement are severable, and if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

              Section 9.17 Counterparts. . This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

              Section 9.18 Headings, Bold Type and Table of Contents. . The section headings, subsection headings, and bold type used herein and the Table of Contents hereto have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

              IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                                BORROWER

                                  HAGLER BAILLY, INC.


                                  By:    GEOFFREY W. BOBSIN
                                     --------------------------------------
                                     Name:   Geoffrey W. Bobsin
                                     Title:  President, Chief Executive Officer,
                                             Chief Financial Officer and
                                             Treasurer

                                AGENT

Address:                          BANK OF AMERICA, N.A.


6610 Rockledge Drive              By:  /s/  JAMES W. GAITTENS
Mail Stop MD 2-600-03-02             ---------------------------------------
Bethesda, MD 20817                   Name:   James W. Gaittens
Attention:  Michael Landini          Title:  Senior Vice President
Telephone:  (301) 493-2976
Telecopier:  (301) 571-9098

                                LENDERS

Address:                          BANK OF AMERICA, N.A.


6610 Rockledge Drive              By:  /s/ JAMES W. GAITTENS
Mail Stop MD 2-600-03-02             ---------------------------------------
Bethesda, MD 20817                   Name:   James W. Gaittens
Attention:  Michael Landini          Title:  Senior Vice President
Telephone:  (301) 493-2976
Telecopier:  (301) 571-9098

                                              Schedule I to Amended and Restated
                                                      Revolving Credit Agreement

Name of Lender                                        Commitment (in Dollars)
--------------                                        -----------------------


Bank of America, N.A.                                 $18,000,000.00

                                            Schedule 5.5 to Amended and Restated
                                                      Revolving Credit Agreement


                                   Litigation

There are no exceptions to report; however, litigation, claims and investigations involving or which could lead to liability on the part of the Borrower or any of its Subsidiaries are as follows:

   Apogee Research, Inc. ("Apogee"), a wholly owned subsidiary of the Borrower, received a subpoena in July 1998 from the Office of the Inspector General of the Environmental Protection Agency (the "EPA") requesting records from April 1993 through October 1995 pertaining to a contract between Apogee and the EPA. Apogee has provided records in response to the subpoena. The work under this contract has been completed. The subpoena was served in connection with an EPA investigation relating to the submission of potential false statements and false claims under the contract. The investigation appears to have been inactive in 1999 and 2000. The Borrower has not received any further communications concerning the investigation for over a year.

   HB Capital, Inc. v. Engineering Power Systems Group, Inc. HB Capital, Inc. ("HB Capital"), a wholly owned subsidiary of the Borrower, filed a claim in the Supreme Court of Newfoundland, Canada seeking a judgment with respect to a retainer and certain outstanding expenses and a declaratory judgment as to a potential success fee owed it by a former client. A counterclaim was filed by the client alleging that HB Capital's breach of its contract jeopardized the successful completion of a financing project and resulted in additional costs to it. The case has been settled in principle, with HB Capital to receive an aggregate of $50,000 and each party to release the other from all claims.

   Vaughn v. Hagler Bailly, Inc. A former employee of the Borrower has filed a claim with the Arlington County, Virginia Human Rights Commission (dual-filed with the Equal Employment Opportunity Commission) alleging employment discrimination based on race, sex and age. The Borrower has been informed that the case has been dismissed but has not yet received formal notice.

   The Borrower and J.D. Edwards World Solutions Company ("J.D. Edwards") are engaged in a dispute over the purchase of software and maintenance services pursuant to a contract entered into in July 1998. J.D. Edwards has threatened to pursue arbitration pursuant to the contract but has not done so.

   Claim of Robert W. Kneisley, Esq. regarding the "net worth" calculation used upon his withdrawal from the GKMG, Inc.'s predecessor law firm (the "Law Firm"). Robert Kneisley, formerly a shareholder in a predecessor of GKMG, has asserted a claim for the value of his share of the Law Firm's net worth at the time of his departure. Kneisley has filed suit against the Law Firm in the U.S. District Court for the District of Columbia claiming approximately $326,000. GKMG is responsible for 50.87% of what, if anything, is paid to Kneisley.

   Galland, Kharasch & Garfinkle, P.C. v. Philippine Airlines, Inc., Civil Action No. 2529-38 in the Superior Court of the District of Columbia (including counterclaim by Philippine Airlines). Suit was filed in 1998 in the District of Columbia Superior Court to recover payment for consulting services provided to Philippine Airlines ("PA"). PA filed a counterclaim in the amount of the payment claimed alleging that a predecessor of GKMG violated a retainer agreement with PA. This case is still pending, but there are no current activities in the case.

   Washington Consulting Group, Inc. v. David K. Monroe and Samuel W. Fairchild, Civil Action No. 99CA-003513 in the Superior Court of the District of Columbia. Washington Consulting Group, Inc. ("WCG") filed suit in Superior Court, District of Columbia against David K. Monroe, a shareholder in Galland, Kharasch and formerly a shareholder in GKMG and Samuel W. Fairchild alleging breach of fiduciary duty and fraudulent misrepresentation in connection with their retention in connection with an appeal of a contract award. No specific dollar amount is claimed. This case is still pending with discovery proceeding. GKMG is not itself a party to this litigation.

   Motorup Corporation, et al. v. Galland, Kharasch & Garfinkle, P.C. and Galland Kharasch, Greenberg, Fellman & Swirsky, P.C. and Steven John Fellman. A legal malpractice action was filed in the County Court of Philadelphia, Pennsylvania and removed to the United States District Court for the Eastern District of Pennsylvania against the Law Firm and one of its partners. The amount of damages claimed is indeterminate.

   James Martens, a former Senior Vice President of PHB Hagler Bailly, Inc., alleged that his termination in late 1999 by PHB Hagler Bailly, Inc. was based on age discrimination. To the Borrower's knowledge and belief, Mr. Martens has not taken any legal action to pursue his claim.

   Letzelter v. PHB Hagler Bailly, Inc. -- Former PHB Hagler Bailly, Inc. employee alleges in claim filed in state court in Saratoga County, New York that PHB Hagler Bailly, Inc. owes him $103,752.80 plus interest from February 1, 2000 on claims of breach of employment contract, unjust enrichment and quantum meruit. Employee resigned prior to payment of bonuses for 1998; he now claims PHB Hagler Bailly, Inc. owes him 80% of his 1998 base salary as bonus. Settlement negotiations are ongoing.

   Karat Interactive Network, Inc. v. Hagler Bailly Services, Inc. and Alpine Specialty Imports, Inc. -- Plaintiff alleges in claim filed in district court in Boulder County, Colorado trespass against Hagler Bailly Services, Inc. arising out of an incident in which a coffee maker was improperly installed in Hagler Bailly Services, Inc.'s offices. Leak from a water line over a weekend caused extensive damage to plaintiff's offices. Plaintiff is also claiming business interruption damages. Co-defendant Alpine performed the installation of the coffee machine water line. Hagler Bailly Services, Inc. filed an answer to the complaint, and cross-claimed against Alpine. Hagler Bailly Services, Inc. also instituted a third-party action against Coffee Consultants, Inc. d/b/a/ Peaberry Coffee, Ltd. with which it had contracted to install the coffee machine. Peaberry subsequently subcontracted the work to Alpine. Peaberry's answer has not yet been filed. Hagler Bailly Services, Inc.'s insurer, The Chubb Group, is paying defense costs.

                                            Schedule 5.6 to Amended and Restated
                                                      Revolving Credit Agreement


                                    Defaults

                                      None.

                                           Schedule 5.12 to Amended and Restated
                                                      Revolving Credit Agreement

                                  Subsidiaries

All Subsidiaries of the Borrower are listed below, with jurisdiction of organization indicated in parenthesis.

1.     Hagler Bailly, Inc. owns 100% of the stock of the following subsidiaries:

              (a)    Hagler Bailly Services, Inc. (Delaware)
              (b)    Hagler Bailly Risk Advisors, Inc. (Delaware)
              (c)    PHB Hagler Bailly, Inc. (Delaware)
              (d)    PHB Hagler Bailly Ltd. (UK)
              (e)    HB Capital, Inc. (Delaware)
              (f)    Apogee Research, Inc. (Maryland)
              (g)    GKMG, Inc. (District of Columbia)

2.     Hagler Bailly, Inc. owns 50% of the following subsidiary:

              (a)    Cap Gemini Hagler Bailly LLC

3. PHB Hagler Bailly, Inc. owns 100% of the stock of the following subsidiaries:

              (a)    PHB Hagler Bailly Asia Pacific Ltd. (New Zealand)
              (b)    PHB Hagler Bailly Asia Pacific Pty Ltd. (Australia)

4. PHB Hagler Bailly Asia Pacific Ltd owns 100% of the stock of the following subsidiary:

              (a)    CORE Management Systems Ltd. (New Zealand)

5.     HB Capital, Inc. owns 100% of the stock of the following subsidiary:

              (a)    Private Label Energy Services, Inc. (Delaware)

6.     Apogee Research, Inc. owns 100% of the stock of the following subsidiary:

              (a)    Hagler Bailly, Canada Ltd. (Ontario, Canada)

7.     Apogee Research, Inc. owns 40% of the stock of the following subsidiary:

              (a)    Apogee Capital LLC (Maryland)

8.     GKMG, Inc. owns 100 % of the stock of the following subsidiaries:

              (a)    GKMG Aviation Services, Inc. (District of Columbia)
              (b)    GKMG Consulting Services, Inc. (District of Columbia)

9. GKMG Consulting Services, Inc. owns 100% of the stock of the following subsidiaries:

              (a)    AirTrans, Inc. (Virginia)
              (b)    Georgetown Global Investments Corp. (Delaware)

10. Hagler Bailly Services, Inc. owns 100% of the stock of the following subsidiaries:

              (a)    Hagler Bailly Texas, Inc. (Texas)
              (b)    Hagler Bailly Consulting, Ltd. (Ireland)
              (c)    Estudio Q S.A. (Argentina)
              (d)    Estudio Q Ingenieros Associados S. R. L. (Argentina)
              (e)    Hagler Bailly S.A. (Argentina)
              (f)    Hagler Bailly Indonesia, Inc. (Delaware)
              (g)    Hagler Bailly Services India (Private) Ltd. (India)
              (h)    Hagler Bailly Armenia (Republic of Armenia)
              (i)    ZAO Hagler Bailly (Russia)
              (j)    Hagler Bailly Consulting France S.A. (France)
              (k)    Hagler Bailly International S.A. (Brussels, Belgium)

11.    Hagler Bailly S.A. owns 100% of the following subsidiary:

              (a)    Hagler Bailly do Brasil LTDA (Brazil)

12. Hagler Bailly Indonesia, Inc. and Hagler Bailly Services, Inc. own 99.7% and 0.3%, respectively, of the following subsidiary:

              (a)    PT Hagler Bailly Indonesia (Indonesia)

13. Hagler Bailly Services, Inc. and Hagler Bailly, Inc. own 25% and 5%, respectively, of the following subsidiary:

              (a)    Hagler Bailly Pakistan (Private) Ltd. (Pakistan)

                                           Schedule 5.14 to Amended and Restated
                                                      Revolving Credit Agreement

                                  Real Property

                                      None.

                                         Schedule 6.2(b) to Amended and Restated
                                                      Revolving Credit Agreement

                              Certain Indebtedness

                                      None.

                                         Schedule 6.2(j) to Amended and Restated
                                                      Revolving Credit Agreement

                       Certain Other Permitted Investments

1.     Permitted Investments for Hagler Bailly, Inc.

       (a) Up to 1,000,000 shares of Series A Preferred Stock of ThinkChain Holdings, LLC for an aggregate purchase price of $500,000; and

       (b) Up to an aggregate of $3,050,000 ($2,000,000 in cash and $1,050,000 in services) of common stock of Selectrica, Inc. ("Selectrica"), plus warrants to purchase 966,667 shares of Selectrica common stock at a purchase price of $3.00 per share.

2.     Permitted Investments for Hagler Bailly Services, Inc.

       (a) Warrants to purchase 25,000 shares of common stock of AdSavers.com, Inc. at an exercise price of $0.10 per share.

                                               Exhibit A to Amended and Restated
                                                      Revolving Credit Agreement


   --------------------------------------------------------------------------



                                     Form of

                                PLEDGE AGREEMENT

                        dated as of ______________, ____

                                     between

                                [Name of Pledgor]

                                   in favor of

                              Bank of America, N.A.
                                    as Agent

    -------------------------------------------------------------------------

                                PLEDGE AGREEMENT

       This PLEDGE AGREEMENT, dated as of ___________, ___ (as amended, modified or otherwise supplemented from time to time, the "Pledge Agreement") is made by __________________, a [corporation] organized under the laws of ______________ (the "Pledgor"), in favor of BANK OF AMERICA, N.A. (the "Agent"), in its capacity as Agent for the lenders (the "Lenders") from time to time a party to the Amended and Restated Revolving Credit Agreement, dated as of July 28, 2000 (as amended, modified or otherwise supplemented from time to time, the "Revolving Credit Agreement"), by and among Hagler Bailly, Inc., a Delaware corporation (the "Borrower"), the Agent, in its capacity as "Agent" thereunder, and the Lenders.

                              W I T N E S S E T H:

       WHEREAS, pursuant to the Revolving Credit Agreement, and subject to the terms and conditions contained therein, the Lenders have severally agreed to make available to the Borrower a revolving line of credit for Revolving Loans, Swing Line Loans and Standby Letters of Credit in an aggregate principal amount at any time not to exceed the Maximum Available Amount;

       WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by the Issuer; and

       WHEREAS, the Borrower is required to cause the Pledgor to execute this Agreement pursuant to the provisions of the Revolving Credit Agreement; and

       WHEREAS, subject to the terms and conditions contained in the Revolving Credit Agreement, the Standby Letters of Credit may be issued for the benefit of the Pledgor, and the proceeds of the Revolving Loans and Swing Line Loans may be used to enable the Borrower to make valuable transfers to the Pledgor;

       NOW, THEREFORE, in consideration of the premises and to induce the Lenders to continue to make or to maintain their respective Revolving Loans and Swing Line Loans, and to induce the Issuing Lender to issue or maintain the Standby Letters of Credit, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

       SECTION 1. Definitions. Capitalized terms used herein without definition shall have the respective meanings specified in the Revolving Credit Agreement, and the following terms shall have the following meanings (such meanings to be, when appropriate, equally applicable to both the singular and plural forms of the terms defined):

       "Agent" shall have the meaning specified in the preamble hereof.

       "Borrower" shall have the meaning specified in the preamble hereof.

       "Chattel Paper" shall have the meaning specified in the UCC on the date hereof.

       "Collateral" shall mean all Pledged Stock and all Proceeds thereof.

       "Instruments" shall have the meaning specified in the UCC on the date hereof.

       "Issuer" shall mean the issuer of the Pledged Stock and identified as such on Schedule I hereto.

       "Lenders" shall have the meaning specified in the preamble hereof.

       "Obligations" shall mean any and all now existing or hereafter arising indebtedness, obligations, liabilities and covenants of the Borrower to any Lender, the Agent, their respective Affiliates, successors and assigns and any other Indemnified Person under or arising out of the Revolving Credit Agreement and each other Credit Document to which the Borrower is a party, including without limitation (i) all Revolving Loans and Swing Line Loans, together with all interest thereon, and all Standby Letters of Credit, (ii) all fees, expenses, indemnity payments and other amounts due or to become due under the Revolving Credit Agreement, the Revolving Notes, the Swing Line Note or any other Credit Document to which the Borrower is a party, (iii) all liabilities and obligations under this Pledge Agreement, and (iv) any agreement or instrument refinancing or restructuring all or any portion of the obligations and liabilities under the Revolving Credit Agreement any other Credit Document to which the Borrower is a party or under any successor agreement or note, in each case whether direct or indirect, absolute or contingent or due or to become due.

       "Pledged Stock" shall mean all of the issued and outstanding shares of capital stock of the Issuer now owned or at any time hereafter acquired by the Pledgor but only to the extent that such shares do not at any time exceed sixty-five percent (65%) of the issued and outstanding shares of capital stock of the Issuer, together with (i) all voting or other rights appertenant thereto,
(ii) all stock certificates in respect thereof and stock certificates issued in respect thereof on account of any stock split or otherwise, (iii) all dividends, distributions and options in respect thereof and (iv) all other rights and benefits of any nature whatsoever that has been or may at any time hereafter be granted to the Pledgor by the Issuer with respect thereto while this Pledge Agreement remains in effect.

       "Pledgor" shall have the meaning specified in the preamble hereof.

       "Proceeds" means all proceeds as such term is defined in Section 9-306(1) of the UCC on the date hereof and, in any event, shall include, without limitation, all dividends or other income from Pledged Stock, and any and all collections on the foregoing or distributions with respect to the foregoing.

       "Revolving Credit Agreement" shall have the meaning specified in the preamble hereof.

       "UCC" shall mean the Uniform Commercial Code from time to time in effect in the Commonwealth of Virginia.

       SECTION 2. Pledge and Grant of Security Interest. To secure the prompt repayment when due (whether at maturity or by acceleration or otherwise) of the Obligations, the Pledgor hereby grants, pledges, transfers, conveys and delivers to the Agent, for the ratable benefit of the Lenders, a first priority, continuing security interest in all of the Pledgor's right, title and interest in and to the Pledged Stock, together with all Proceeds thereof, free and clear of any lien, charge, encumbrance or other adverse claim whatsoever of any Person (other than the lien and security interest created hereby).

       SECTION 3. Rights of the Agent. If requested by the Agent in writing to the Pledgor at any time following the occurrence and continuance of an Event of Default, all Proceeds, when collected by the Pledgor, shall be forthwith deposited by the Pledgor in the exact form received, duly indorsed by the Pledgor to the Agent if required, in a special bank account maintained by the Agent, subject to withdrawal by the Agent only, and, until so turned over, shall be held by the Pledgor in trust for the Agent, segregated from other funds of the Pledgor. Any funds held in such special bank account which have not been withdrawn and applied by the Agent to the Obligations shall be returned to the Pledgor by the Agent in the event that such Event of Default is cured or waived in accordance with the terms of the Credit Documents.

       SECTION 4. Stock Powers; Endorsements. Concurrently with the delivery by the Pledgor to the Agent of each certificate representing one or more shares of Pledged Stock, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor. The Agent shall have the right to require any Pledgor to cause any such stock certificate to be re-issued in the name of the Agent to the extent the Agent shall deem it necessary or appropriate for the purpose of perfecting its security interest in the Pledged Stock.

       SECTION 5. Representations and Warranties. The Pledgor hereby represents and warrants that:

              (a) set forth on Schedule I hereto is a listing as of the date hereof of the total number of all shares of capital stock issued and outstanding with respect to the Issuer, together with the total number of shares of capital stock of the Issuer owned by the Pledgor; the Pledgor is the record owner of the shares of Pledged Stock;

              (b) the Pledged Stock is legally and equitably owned by the Pledgor, free and clear of any and all liens, security interests, claims, charges, Equity Rights of others and other encumbrances whatsoever, except for the security interest granted to the Agent hereby;

              (c) all shares of Pledged Stock have been duly authorized and validly issued and are fully paid and nonassessable;

              (d) the Pledgor has the right to vote, pledge and grant a security interest in the Collateral, as provided by this Pledge Agreement;

              (e) upon delivery to the Agent of the stock certificates evidencing the Pledged Stock and the execution and delivery of the stock powers referred to in Section 4 hereof, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral (except, with respect to Proceeds, only to the extent permitted by Section 9-306 of the Code), enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor except, in each case, as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law);

              (f) no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Agent pursuant to this Pledge Agreement; and

              (g) the Pledgor's chief executive office and chief place of business, and the place where the Pledgor keeps its records concerning the Collateral, is, as of the date hereof, located at the address listed on Schedule II hereto, or such other location as such Pledgor shall inform the Agent in accordance with subsection 6(e) hereof.

Each Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by it on each Funding Date and or each date of a LIBOR Conversion or the issuance of a Standby Letter of Credit under the Revolving Credit Agreement on and as of such date as though made hereunder on and as of such date.

       SECTION 6. Covenants. The Pledgor covenants and agrees with the Agent and the Lenders, that, from and after the date of this Pledge Agreement until the Obligations are paid in full, no Standby Letters of Credit are outstanding or not fully cash collateralized and the Commitments are terminated:

              (a) If the Pledgor shall, as a result of its ownership of the Collateral, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), promissory note or other instrument, option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Collateral, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated stock power or endorsement, as appropriate, covering such certificate, note or instrument duly executed in blank by the Pledgor, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Collateral upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and, in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Collateral shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

              (b) Without the prior written consent of the Agent except as otherwise permitted by the Revolving Credit Agreement, the Pledgor shall not (i) vote to enable, or take any other action to permit, the Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien created by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Agent and the Lenders in and to the Collateral pledged by it hereunder against the claims and demands of all Persons whomsoever.

              (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper, such note, Instrument or Chattel Paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

              (d) The Pledgor agrees to pay, and to hold the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

              (e) The Pledgor shall not, unless it shall give 45 days' (or such other notice as is acceptable to the Agent) prior written notice to such effect to the Agent, (i) change the location of its chief executive office or chief place of business from that specified in
           Section 5(g) hereof, or remove its books and records from such location or (ii) change its name, identity or structure to such an extent that any financing statements filed by the Agent in connection with this Agreement would become misleading.

           SECTION 7. Cash Dividends, Voting Rights, and Interest Payments.


              (a) Pledgor's Limited Right to Receive Dividends. Unless an Event of Default shall have occurred and be continuing and the Agent shall (unless such Event of Default is an Event of Default arising under Section 7.1(g) or 7.1(h) of the Revolving Credit Agreement, in which case no such notice need be given) have given notice to the Pledgor of the Agent's intent to exercise its rights pursuant to Section 8 hereof with respect to the Collateral, the Pledgor shall be (i) permitted to receive all cash dividends or distributions in respect of the Pledged Stock to the extent expressly permitted by the Revolving Credit Agreement and (ii) permitted to exercise all voting, corporate and other rights of ownership with respect to the Pledged Stock, provided, however, that no vote shall be cast or corporate right exercised or other action taken which would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Revolving Credit Agreement or any other Credit Document.

              (b) Dividends Paid to Agent Upon Event of Default. If an Event of Default shall have occurred and be continuing and the Agent shall (unless such Event of Default is an Event of Default arising under Section 7.1(g) or 7.1(h) of the Revolving Credit Agreement, in which case no such notice need be given) have given notice to the Pledgor of its intent to exercise its rights pursuant to Section 8 hereof with respect to the Collateral,
       (i) all dividends and other distributions (including cash) paid on or in respect of the Pledged Stock shall be paid to and retained by the Agent as Collateral hereunder (or if received by the Pledgor, shall be held in trust by the Pledgor for the benefit of the Agent and the Lenders and shall be forthwith delivered by it) and (ii) all voting, corporate and other rights pertaining to the Pledged Stock, if any, shall be exercised by the Agent.

           SECTION 8. Rights of the Lenders and the Agent.

              (a) Right to Receive Dividends and Exercise Voting Rights. If an Event of Default shall have occurred and be continuing and the Agent shall (unless such Event of Default is an Event of Default arising under Section 7.1(g) or 7.1(h) of the Revolving

Credit Agreement, in which case no such notice need be given) give notice of its intent to exercise its rights hereunder to the Pledgor, (i) the Agent shall have the right to receive any and all cash dividends, distributions and payments or other income paid in respect of the Collateral and make application thereof to the Obligations in such order as the Agent may determine, and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights, powers and privileges pertaining to such Collateral at any meeting of shareholders of the applicable Issuer or otherwise, and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the structure of the Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to the Collateral, and in connection therewith, the right to deposit and deliver any and all of the Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except as otherwise provided in
Section 11 hereof, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

              (b) Rights of Agent under Pledge Agreement Not Affected by Other Rights of Agent. The rights of the Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Lender of any right or remedy against the Issuer or the Pledgor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of set-off with respect thereto. Neither the Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the generality of the foregoing, all rights of the Agent and Lenders, and the security interests, hereunder and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of, and unaffected by, (i) any lack of validity or enforceability of the Revolving Credit Agreement or any other Credit Document;
(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Revolving Credit Agreement or any other Credit Document; (iii) any exchange, surrender, release or non-perfection of any Pledged Collateral for all or any of the Obligations; or (iv) any other circumstance or condition which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or this Pledge Agreement.

              (c) Agent's Right to Maintain Proceedings. The Agent (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Pledge Agreement and (ii) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

              (d) Appointment of Receiver. The Agent shall, to the extent permitted by applicable law, without notice to the Pledgor or to any party claiming through the Pledgor, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Agent) of the Collateral or any part thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Agent, and the Pledgor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

       SECTION 9. Remedies. In the event that any portion of the Obligations has been declared or becomes due and payable in accordance with the terms of the Revolving Credit Agreement or other Credit Document and such Obligations have not been paid in full, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement guarantying, securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, the Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange or broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released, including, to the extent permitted by applicable law, all rights under Section 9-506 of the UCC. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation,
Section 9-504(1)(c) of the UCC, shall the Agent be required to account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the lawful exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

       SECTION 10. Registration Rights; Private Sales.

              (a) Registration of Securities. If the Agent shall determine to exercise its right to sell any or all of the Collateral pursuant to Section 9 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Collateral, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will cause the Issuer to (i) execute and deliver, and cause the directors and officers of the Issuer or the Pledgor, as the case may be, to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period of time as is required by law, and (iii) make all amendments thereto or to the related prospectus that, in the opinion of the Agent are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto. The Pledgor agrees to cause the Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions that the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act.

              (b) Private Sales. The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

              (c) Assistance. The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales pursuant to this Section 10 of all or any portion of the Pledged Stock valid and binding and in compliance with any and all other applicable laws. The Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this
Section 10 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

       SECTION 11. Limitation on Duties Regarding Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent nor any Lender nor their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so (except to the extent the same constitutes gross negligence or willful misconduct) or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or otherwise. The Agent shall not be liable to any Pledgor or any other Person for any loss caused by the Agent's failure to meet any obligation imposed upon it by Section 9-207 of the UCC or any successor provision except to the extent the Agent shall have breached its duty as provided in the first sentence of this Section 11. The Agent shall not have any duty or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to the Collateral.

       SECTION 12. Power of Attorney; Powers Coupled with an Interest.

              (a) Power of Attorney. Without limiting any other right granted hereunder, the Pledgor hereby irrevocably constitutes and appoints the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Agent's reasonable discretion for the purpose of carrying out the terms of this Pledge Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purpose of this Pledge Agreement. Without limiting the generality of the foregoing, the Pledgor hereby gives the Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, to do the following:

                     (i) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and

                     (ii) upon the occurrence and continuance of any Event of Default and otherwise to the extent provided in this Pledge Agreement,
       (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to come due thereunder directly to the Agent or as the Agent shall direct, (B) to receive payment of and receipt for, and to demand and sue for, any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of the Collateral, (C) to sign and indorse and receive, take, assign and deliver, any checks, notes, drafts, negotiable and non-negotiable instruments, any invoices, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral, (D) to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral, (E) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof, as fully and effectively as if the Agent were the absolute owner thereof and (F) to do, at its option, but at the expense of the Pledgor, at any time or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Pledge Agreement, all as fully and effectively as the Pledgor might do.

              (b) Powers Coupled With an Interest. All authorizations and agencies granted or provided herein with respect to the Collateral, including the powers granted under clause (a) of this Section 12, are irrevocable and powers coupled with an interest.

       SECTION 13. Estoppel.

              (a) No Actions To Impede Sale of Collateral. The Pledgor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Pledge Agreement, and hereby waives all benefit or advantage of all such laws. The Pledgor covenants that it will not hinder, delay or impede the execution of any power granted to the Agent in this Pledge Agreement, the Revolving Credit Agreement or any other Credit Document.

              (b) Collateral Sold as an Entirety. The Pledgor, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Pledge Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

       SECTION 14. Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision of this Pledge Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

       SECTION 15. Integration. This Pledge Agreement and the other Credit Documents constitute the entire agreement of the Agent, the Lenders, the Borrower and the other Credit Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Credit Documents.

       SECTION 16. No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 17 hereof) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

       SECTION 17. Waivers and Amendments; Successors and Assigns, Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent; provided that any provision of this Pledge Agreement may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, without giving effect to principles of conflicts of laws other than those contained in the UCC.

       SECTION 18. Notices. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at, in the case of the Agent or any Lender, to its address or facsimile number specified in the Revolving Credit Agreement, to the Pledgor, to its address or facsimile number specified on Schedule II hereto, and to the Issuer, to its address or facsimile number specified on Schedule III hereto or, in each case, such other address as such party may hereafter specify for that purpose by notice to the other. Each such notice, request or other communication shall be effective (i) in the case of telephonic notice (to the extent expressly permitted hereunder), when made, (ii) in the case of notice delivered by overnight express courier, one Business Day after the Business Day such notice was delivered to such courier, (iii) in the case of notice delivered by first class mail, three Business Days after being deposited in the mail, postage prepaid, return receipt requested, (iv) in the case of notice by hand, when delivered, or (v) in the case of notice by any customary means of telecommunication, when sent provided confirmation of receipt or answer back has been received, in each case if addressed to any party hereto as provided herein. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the validity of notice given in accordance with this section.

       SECTION 19. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

       SECTION 20. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Lenders, be governed by the Revolving Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

       SECTION 21. Judicial Proceedings; Waiver of Jury Trial. Any judicial proceeding brought against the Pledgor with respect to any Credit Agreement Related Claim may be brought in any court of competent jurisdiction in the Commonwealth of Virginia, and, by execution and delivery of this Pledge Agreement, the Pledgor (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Credit Agreement Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Pledgor hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 18 of this Pledge Agreement, and service so made shall be deemed completed on the earlier of (x) the receipt thereof and (y) if delivered in the manner described in clause (iii) of Section 18 hereof, the fifth (5th) Business Day after such service is deposited in the mail. Nothing herein shall affect the right of any Lender or the Agent to serve process in any other manner permitted by law or shall limit the right of any Lender or the Agent to bring proceedings against the Pledgor in the courts of any other jurisdiction. Any judicial proceeding by the Pledgor against any Lender or the Agent involving any Credit Agreement Related Claim shall be brought only in a court located in the Commonwealth of Virginia. THE PLEDGOR AND THE LENDERS AND THE AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY CREDIT AGREEMENT RELATED CLAIM.

       SECTION 22. Expenses of the Agent. The Pledgor shall pay to the Agent from time to time upon demand (i) all of the costs and expenses (including reasonable fees and disbursements of counsel) incurred by the Agent in connection with the preparation, modification, amendment, waiver or termination of this Pledge Agreement or any document or agreement contemplated hereby or any consent or waiver hereunder or thereunder and (ii) as a result of or in connection with any Event of Default, all of the costs and expenses incurred by the Agent or any Lender (including, without limitation, the reasonable fees and disbursements of counsel and any amounts payable by the Agent or any Lender to any of their respective agents) arising from or incurred in connection with the administration (excluding internal overhead costs) of this Pledge Agreement, or any document or agreement contemplated hereby, or in connection with the administration (excluding internal overhead costs), sale or other disposition of Collateral hereunder or under any document or agreement contemplated hereby or the preservation, protection or defense of the rights of the Agent or any Lender in and to the Collateral.

       SECTION 23. Indemnification. The Pledgor shall at all times hereafter indemnify, hold harmless and, on demand, reimburse the Agent and the Lenders and their respective subsidiaries, affiliates, successors, assigns, officers, directors, employees and agents, and their respective heirs, executors, administrators, successors and assigns (all of the foregoing parties, including, but not limited to, the Agent, being hereinafter collectively referred to as the "Indemnities" and individually as an "Indemnitee") from, against and for any and all liabilities, obligations, claims, damages, actions, penalties, causes of action, losses, judgments, suits, costs, expenses and disbursements, including, without limitation, attorney's fees (any and all of the foregoing being hereinafter collectively referred to as the "Liabilities" and individually as a "Liability") which the Indemnitees, or any of them, might be or become subjected, by reason of, or arising out of the preparation, execution, delivery, modification, administration or enforcement of, or performance of the Agent's or any Lender's rights under, this Pledge Agreement or any other document, instrument or agreement contemplated hereby or executed in connection herewith; provided, however, that the Pledgor shall not be liable to any Indemnitee for any Liability caused solely by the gross negligence or willful misconduct of such

Indemnitee; and, provided, further, that no Lender shall be entitled to be indemnified for its costs and expenses incurred in connection with the preparation, execution, delivery, modification, administration or enforcement of this Pledge Agreement except to the extent provided in Section 22 hereof. In no event shall any Indemnitee, as a condition to enforcing its rights under this
Section 23 or otherwise, be obligated to make a claim against any other Person (including, without limitation, the Agent) to enforce its rights under this
Section 23.

       SECTION 24. Further Acts and Assurances Generally. The Pledgor shall promptly and duly execute and deliver to a Lender or the Agent, as the case may be, and to such other persons as such Lender or the Agent shall reasonably designate, such further instruments and shall take such further action as may be required by law or as such Lender or the Agent may from time to time reasonably request in order more effectively to carry out and accomplish the intent and purpose of this Pledge Agreement and to establish and protect the rights and remedies created or intended to be created in favor of the Agent or any Lender hereunder.

       SECTION 25. Counterparts. This Pledge Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

       SECTION 26. Headings; Bold Type. The section headings, subsection headings, and bold type used herein have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Pledge Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                              PLEDGORS

                                [Name of Pledgor]

                                By:
                                   ----------------------
                                   Name:
                                   Title:

                              AGENT

                               BANK OF AMERICA, N.A., as Agent



                                By:
                                   ------------------------------------
                                   Name:
                                   Title:

                           ACKNOWLEDGEMENT AND CONSENT

              The undersigned Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The undersigned Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in Section 6(a) of the Pledge Agreement. The undersigned Issuer further agrees that the terms of
Section 10(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section 10 of the Pledge Agreement.

                                     ISSUER

                                         [Name of Issuer]



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

                                                  Schedule I to Pledge Agreement

                          Description of Pledged Stock

                                                                                         OWNER OF                     PERCENTAGE
                                                      STOCK         TOTAL NO. OF         OUTSTANDING                  OF SHARES
                                 CLASS OF             CERTIF.       OUTSTANDING          SHARES AND NO.               OWNED
  NAME OF ISSUER                STOCK                 NUMBER        SHARES               OF SHARES OWNED              BY OWNERS
------------------------------- --------------------- ------------- ------------------- ----------------------------- --------------
  [Foreign Subsidiary]          [Common];             [1]            ____                [Name of Pledgor]; __          [100%]
                                ___ shares
                                authorized;
                                par value $___
                                per share

------------------------------- --------------------- ------------- ------------------- ----------------------------- --------------

                                                 Schedule II to Pledge Agreement

                                 Chief Executive
                              Office of The Pledgor

 Name of Pledgor                                          Chief Executive Office
 ---------------                                          ----------------------

 [Name]                                                   [Address]

                                                Schedule III to Pledge Agreement

                               Address of Issuers

 Name of Issuers                                                       Address
 ---------------                                                       -------

 [Name]                                                                [Address]

                                             Exhibit B to Amended and Restated
                                                    Revolving Credit Agreement



                                     FORM OF
                                 REVOLVING NOTE


                                 REVOLVING NOTE


U.S.$18,000,000.00                                   Dated:  ___________, 2000



            FOR VALUE RECEIVED, the undersigned, HAGLER BAILLY, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay on the Maturity Date to the order of BANK OF AMERICA, N.A. (the "Lender"), and its successors and assigns, the principal amount of the lesser of (x) EIGHTEEN MILLION UNITED STATES DOLLARS ($18,000,000.00) and (y) the aggregate amount of Revolving Loans made by the Lender to the Borrower pursuant to the Agreement (as hereinafter defined) and remaining outstanding on such date. Capitalized terms used (but not defined) in this Revolving Note shall have the meanings given to them in the Agreement (as hereinafter defined).

            The Borrower promises to pay interest from the initial Funding Date of such Revolving Loans until the Maturity Date on the principal amount of this Revolving Note from time to time outstanding at the rate, and in the manner, prescribed in the Agreement. Any principal amount of, or any interest accrued on, this Revolving Note which is not paid on the date due shall bear interest from such due date until paid in full at the Default Rate. In no event shall the rate of interest borne by this Revolving Note at any time exceed the maximum rate of interest permitted at that time under applicable law.

            Payments of the principal amount of and interest on this Revolving Note shall be made in lawful money of the United States of America to the Lending Office of the Agent on behalf of the Lender as provided in the Agreement.

            This Revolving Note is one of the Revolving Notes referred to in the Amended and Restated Revolving Credit Agreement, dated as of July 28, 2000 (as the same may from time to time be amended, modified or supplemented, the "Agreement"), between the Lender, the lenders from time to time a party thereto, if any, the Borrower and Bank of America, N.A., as Agent. The Lender is entitled to the rights and benefits of the Agreement and the other Credit Documents, and the Agent, for the benefit of the Lender, is entitled to the benefits provided under the Borrower Security Agreement, the Subsidiary Security Agreements, any Pledge Agreement and the Subsidiary Guarantee. The Agreement, among other things, contains provisions for optional and mandatory prepayments on account of the principal of this Revolving Note by the Borrower and for acceleration of the maturity of this Revolving Note upon the terms and conditions therein specified.

            This Revolving Note is being issued in replacement of that certain Revolving Note, dated May 20, 1998, issued by the Borrower to the Lender (as successor to NationsBank, N.A.) under the Original Credit Agreement.

            THIS REVOLVING NOTE IS BEING ISSUED IN THE COMMONWEALTH OF VIRGINIA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES.

                                    HAGLER BAILLY, INC.


                                    By:__________________________
                                       Name:
                                       Title:

                                         Exhibit C to the Amended and Restated
                                                    Revolving Credit Agreement


                                     FORM OF
                              AMENDED AND RESTATED
                              SUBSIDIARY GUARANTEE


      AMENDED AND RESTATED SUBSIDIARY GUARANTEE, dated as of ___________, 2000 (this "Guarantee"), is made by each of the entities that are signatories hereto (the "Guarantors") in favor of BANK OF AMERICA, N.A., as Agent (in such capacity, the "Agent") for the lenders and other financial institutions (the "Lenders") that are from time to time parties to the Revolving Credit Agreement described below.

                             W I T N E S S E T H:

      WHEREAS, Hagler Bailly, Inc., a Delaware corporation (the "Company"), is party to the Amended and Restated Revolving Credit Agreement, dated as of July 28, 2000, among the Company, the Lenders and the Agent (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), amending and restating in its entirety the Revolving Credit Agreement, dated as of November 20, 1998 (as amended, the "Original Credit Agreement") between the Agent, the Lenders and the Company;

      WHEREAS, in connection with the transactions contemplated by the Original Credit Agreement, the Guarantors entered into in favor of the Agent, for the ratable benefit of the Lenders, a Subsidiary Guaranty, dated as of November 20, 1998 (as amended, the "Original Guaranty");

      WHEREAS, pursuant to the terms of the Revolving Credit Agreement and the other Credit Documents, the Lenders have severally agreed to make extensions of credit in the form of Revolving Loans, Swing Line Loans and Standby Letters of Credit to or for the benefit of the Company;

      WHEREAS, except as set forth in the Revolving Credit Agreement or the schedules attached thereto, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital of stock of, or other equity interests in, each of the Guarantors;

      WHEREAS, the proceeds of such Revolving Loans, Swing Line Loans and Standby Letters of Credit may be used to enable the Company to make valuable transfers to any or all of the Guarantors in connection with the operation of their respective businesses and for the Permitted Uses;

      WHEREAS, each Guarantor will derive substantial direct and indirect benefit from such Revolving Loans, Swing Line Loans and Standby Letters of Credit;

      WHEREAS, the obligation of the Lenders to make the Revolving Loans and Swing Line Loans and issue the Standby Letters of Credit is conditioned upon, among other things, the execution and delivery by each of the Guarantors of a guarantee to the Agent for the benefit of the Agent and for the ratable benefit of the Lenders; and

      WHEREAS, the Guarantors and the Agent desire to amend and restate the Original Guaranty in its entirety upon the terms and conditions set forth herein;

      NOW, THEREFORE, in consideration of the premises, the commercial benefits accruing to each Guarantor and to induce the Lenders to enter into the Revolving Credit Agreement and to make the Revolving Loans and the Swing Line Loans and to issue the Standby Letters of Credit, each Guarantor hereby agrees with and for the benefit of the Agent and the Lenders as follows:

      SECTION 1. Defined Terms. As used in this Guarantee, terms defined in the Revolving Credit Agreement (unless otherwise defined herein) are used herein as therein defined, and the following terms shall have the following meanings (such meanings to be, when appropriate, equally applicable to both the singular and plural forms of the terms defined):

            "Agent" shall have the meaning specified in the preamble hereof.

            "Guarantee" shall have the meaning specified in the preamble hereof.

            "Guarantors" shall have the meaning specified in the preamble hereof.

            "Lenders" shall have the meaning specified in the preamble hereof.

            "Maximum Guaranteed Amount" for any Guarantor shall mean the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors.

            "Revolving Credit Agreement" shall have the meaning specified in the first whereas clause hereof.

            SECTION 2.   Guarantee.

            (a) Each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees to the Agent and the Lenders and their respective successors, indorsees, transferees and assigns the prompt and complete payment by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, and each Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee; provided, however, that, notwithstanding anything to the contrary contained herein or in any other Credit Document, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed such Guarantor's Maximum Guaranteed Amount. This Guarantee constitutes a present and continuing guarantee of payment and performance when due and not of collection, and each of the Guarantors, as a primary obligor and not as a surety, specifically agrees that no Guarantor shall be entitled to require that the Agent or any Lender exercise any right, assert any claim or demand, foreclose against or enforce any remedy whatsoever against the Company (or any other Person) before or as a condition to the obligations of such Guarantor hereunder. Each Guarantor hereby acknowledges that it is fully aware of the terms and conditions and has received a copy of each Credit Document to which it or any other Credit Party is a party and is fully aware of the transactions contemplated thereby.

            (b) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor or of all of the Guarantors without impairing this Guarantee or affecting the rights and remedies of the Agent and the Lenders hereunder.

            (c) No payment or payments made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to its Maximum Guaranteed Amount until such time as the Obligations are paid in full, no Standby Letters of Credit are outstanding or not fully cash collateralized and the Commitments are terminated.

            (d) Each Guarantor agrees that whenever, at any time or from time to time, it shall make any payment to the Agent or any Lender on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guarantee for such purpose.

      SECTION 3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the Lenders, and each Guarantor shall remain liable to the Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

      SECTION 4. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default specified in the Revolving Credit Agreement, each Guarantor hereby irrevocably authorizes each Lender at any time and from time to time without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of such Guarantor, or any part thereof, in such amounts as such Lender may elect, against and on account of the obligations and liabilities of such Guarantor to such Lender hereunder and claims of every nature and description of such Lender against such Guarantor, in any currency, whether arising hereunder, under the Revolving Credit Agreement, the Revolving Notes, the Swing Line Note, the Standby Letters of Credit or otherwise under any other Credit Document, as such Lender may elect, whether or not the Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Lender agrees to notify such Guarantor promptly of any such set-off and the application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

      SECTION 5. Subrogation, etc. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Lender, no Guarantor shall exercise any of the rights of the Agent or any Lender which the Guarantor may acquire by way of subrogation, by any payment made hereunder, by reason of such set-off or application of funds or otherwise, against the Company or any other Guarantor or any collateral security or guarantee or right of set-off held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Lenders by the Company on account of the Obligations are paid in full, no Standby Letters of Credit are outstanding or not fully cash collateralized and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation or reimbursement rights at any time when all of the Obligations shall not have been paid in full, any Standby Letter of Credit shall be outstanding or not fully cash collateralized or the Commitments shall not have been terminated, such amount shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as required by the applicable Credit Documents.

      SECTION 6. Amendments, etc. with respect to the Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (i) any demand for payment of any of the Obligations made by the Agent or any Lender may be rescinded by such party and any of the Obligations continued, (ii) the Obligations, or the liability of any other party upon or for any part thereof, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Lender, (iii) the Revolving Credit Agreement, the Revolving Notes, the Swing Line Note, the other Credit Documents, any Standby Letter of Credit and any other collateral security document or other guarantee or document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent and/or any Lender may deem advisable from time to time, and (iv) any collateral security, guarantee or right of set-off at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Company or any other Guarantor or guarantor, and any failure by the Agent or any Lender to make any such demand or to collect any payments from the Company or any such other Guarantor or guarantor or any release of the Company or such other Guarantor or guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Lender against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings. EACH GUARANTOR EXPRESSLY AND IRREVOCABLY WAIVES THE BENEFITS AFFORDED TO IT UNDER SECTIONS 49-25 AND 49-26 OF THE CODE OF VIRGINIA (1950), AS AMENDED, OR ANY SIMILAR STATUTE OR COMMON LAW.

      SECTION 7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon this Guarantee or acceptance of this Guarantee. The Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, annexed or waived, in reliance upon this Guarantee, and all dealings between the Company or any of the Guarantors and the Agent or any Lender shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations or this Guarantee. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment, and not of collection, without regard to (whether or not the Guarantor or the Company shall have any knowledge or notice of any of the following) (a) the validity, regularity or enforceability of the Revolving Credit Agreement, the Revolving Notes, the Swing Line Note, the Standby Letters of Credit, any of the other Credit Documents, any of the Obligations or any other collateral security therefore or guarantee or right of set-off with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Agent or any Lender, (c) any termination, amendment or modification of, or deletion from, or addition or supplement to, or other change in any of the Credit Documents or any other instrument or agreement applicable to any of the parties to such agreements, or any furnishing or acceptance of additional security, or any release of, exchange or action with respect to any security, for the obligations of the Company under the Credit Documents, or the failure of any security or the failure of any Person to perfect any interest in any collateral security; (d) any exercise, nonexercise or waiver of any right, remedy, power or privilege under or in respect of any Credit Document or any obligation or liability contained therein or any failure to mitigate damages under any Credit Document or any waiver of any such right, remedy, power or privilege or any failure to give any notice (including notice of an Event of Default) to any Credit Party;
(e) any extension of time for payment of any Obligation, or of the time for performance of any other obligations, covenants or agreements under or arising out of any Credit Document, or the extension or the renewal of any thereof; and (f) any other law, rule, regulation, event, condition or circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under this Guarantee (or of a guarantor or surety in general), in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Guarantor, the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of set-off with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of set-off, or any release of the Company or any such other Person or any such collateral security, guarantee or right of set-off, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Lender against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full, no Standby Letter of Credit shall remain outstanding or not fully cash collateralized and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Revolving Credit Agreement the Company may be free from any Obligations.

      SECTION 8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated automatically, as the case maybe, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made. If an event permitting the declaration of default under a Credit Document shall at any time have occurred and be continuing, and such declaration of default shall at such time be prevented by reason of the pendency against the Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, each Guarantor agrees that, for purposes of this Guarantee and its obligations hereunder, such Credit Document shall be deemed to have been declared in default with the same effect as if such Credit Document had been enforceable in accordance with the terms thereof, and each Guarantor shall forthwith pay the amounts specified by the Agent or any Lenders to be paid thereunder, any interest thereon and any other amounts guaranteed hereunder without further notice or demand.

      SECTION 9. Payments; Execution and Delivery Taxes. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in U.S. Dollars at the office of the Agent located at BANK OF AMERICA, N.A., care of Kay Finlaw-Creel, VA-200-05-02, 8300 Greensboro Drive, Suite 550, McLean, VA 22102, or such other office of the Agent in the United States of America as the Agent may from time to time designate to the Guarantors by written notice.

      SECTION 10. Representations and Warranties. Each Guarantor hereby represents and warrants that:

            (a) such Guarantor is a corporation, limited liability company or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the corporate, limited liability company or partnership power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

            (b) such Guarantor has the corporate, limited liability company or partnership power and authority and the legal right to execute and deliver, and to perform its obligations under this Guarantee, and has taken all necessary corporate, limited liability company or partnership action to authorize its execution, delivery and performance of this Guarantee;

            (c) this Guarantee constitutes the legal, valid and binding obligations of such Guarantor enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

            (d) the execution, delivery and performance by such Guarantor of this Guarantee will not violate any certificate of incorporation, by-laws or other charter or formation documents, or any applicable law, rule or regulation or any contract, agreement or instrument (including agreements or instruments of indebtedness) applicable to or binding upon such Guarantor;

            (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Body and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability by or against such Guarantor of this Guarantee; and

            (f) there is no action, suit, investigation or proceeding by or before any court, administrative agency or other governmental authority pending or, to the knowledge of such Guarantor, threatened which involves any of the transactions contemplated by this Guarantee or would affect materially the ability (financial or otherwise) of such Guarantor to perform its obligations hereunder.

      Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on each Funding Date by the Company under the Revolving Credit Agreement on and as of such Funding Date as though made hereunder on and as of such Funding Date.

      SECTION 11. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 12. Section Headings. The Section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      SECTION 13. No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall, by any act (except by a written instrument pursuant to Section 14 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

      SECTION 14. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This Guarantee represents the agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not reflected herein. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Agent, provided that any provision of this Guarantee may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Guarantee shall be binding upon the successors and permitted assigns of each Guarantor and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

      SECTION 15. Notices. All notices, requests and demands to or upon the Guarantors or the Agent or any Lender to be effective shall be in writing or by telecopy and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) in the case of telephonic notice (to the extent expressly permitted hereunder), when made, (ii) in the case of notice delivered by overnight express courier, one Business Day after the Business Day such notice was delivered to such courier, (iii) in the case of notice delivered by first class mail, three Business Days after being deposited in the mail, postage prepaid, return receipt requested, (iv) in the case of notice by hand, when delivered, or (v) in the case of notice by any customary means of telecommunication, when sent provided confirmation of receipt or answer back has been received, in each case if addressed, in the case of the Agent and the Lenders, to such party at the address provided for such party in section 9.6 of the Revolving Credit Agreement or, in the case of the Guarantors, addressed to such party as specified in Schedule I hereto.

      SECTION 16. Counterparts. This Guarantee may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

      SECTION  17.   Acknowledgement.   Each  Guarantor  hereby  confirms  its
agreement with sections 9.15 and 9.13 of the Revolving Credit Agreement.

      SECTION 18. Submission To Jurisdiction; Waivers. Any judicial proceeding brought against any Guarantor with respect to this Guarantee or the transactions contemplated hereby may be brought in any court of competent jurisdiction in the Commonwealth of Virginia, and, by execution and delivery of this Guarantee, each Guarantor (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Guarantee or the transactions contemplated hereby and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. Each Guarantor hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 15 hereof, and service so made shall be deemed completed on the earlier of (x) the receipt thereof and (y) if sent by registered or certified mail (return receipt requested), the fifth (5th) Business Day after such service is deposited in the mail. Nothing herein shall affect the right of any Lender or the Agent to serve process in any other manner permitted by law or shall limit the right of any Lender or the Agent to bring proceedings against any Guarantor in the courts of any other jurisdiction. Any judicial proceeding by any Guarantor against any Lender or the Agent involving this Guarantee or the transactions contemplated hereby shall be brought only in a court located in the Commonwealth of Virginia. THE GUARANTORS AND THE LENDERS AND THE AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 19. Authority of Agent. Each Guarantor acknowledges that the rights and responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent and the Lenders, be governed by the Revolving Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Guarantor, the Agent shall be conclusively presumed to be acting as Agent for the Lenders with full and valid authority so to act or refrain from acting, and neither such Guarantor, the Company nor any other Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

      IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                    Hagler Bailly Services, Inc.


                                    By:
                                       ------------------------------
                                        Name:
                                        Title:

                                    HB Capital, Inc.


                                    By:
                                       ------------------------------
                                        Name:
                                        Title:



                                    Private Label Energy Services, Inc.



                                    By:
                                       ------------------------------
                                        Name:
                                        Title:


                                    PHB Hagler Bailly, Inc.



                                    By:
                                       ------------------------------
                                        Name:
                                        Title:


                                   GKMG, Inc.


                                    By:
                                       ------------------------------
                                        Name:
                                        Title:

                                    GKMG Consulting Services, Inc.



                                    By:
                                       ------------------------------
                                        Name:
                                        Title:



                                    Hagler Bailly Risk Advisors, Inc.



                                    By:
                                       ------------------------------
                                        Name:
                                        Title:

                                                                 SCHEDULE I TO
                                                          AMENDED AND RESTATED
                                                          SUBSIDIARY GUARANTEE




Addresses of Guarantors



      Notices may be provided to each Guarantor by Addressing the Guarantor by its name, care of:


HAGLER BAILLY, INC.
1530 Wilson Boulevard
Suite 400
Arlington, Virginia  22209
Attn:  Geoffrey W. Bobsin
Telephone:  703-351-____
Telecopier:  703-528-____

                                             Exhibit D to Amended and Restated
                                                    Revolving Credit Agreement








  --------------------------------------------------------------------------



                                     Form of

                               SECURITY AGREEMENT

                       dated as of ______________, ____

                                     between

                              [NAME OF COMPANY]

                                    as Debtor

                                       and

                            BANK OF AMERICA, N.A.

                                    as Agent
  -------------------------------------------------------------------------

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS........................................................2

            Section 1.1   Definitions Generally..............................2

            Section 1.2   UCC Definitions....................................5

ARTICLE II SECURITY INTERESTS................................................5

            Section 2.1   Grant of Security Interests........................5

            Section 2.2   Continuing Liability of the Debtor.................7

            Section 2.3   Sales and Collections..............................7

            Section 2.4   Segregation of Proceeds............................8

            Section 2.5   Verification of Receivables........................9

            Section 2.6   Release of Collateral..............................9

ARTICLE III REPRESENTATIONS AND WARRANTIES..................................10

            Section 3.1   Title to Collateral...............................10

            Section 3.2   Validity, Perfection and Priority of
                          Security Interests................................10

            Section 3.3   Enforceability of Receivables and Other
                          Intangibles.......................................11

            Section 3.4   Place of Business.................................11

            Section 3.5   Location of Collateral............................11

            Section 3.6   Trade Names.......................................12

            Section 3.7   Patents and Trademarks............................12

ARTICLE IV COVENANTS........................................................12

            Section 4.1   Perfection of Security Interests..................12

            Section 4.2   Further Actions...................................12

            Section 4.3   Change of Name, Identity or Structure.............14

            Section 4.4   Place of Business and Collateral..................14

            Section 4.5   Fixtures..........................................14

            Section 4.6   Maintenance of Records............................14

            Section 4.7   Compliance with Laws..............................15

            Section 4.8   Payment of Taxes..................................15

            Section 4.9   Compliance with Terms of Accounts and
                          Contracts.........................................15

            Section 4.10  Limitation on Liens on Collateral.................15

            Section 4.11  Limitations on Modifications of
                          Receivables and Other Intangibles; No
                          Waivers or Extensions.............................16

            Section 4.12  Maintenance of Insurance..........................16

            Section 4.13  Limitations on Dispositions of
                          Collateral........................................16

            Section 4.14  Further Identification of Collateral..............16

            Section 4.15  Notices...........................................17

            Section 4.16  Change of Law.....................................17

            Section 4.17  Right of Inspection...............................17

            Section 4.18  Maintenance of Equipment..........................18

            Section 4.19  Covenants Regarding Patent and
                          Trademark Collateral..............................18

            Section 4.20  Termination of Federal Contracts..................19

            Section 4.21  Federal Contracts.................................20

            Section 4.22  Reimbursement Obligation..........................20

ARTICLE V REMEDIES; RIGHTS UPON DEFAULT.....................................20

            Section 5.1   UCC Rights........................................20

            Section 5.2   Payments on Collateral............................21

            Section 5.3   Possession of Collateral..........................21

            Section 5.4   Sale of Collateral; Notice........................21

            Section 5.5   Rights of Purchasers..............................23

            Section 5.6   Additional Rights of the Agent....................23

            Section 5.7   Remedies Not Exclusive, etc.......................24

            Section 5.8   Waiver and Estoppel...............................25

            Section 5.9   Power of Attorney; Powers Coupled With
                          An Interest.......................................26

            Section 5.10  Certain Provisions Relating to
                          Securities........................................27

            Section 5.11  Application of Monies.............................27

ARTICLE VI MISCELLANEOUS....................................................28

            Section 6.1   Notices...........................................28

            Section 6.2   No Waiver; Cumulative Remedies....................28

            Section 6.3   Amendments and Waivers............................29

            Section 6.4   Successors and Assigns............................29

            Section 6.5   Governing Law.....................................29

            Section 6.6   Limitation by Law; Severability...................29

            Section 6.7   Counterparts......................................30

            Section 6.8   Expenses of the Agent.............................30

            Section 6.9   Indemnification...................................30

            Section 6.10  Termination; Survival.............................31

            Section 6.11  Judicial Proceedings; Waiver of Jury
                          Trial.............................................31

            Section 6.12  Integration.......................................31

            Section 6.13  Authority of Agent................................32

            Section 6.14  Headings, Bold Type and Table of
                          Contents..........................................32




Schedule 3.4            -     Place of Business
Schedule 3.5            -     Location of Collateral
Schedule 3.6            -     Trade Names, Division Names, etc.
Schedule 3.7            -     Patents and Trademarks
Schedule 4.1            -     UCC Filings
Exhibit A               -     Assignment of Federal Contract

                               SECURITY AGREEMENT

      This SECURITY AGREEMENT, dated as of ____________, ____ (as amended, supplemented or modified from time to time, the "Security Agreement"), is made by [Name of Company], a [Name of State] corporation (the "Debtor"), and BANK OF AMERICA, N.A., a national banking association (the "Agent") in its capacity as Agent for the lenders (the "Lenders") from time to time a party to the Amended and Restated Revolving Credit Agreement, dated as of ____________, ____ (as amended, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), by and among [Name of Company], a [Name of State] corporation (the "Company"), the Agent, in its capacity as such thereunder, and the Lenders.

                             W I T N E S S E T H:

      WHEREAS, pursuant to the Revolving Credit Agreement, the Lenders have severally agreed to make available to the Company a revolving line of credit for Revolving Loans, Swing Line Loans and Standby Letters of Credit in an aggregate principal amount at any time not to exceed the Maximum Available Amount, subject to the terms and conditions contained therein;

      WHEREAS, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of the Debtor;

      WHEREAS, the Debtor constitutes a Material Domestic Subsidiary under the Revolving Credit Agreement;

      WHEREAS, pursuant to the provisions of the Revolving Credit Agreement, the Company is required to cause each of its Material Domestic Subsidiaries to execute and deliver to the Agent, for the ratable benefit of the Lenders, a Subsidiary Security Agreement, as more fully provided therein;

      WHEREAS, the proceeds of such Revolving Loans, Swing Line Loans and Standby Letters of Credit may be used to enable the Company to make valuable transfers to the Debtor in connection with the operation of its business and for the Permitted Uses;

      WHEREAS, the Debtor will derive substantial direct and indirect benefit from such Revolving Loans, Swing Line Loans and Standby Letters of Credit; and

      WHEREAS, the Debtor desires to enter into this Security Agreement for the ratable benefit of the Lenders;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and to induce the Lenders to enter into the Revolving Credit Agreement and make their respective Revolving Loans and Swing Line Loans, and the Issuing Lender to issue the Standby Letters of Credit, under the Revolving Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.1. Definitions Generally. Capitalized terms used herein without definition shall have the respective meanings specified in the Revolving Credit Agreement, and the following terms shall have the following meanings (such meanings to be, when appropriate, equally applicable to both the singular and plural forms of the terms defined):

      "Account Debtor" shall mean, with respect to any Receivable or Other Intangible, any Person obligated to make payment thereunder, including without limitation any account debtor thereon.

      "Assignment of Claims Act" shall mean the Assignment of Claims Act of 1940, 31 U.S.C. Section 3727, 41 U.S.C. Section 15 (1986), as the same may be amended and any successor statute of similar import.

      "Assignment of Federal Contract" shall have the meaning specified in
Section 4.21 hereof.

      "Cash Collateral Account" shall have the meaning specified in Section 2.4 hereof.

      "Collateral" shall have the meaning set forth in Section 2.1.

      "Company" shall have the meaning specified in the preamble hereof.

      "Debtor" shall have the meaning specified in the preamble hereof.

      "Equipment" shall mean all equipment now owned or hereafter acquired by the Debtor, including all items of machinery, equipment, furnishings and fixtures of every kind, whether affixed to real property or not, as well as all automobiles, trucks and vehicles of every description, trailers, handling and delivery equipment, fittings, special tools, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof.

      "Federal Contract" means any contract or agreement with, involving or for the benefit of the United States of America or any department, agency or instrumentality thereof (collectively, the "U.S. Government"), whether now existing or hereafter arising, in each case as the same may be amended, modified or otherwise supplemented from time to time.

      "Inventory" shall mean all inventory now owned or hereafter acquired by the Debtor, including (i) all goods and other personal property which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Debtor's business, (ii) all inventory, wherever located, evidenced by negotiable and non-negotiable documents of title, warehouse receipts and bills of lading, (iii) all of the Debtor's rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services and (iv) all rights of the Debtor as an unpaid seller, including rescission, replevin, reclamation and stopping in transit.

      "Lenders" shall have the meaning specified in the preamble hereof.

      "Obligations" shall mean any and all now existing or hereafter arising indebtedness, obligations, liabilities and covenants of each Credit Party to any Lender, the Agent, their respective Affiliates, successors and assigns and any other Indemnified Person under or arising out of any Credit Document, including without limitation (i) all Revolving Loans and all Swing Line Loans together with interest thereon and all Standby Letters of Credit, (ii) all fees, expenses, indemnity payments and other amounts due or to become due under the Revolving Credit Agreement, the Revolving Notes, the Swing Line Note or any other Credit Document, (iii) all liabilities and obligations under the Subsidiary Guarantee and any other agreement executed by any Credit Party guarantying the obligations of the Borrower under the Revolving Credit Agreement or any other Credit Document,

(iv) all liabilities and obligations under any agreement providing collateral for any of the foregoing (including any Pledge Agreement and the Subsidiary Security Agreements), and (v) and any agreement or instrument refinancing or restructuring all or any portion of the obligations and liabilities under any of foregoing or under any successor agreement or note, in each case whether direct or indirect, absolute or contingent or due or to become due.

      "Other Intangibles" shall mean all accounts, accounts receivable, contract rights, documents, instruments, notes, chattel paper, money, indemnities, warranties and general intangibles now owned or hereafter acquired by the Debtor including, without limitation, all goodwill, customer lists, permits, federal and state tax refunds, reversionary interests in pension plan assets, Patents, Trademarks, licenses, copyrights and other rights in intellectual property, other than Receivables.

      "Patents" shall mean all letters patent of the United States or any other country, and all applications for letters patent of the United States or any other country, in which the Debtor may now or hereafter have any right, title or interest and all reissues, continuations, continuations-in-part or extensions thereof.

      "Proceeds" shall mean all proceeds, including (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash, (ii) any and all payments or other property (in any form whatsoever) made or due and payable on account of any insurance, indemnity, warranty or guaranty payable to the Debtor with respect to any of the Collateral, (iii) any and all payments (in any form whatsoever) made or due and payable in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person, corporation, agency, authority or other entity acting under color of any governmental authority) and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Receivables" shall mean all accounts now or hereafter owing to the Debtor, and all accounts receivable, contract rights, documents, instruments or chattel paper representing amounts payable or monies due or to become due to the Debtor, arising from the sale of Inventory or the rendition of services in the ordinary course of business or otherwise (whether or not earned by performance), together with all Inventory returned by or reclaimed from customers wherever such Inventory is located, and all guaranties, securities and liens held for the payment of any such account, account receivable, contract right, document, instrument or chattel paper.

      "Security Agreement" shall have the meaning specified in the preamble hereof.

      "Trademarks" shall mean all right, title or interest which the Debtor may now or hereafter have in any or all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, including without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or political subdivision thereof and all reissues, extensions or renewals thereof.

      "UCC" shall mean the Uniform Commercial Code in effect on the date hereof in the Commonwealth of Virginia.

      "U.S. Government" has the meaning specified in the definition of Federal Contract contained herein.

      Section 1.2 UCC Definitions. The uncapitalized terms "account", "account debtor", "chattel paper", "contract right", "document", "warehouse receipt", "bill of lading", "document of title", "instrument", "inventory", "general intangible", "money", "security", "certificated security", "uncertificated security", "financial asset" and "proceeds" as used in Section 1.1 or elsewhere in this Security Agreement shall have the respective meanings set forth in the UCC.

                                   ARTICLE II

                               SECURITY INTERESTS

      Section 2.1 Grant of Security Interests. To secure the due and punctual payment of all Obligations, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, whether at maturity or upon acceleration or otherwise, in accordance with the terms thereof and to secure the due and punctual performance of all of the

Obligations and in order to induce the Lenders to continue to make or maintain the extensions of credit under and pursuant to the Revolving Credit Agreement, the Debtor hereby pledges, assigns, delivers, conveys and transfers to the Agent, for the ratable benefit of the Lenders, and grants to the Agent, for the ratable benefit of the Lenders, a first priority and continuing security interest in and lien on, all of the Debtor's right, title and interest in, to and under the following, whether now existing or hereafter acquired (the "Collateral"):

                   (i)    all Receivables;

                   (ii)   all Other Intangibles;

                   (iii)  all Equipment;

                   (iv)   all Inventory;

                   (v) to the extent not included in the foregoing, all securities (whether certificated or uncertificated) and all financial assets, whether now existing or hereafter arising, including, without limitation, all capital stock issued by any Person and held by Debtor, and all partnership interests, whether in the nature of a joint venture, limited liability company member's interest, master limited partnership, teaming arrangement or otherwise;

                   (vi) to the extent not included in the foregoing, all other personal property, whether tangible or intangible, and wherever located whether within or outside of the United States, including, but not limited to, the balance of every deposit account now or hereafter existing of the Debtor with any bank or other financial institution and all monies of the Debtor and all rights to payment of money of the Debtor;

                   (vii) to the extent not included in the foregoing, all books, ledgers and records and all computer programs, tapes, discs, punch cards, data processing software, transaction files, master files and related property and rights (including computer and peripheral equipment) necessary or helpful in enforcing, identifying or establishing any item of Collateral; and

                   (viii) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing, whether existing on the date hereof or arising hereafter; provided, however, notwithstanding anything to the contrary contained herein, the Debtor is not assigning, pledging or otherwise encumbering under this Security Agreement its interests in any Federal Contract to which it is a party, or in accounts or receivables due to Debtor under such Federal Contract, to the extent, but only to the extent, such assignment, pledge or other encumbrance would breach or violate or would cause Debtor to breach or violate such Federal Contract or statutes or regulations applicable thereto, it being understood that this proviso does not apply to, or in any way limit, Debtor's assignment, pledge or encumbrance of Proceeds of all Federal Contracts to which it is a party.

      Section 2.2 Continuing Liability of the Debtor. Anything herein to the contrary notwithstanding, the Debtor shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral; and shall do nothing to impair the security interests herein granted. The Agent shall not have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Security Agreement or the receipt by the Agent of any payment relating to any Collateral, nor shall the Agent be required to perform or fulfill any of the obligations of the Debtor with respect to the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party's obligations with respect to any Collateral. Furthermore, the Agent shall not be required to file any claim or demand to collect any amount due or to enforce the performance of any party's obligations with respect to, the Collateral.

      Section 2.3 Sales and Collections.

            (a) Sales of Inventory in the Ordinary Course of Business. The Debtor is authorized (i) to sell in the ordinary course of its business for fair value and on an arm's-length basis any of its Inventory normally held by it for such purpose and (ii) to use and consume, in the ordinary course of its business, any raw materials, supplies and materials normally held by it for such purpose. The Agent may, upon the occurrence of any Event of Default, without cause or notice, curtail or terminate such authority at any time.

            (b) Collection of Receivables. The Debtor is authorized to collect amounts owing to it with respect to the Collateral, except as otherwise provided in connection with the Assignment of Federal Contract, if any as provided herein. However, the Agent may, upon and during the continuance of an Event of Default or a Potential Event of Default, notify Account Debtors obligated to make payments under any or all Receivables or Other Intangibles that the Agent has a security interest in such Collateral and that payments shall be made directly to the Agent. Upon the request of the Agent upon and during the continuance of an Event of Default or a Potential Event of Default, as the case may be, the Debtor will so notify such Account Debtors and will execute such contract assignments, notices of assignment or other documents as may be required by such Account Debtors. The Debtor will use all reasonable efforts to cause each Account Debtor to comply with the foregoing instruction. In furtherance of the foregoing, the Debtor authorizes the Agent upon and during the continuance of an Event of Default or a Potential Event of Default (i) to ask for, demand, collect, receive and give acquittances and receipts for any and all amounts due and to become due under any Collateral and in the name of the Debtor or its own name or otherwise,
(ii) to take possession of, endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due under any Collateral and (iii) to file any claim or take any other action in any court of law or equity or otherwise which it may deem appropriate for the purpose of collecting any amounts due under any Collateral. The Agent shall have no obligation to obtain or record any information relating to the source of such funds or the obligations in respect of which payments have been made.

      Section 2.4 Segregation of Proceeds.

            (a) Cash Collateral Account Maintained by Agent. Upon an Event of Default or a Potential Event of Default, the Agent shall have the right at any time during the continuance thereof to cause to be opened and maintained at the office of the Agent in McLean, Virginia a non-interest bearing bank account (the "Cash Collateral Account") which will contain only Proceeds. Any "cash proceeds" (as such term is defined in Section 9-306(1) of the UCC) received by the Agent directly from Account Debtors obligated to make payments under Receivables or Other Intangibles pursuant to Section 2.3 hereof or from the Debtor pursuant to clause (b) of this Section 2.4, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper or other Proceeds received on account of any Collateral, shall be promptly deposited in the Cash Collateral Account, and until so deposited shall be held in trust for the Agent as property of the Agent and shall not be commingled with any funds of the Debtor not constituting Proceeds of Collateral. The name in which the Cash Collateral Account is carried shall clearly indicate that the funds deposited therein are the property of the Debtor, subject to the security interest of the Agent hereunder. Such Proceeds, when deposited, shall continue to be security for the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Agent shall have sole dominion and control over the funds deposited in the Cash Collateral Account, and such funds may be withdrawn therefrom only by the Agent.

            (b) Deposit of Proceeds by the Debtor. Upon notice by the Agent to the Debtor that the Cash Collateral Account has been opened, the Debtor shall cause all cash Proceeds collected by it to be delivered to the Agent forthwith upon receipt, in the original form in which received (with such endorsements or assignments as may be necessary to permit collection thereof by the Agent), and for such purpose the Debtor hereby irrevocably authorizes and empowers the Agent, its officers, employees and authorized agents to endorse and sign the name of the Debtor on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by the Debtor prior to any endorsement or assignment thereof by the Agent. The Agent may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

      Section 2.5 Verification of Receivables. The Agent shall have the right to make test verifications of Receivables in any reasonable manner and through any medium that it considers advisable, and the Debtor agrees to furnish all such assistance and information as the Agent may reasonably require in connection therewith. The Debtor at its expense will cause its chief financial officer to furnish to the Agent at any reasonable time and from time to time, promptly upon the Agent's reasonable request, the following reports: (i) a reconciliation of all Receivables, (ii) an aging of all Receivables, (iii) trial balances and (iv) a test verification of such Receivables as the Agent may request.

      Section 2.6 Release of Collateral.

            (a) Security Interest of Agent Ceases Upon Permitted Dispositions. The Debtor may sell or realize upon or transfer or otherwise dispose of Collateral only to the extent permitted by Section 4.13, and the security interests of the Agent in such Collateral so sold, realized upon or disposed of (but not in the Proceeds arising from such sale, realization or disposition) shall cease immediately upon such sale, realization or disposition, without any further action on the part of the Agent. The Agent, if requested in writing by the Debtor but at the expense of the Debtor, is hereby authorized and instructed to deliver to the Account Debtor or the purchaser or other transferee of any such Collateral a certificate stating that the Agent no longer has a security interest therein, and such Account Debtor or such purchaser or other transferee shall be entitled to rely conclusively on such certificate for any and all purposes.

            (b) Filing of Termination Statements. Upon the payment in full of all of the Obligations and if there is no commitment by any Lender to make further advances, incur obligations or otherwise give value, the Agent will (as soon as reasonably practicable after receipt of notice from the Debtor requesting the same but at the expense of the Debtor) deliver to the Debtor (i) for each jurisdiction in which a UCC financing statement is on file to perfect the security interests granted to the Agent hereunder, a termination statement (appropriately completed) to the effect that the Agent no longer claims a security interest under such financing statement, and (ii) such other documents as the Debtor shall reasonably request evidencing satisfaction of the Obligations and the release of the security interests granted to the Agent hereunder.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      The Debtor represents and warrants that:

      Section 3.1 Title to Collateral. Except for the security interests granted to the Agent pursuant to this Security Agreement and as otherwise permitted by
Section 6.2(a) of the Revolving Credit Agreement, the Debtor is the sole owner of each item of the Collateral, having good and marketable title thereto, free and clear of any and all Liens.

      Section 3.2 Validity, Perfection and Priority of Security Interests.

            (a) By complying with Section 4.1 hereof, the Debtor will have created a valid security interest in favor of the Agent in all existing Collateral and in all identifiable Proceeds of such Collateral, which security interest (except in respect of Collateral not located at a facility identified on Schedule 3.5 hereto and motor vehicles for which the exclusive manner of perfecting a security interest therein is by noting such security interest in the certificate of title in accordance with local law) would be prior to the claims of a trustee in bankruptcy under Section 544(a) of the Bankruptcy Code. Continuing compliance by the Debtor with the provisions of Section 4.2 hereof will also (i) create valid security interests in all Collateral acquired after the date hereof and in all identifiable Proceeds of such Collateral and (ii) cause such security interests in all Collateral and in all Proceeds which are (A) identifiable cash Proceeds of Collateral covered by financing statements required to be filed hereunder, (B) identifiable Proceeds in which a security interest may be perfected by such filing under the UCC and (C) any Proceeds in the Cash Collateral Account to be duly perfected under the UCC, in each case prior to the claims of a trustee in bankruptcy under the Bankruptcy Code (except in respect of Collateral not located at a facility identified on Schedule 3.5 hereto).

            (b) The security interests of the Agent in the Collateral located at the facilities identified on Schedule 3.5 hereto rank first in priority. Other than financing statements or other similar documents perfecting the security interests in favor of the Agent, no financing statements, deeds of trust, mortgages or similar documents covering all or any part of the Collateral are on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a security interest in such Collateral, nor is any of the Collateral in the possession of any Person (other than the Debtor) asserting any claim thereto or security interest therein.

      Section 3.3 Enforceability of Receivables and Other Intangibles. To the best knowledge of the Debtor, each Receivable and Other Intangible is a valid and binding obligation of the related Account Debtor in respect thereof, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general provisions of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and complies with any applicable legal requirements.

      Section 3.4 Place of Business. Schedule 3.4 correctly sets forth the chief executive office and principal place of business of the Debtor and the offices of the Debtor where records concerning Receivables and Other Intangibles are kept.

      Section 3.5 Location of Collateral. Schedule 3.5 correctly sets forth the location of all Equipment and Inventory, other than rolling stock, aircraft and goods in transit. Except as otherwise specified in Schedule 3.5, all Inventory and Equipment has been located at the address specified on Schedule 3.5 at all times during the four-month period prior to the date hereof while owned by the Debtor. All Inventory has been and will be produced in compliance with the Fair Labor Standards Act, 29 U.S.C. Sections 201-219, except for such non-compliance which could not reasonably be expected to have a material adverse effect on the Debtor. No

Inventory is evidenced by a negotiable document of title, warehouse receipt or bill of lading. No non-negotiable document of title, warehouse receipt or bill of lading has been issued to any person other than the Debtor, and the Debtor has retained possession of all of such non-negotiable documents, warehouse receipts and bills of lading. No amount payable under or in connection with any of the Collateral is evidenced by promissory notes or other instruments.

      Section 3.6 Trade Names. Schedule 3.6 correctly sets forth any and all trade names, division names, assumed names or other names under which the Debtor currently transacts business or has transacted business within the four-month period prior to the date hereof.

      Section 3.7 Patents and Trademarks. Schedule 3.7 correctly sets forth all Patents, Patent licenses, Trademarks and Trademark licenses now owned by the Debtor.

                                   ARTICLE IV

                                    COVENANTS

      The Debtor covenants and agrees that until all obligations and liabilities in respect of the Obligations shall have performed and paid in full and until no Standby Letters of Credit are outstanding or fully cash collateralized and the Commitments are terminated:

      Section 4.1 Perfection of Security Interests. The Debtor will, at its expense, cause all filings and recordings and other actions specified on
Schedule 4.1 to have been completed on or prior to the Effective Date.

      Section 4.2 Further Actions.

            (a) At all times after the date hereof, the Debtor will, at its expense, comply with the following:

                   (i) as to all Receivables, Other Intangibles, Equipment and
            Inventory, it will cause UCC financing statements and continuation statements to be filed and to be on file in all applicable jurisdictions as required to perfect the security interests granted to the Agent hereunder, to the extent that applicable law permits perfection of a security interest by filing under the UCC;

                   (ii) as to all Proceeds, it will cause all UCC financing
            statements and continuation statements filed in accordance with clause (i) above to include a statement or a checked box indicating that Proceeds of all items of Collateral described herein are covered;

                   (iii) as to any amount payable under or in connection with any of the Collateral which shall be or shall become evidenced by any promissory note or other instrument, the Debtor will promptly (but in no event later than ten (10) Business Days after receipt of such note or instrument), pledge and deliver such note or other instrument to the Agent as part of the Collateral, duly endorsed in a manner reasonably satisfactory to the Agent;

                   (iv) at the request of the Agent, the Debtor shall deliver all other Collateral consisting of certificated securities, endorsed for transfer in a manner reasonably satisfactory to the Agent (or execute a securities intermediary account control agreement to the extent possession by the Agent of such securities is not feasible); and

                   (v) as to all Patents, Patent licenses, Trademarks or
            Trademark licenses, the Debtor will effect the recordation or renewal of the recordation of the security interests of the Agent therein so as to maintain valid and perfected security interests therein under all applicable state and federal laws.

            (b) Further Assurances. The Debtor will, from time to time and at its expense, execute, deliver, file or record such UCC financing statements, applications for certificates of title and such other statements, assignments, instruments, documents, agreements or other papers and take any other action that may be necessary or desirable, or that the Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the security interest of the Agent in the Collateral, to enable the Agent to obtain the full benefits of this Security Agreement or to enable it to exercise and enforce any of its rights, powers and remedies hereunder, including, without limitation, its right to take possession of the Collateral.

            (c) Signature. To the fullest extent permitted by law, the Debtor authorizes the Agent to sign and file financing and continuation statements and amendments thereto with respect to the Collateral without its signature thereon.

      Section 4.3 Change of Name, Identity or Structure. The Debtor will not change its name, identity or corporate structure in any manner and, except as set forth on Schedule 3.6, will not conduct its business under any trade, assumed or fictitious name unless it shall have given the Agent at least forty-five (45) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent to amend any financing statement or continuation statement relating to the security interests granted hereby in order to preserve such security interests and to effectuate or maintain the priority thereof against all Persons.

      Section 4.4 Place of Business and Collateral. The Debtor will not change the location of (i) its places of business, (ii) its chief executive office or
(iii) the office or other locations where it keeps or holds any Collateral or any records relating thereto from the applicable location listed on Schedule 3.4 or 3.5 unless, prior to such change, it notifies the Agent forty-five (45) days in advance of such change, makes all UCC filings required by Section 4.2 and takes all other action necessary or that the Agent may reasonably request to preserve, perfect, confirm and protect the security interests granted hereby. The Debtor will in no event change the location of any Collateral if such change would cause the security interest granted hereby in such Collateral to lapse or cease to be perfected. The Debtor will at all times maintain its chief executive office within one of the forty-eight contiguous states in which Article 9 of the uniform commercial code is in effect.

      Section 4.5 Fixtures. The Debtor will not permit any Equipment to become a fixture unless it shall have given the Agent at least ten (10) days' prior written notice thereof and shall have taken all such action and delivered or caused to be delivered to the Agent all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords and mortgagees, and filed all financing statements necessary or reasonably requested by the Agent, to preserve and protect the security interest granted herein and to effectuate or maintain the priority thereof against all Persons; provided, however, that, so long as no Event of Default or Potential Event of Default shall have occurred and be continuing, the Debtor shall not be obligated to comply with the provisions of this Section 4.5 with respect to the first $50,000 of Equipment (determined based on the then fair market value thereof).

      Section 4.6 Maintenance of Records. The Debtor will keep and maintain at its own cost and expense complete books and records relating to the Collateral



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

which are satisfactory to the Agent including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all of its other dealings with the Collateral. The Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Agent' further security, the Debtor agrees that the Agent shall have a special property interest in all of the Debtor's books and records pertaining to the Collateral and the Debtor shall deliver and turn over any such books and records to the Agent or to its representatives at any time on demand of the Agent.

      Section 4.7 Compliance with Laws The Debtor will comply in all material respects with all acts, rules, regulations, orders, decrees and directions of any government or any state or local government applicable to the Collateral or any part thereof or to the operation of the Debtor's business except to the extent that the failure to comply would not have a material adverse effect on the financial or other condition of the Debtor; provided, however, that the Debtor may contest any act, rule, regulation, order, decree or direction in any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's rights or, in the case of Collateral located at a facility identified on Schedule 3.4 hereto, the first priority of its security interest in the Collateral.

      Section 4.8 Payment of Taxes. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies), except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings and (ii) such charge is adequately reserved against in accordance with generally accepted accounting principles, as consistently applied.

      Section 4.9 Compliance with Terms of Accounts and Contracts. The Debtor will perform and comply in all material respects with all of its obligations under all agreements relating to the Collateral to which it is a party or by which it is bound.

      Section 4.10 Limitation on Liens on Collateral. The Debtor will not create, permit or suffer to exist, and will defend the Collateral and the Debtor's rights with respect thereto against and take such other action as is necessary to remove any Lien, security interest, encumbrance, or claim in or to the Collateral other than the security interests created hereunder and such Liens to the extent permitted pursuant to Section 6.2(a) of the Revolving Credit Agreement.



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

      Section 4.11 Limitations on Modifications of Receivables and Other Intangibles; No Waivers or Extensions. The Debtor will not (i) amend, modify, terminate or waive any provisions of any material Receivable or Other Intangible in any manner which might, when taken together with all such other Receivables or Other Intangibles, respectively, materially reduce the value of all Receivables or Other Intangibles, respectively, in the Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Receivable and Other Intangible or (iii) fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any Receivable or Other Intangible.

      Section 4.12 Maintenance of Insurance. The Debtor will maintain with financially sound insurance companies licensed to do business in the jurisdictions in which the Collateral is located insurance policies on the Inventory and Equipment in accordance with the provisions of Section 6.1(m) of the Revolving Credit Agreement.

      Section 4.13 Limitations on Dispositions of Collateral. The Debtor will not directly or indirectly (through the sale of stock, merger or otherwise), without the prior written consent of the Agent, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for (i) sales of Inventory in the ordinary course of its business for fair value in arm's-length transactions and (ii) so long as no Event of Default (or Potential Event of Default) has occurred and is continuing, dispositions in a commercially reasonable manner of Equipment which has become redundant, worn out or obsolete or which should be replaced so as to improve productivity, so long as the proceeds of any such disposition are (x) used to acquire replacement equipment which has comparable or better utility and equivalent or better value and which is subject to a first priority security interest in favor of the Agent therein, except as permitted by Section 6.2(a) of the Revolving Credit Agreement, or (y) applied to repay the Obligations. The inclusion of Proceeds of the Collateral under the security interests granted hereby shall not be deemed a consent by the Agent to any sale or disposition of any Collateral other than as permitted by this Section 4.13.

      Section 4.14 Further Identification of Collateral. The Debtor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request. The Debtor shall promptly notify the Agent if the value of the Collateral located at the facilities identified on Schedule 3.5 hereto is less than 80% of the value of all of the Collateral.

      Section 4.15 Notices. The Debtor will advise the Agent promptly and in reasonable detail (i) of any Lien, security interest, encumbrance or claim made or asserted against any of the Collateral, other than, unless reasonably requested by the Agent, Liens permitted by Section 6.2(a) of the Revolving Credit Agreement, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests granted to the Agent in this Security Agreement.

      Section 4.16 Change of Law. The Debtor shall promptly notify the Agent of any change in law known to it which (i) adversely affects or will adversely affect the validity, perfection or priority of the security interests granted hereby, (ii) requires or will require a change in the proceedings to be followed in order to maintain and protect such validity, perfection and priority or (iii) could result in the Agent not having a perfected security interest in any of the Collateral.

      Section 4.17 Right of Inspection.

            (a) Access to Books and Records. The Debtor shall, following any request by the Agent and upon reasonable notice, permit the Agent or its representatives to have full and free access during normal business hours to all the books, correspondence and records of the Debtor, and the Agent or its representatives may examine the same, take extracts therefrom, make photocopies thereof and have such discussions with officers, employees and public accountants of the Debtor as the Agent may deem reasonably necessary, and the Debtor agrees to render to the Agent, at the Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Agent and its representatives shall upon reasonable notice and during normal business hours also have the right to enter into and upon any premises where any of the Inventory or the Equipment is located for the purpose of inspecting the same, observing its use or protecting the interests of the Agent therein.

            (b) Audits. The Debtor shall permit the Lenders, the Agent and their representatives and advisors to review the operations of the Debtor and perform the audits and examinations as provided in Section 6.1(l) of the Revolving Credit Agreement.

      Section 4.18 Maintenance of Equipment. The Debtor will, at its expense, maintain the Equipment in good operating condition, ordinary wear and tear excepted.

      Section 4.19 Covenants Regarding Patent and Trademark Collateral.

            (a) Generally. At such time as the Debtor shall acquire any Patents or Trademarks, it will comply with the terms, covenants and warranties of this
Section 4.19.

            (b) Continued Use of Trademark. The Debtor (either itself or through licensees) will, unless the Debtor shall reasonably determine, after consultation with the Agent, that a Trademark is of negligible economic value to the Debtor, (i) continue to use each Trademark on each and every Trademark class of goods applicable to its current products and services as reflected in its current catalogs, brochures and price lists in order to maintain each Trademark in full force and free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each Trademark, (iii) employ each Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar to a colorable imitation of any Trademark and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated.

            (c) No Abandonment. The Debtor will not, unless the Debtor shall reasonably determine, after consultation with the Agent, that a Patent is of negligible economic value to the Debtor, do any act, or knowingly omit to do any act, whereby any Patent may be abandoned or dedicated.

            (d) Notice of Abandonment or Adverse Determinations. The Debtor shall notify the Agent immediately if it knows, or has reason to know, that any application or registration relating to any Patent or Trademark may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in any proceeding in the United States Patent and Trademark Office or any court of tribunal in any country) regarding the Debtor's ownership of any Patent or Trademark, its right to register the same or keep and maintain the same.

            (e) Filings After Notice to Agent. In no event shall the Debtor, either itself or through any agent, employee, licensee or designee, file an application for registration of any Patent or Trademark with the United States Patent and

Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent and, upon request of the Agent, executes and delivers any and all agreements, instruments, documents and papers as the Agent may request to evidence the Agent's security interest in such Patent or Trademark and the goodwill and general intangibles of the Debtor relating thereto or represented thereby, and the Debtor hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all such acts of such attorney being hereby ratified and confirmed.

            (f) Pursuit of Applications and Maintenance of Registrations. The Debtor will take all necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Patents and Trademarks, including without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability; provided, however, that no such Patent or Trademark shall be required to be maintained or pursued to the extent such Patent or Trademark is determined by the Debtor, after consultation with the Agent, to be of negligible economic value to the Debtor.

            (g) Notice of Infringement. If any of the Patent and Trademark Collateral is infringed, misappropriated or diluted by a third party, the Debtor shall promptly notify the Agent after it learns thereof and shall, unless the Debtor shall reasonably determine, after consultation with the Agent, that such Patent and Trademark Collateral is of negligible economic value to the Debtor, promptly sue for infringement, misappropriation of dilution, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation or dilution, or take such other action as the Debtor shall reasonably deem appropriate under the circumstances to protect such Patent and Trademark Collateral.


      Section 4.20 Termination of Federal Contracts. With respect to each Federal Contract in respect of which the Debtor is required to execute an Assignment of Federal Contract in accordance with Section 4.21 hereof, the Debtor shall give prompt written notice to the Agent if the U.S. Government shall terminate or threaten to terminate (whether for convenience or default) any such Federal Contract with the Debtor having a value (including unexercised options) of $100,000 or more. In addition, the Debtor shall give prompt written notice to the Agent if the



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

U.S. Government shall terminate or threaten to terminate any contract between the U.S. Government and any other prime contractor under which the Debtor is a subcontractor if the value of such subcontract (including unexercised options) is $100,000 or more.

      Section 4.21 Federal Contracts. The Debtor shall provide to the Agent, as soon as reasonably practicable but not later than forty-five (45) days following the end of each Fiscal Quarter, a report identifying each Federal Contract to which it is a party, having attached thereto a copy of the first two pages of such Federal Contract and any amendment thereto, to the extent not previously provided to the Agent. At the request of the Agent (unless an Event of Default shall have occurred and be continuing, in which case no such request shall be required), the Debtor shall execute and deliver to the Agent an Assignment of Federal Contract, in substantially the form of Exhibit A hereto (the "Assignment of Federal Contract"), and execute any other instruments or take any other steps required by the Agent in order that all moneys due or to become due under such Federal Contracts shall be assigned to the Agent and notice thereof given under the Assignment of Claims Act, including without limitation delivery of Notices of Assignments with respect to each Federal Contract as contemplated by Appendix A to Exhibit A hereto.

      Section 4.22 Reimbursement Obligation. Should the Debtor fail to comply with the provisions of this Security Agreement, the Revolving Credit Agreement or any other agreement relating to the Collateral such that the value of any Collateral or the validity, perfection, rank or value of any security interest granted to the Agent hereunder or thereunder is thereby diminished or potentially diminished or put at risk (as reasonably determined by the Agent), the Agent on behalf of the Debtor may, but shall not be required to, effect such compliance on behalf of the Debtor, and the Debtor shall reimburse the Agent for the cost thereof on demand, and interest shall accrue on such reimbursement obligation from the date the relevant costs are incurred until reimbursement thereof in full at the Default Rate.

                                   ARTICLE V

                          REMEDIES; RIGHTS UPON DEFAULT

      Section 5.1 UCC Rights. In the event that any portion of the Obligations has been declared or becomes due and payable in accordance with the Revolving Credit Agreement or other Credit Documents and such Obligations have not been paid in full, the Agent may in addition to all other rights and remedies granted to it



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

in this Security Agreement and in any other instrument or agreement securing, guarantying, evidencing or relating to the Obligations, exercise (i) all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all other rights available to the Agent at law or in equity.

            Section 5.2 Payments on Collateral. Without limiting the rights of the Agent under any other provision of this Security Agreement, if an Event of Default shall occur and be continuing:

                   (i) all payments received by the Debtor under or in
            connection with any of the Collateral shall be held by the Debtor in trust for the Agent, shall be segregated from other funds of the Debtor and shall forthwith upon receipt by the Debtor be turned over to the Agent, in the same form as received by the Debtor (duly indorsed by the Debtor to the Agent, if required to permit collection thereof by the Agent); and

                   (ii) all such payments received by the Agent (whether from the Debtor or otherwise) may, in the sole discretion of the Agent, be held by the Agent as collateral security for, and/or then or at any time thereafter applied in whole or in part by the Agent to the payment of, the expenses and the Obligations as set forth in Section
            5.11 hereof.

      Section 5.3 Possession of Collateral. In furtherance of the foregoing, the Debtor expressly agrees that, if an Event of Default shall occur and be continuing, the Agent may (i) by judicial powers, or without judicial process if it can be done without breach of the peace, enter any premises where any of such Collateral is or may be located and, without charge or liability to the Agent, seize and remove such Collateral from such premises and (ii) have access to and use of the Debtor's books and records relating to such Collateral.

      Section 5.4 Sale of Collateral; Notice.

            (a) Sale of Collateral. The Debtor expressly agrees that if an Event of Default shall occur and be continuing, the Agent, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to or upon the Debtor or any other Person (all of which demands and/or notices are hereby waived by the Debtor), may forthwith (i) apply the cash, if any, then held by it as collateral as specified in Section 5.11 hereof and (ii) if there shall be no cash or such cash shall be insufficient


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


to pay the Obligations in full, collect, receive, appropriate and realize upon the Collateral, and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels (which need not be in round lots) at public or private sale, at any office of the Agent or elsewhere in such manner as is commercially reasonable and, as the Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale, and, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, and thereafter to hold the same, absolutely and free from any right or claim of any kind. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands against the Agent arising out of the foreclosure, repossession, retention or sale of the Collateral.

       (b) Notice of Sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give the Debtor ten (10) days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being sold, will first be offered for sale and (iii) in the case of a private sale, state the day after which such sale may be consummated. The Agent shall not obligated to make any such sale pursuant to any such notice. The Agent may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchase to take up and pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

       (c) Special Provisions Relating to Sales of Securities. The Debtor recognizes that the Agent may be unable to effect a public sale of any or all the Collateral constituting a "security" (as such term is defined in the Securities Act) by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private


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

sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of Collateral constituting a security for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

       Section 5.5 Rights of Purchasers. Upon any sale of the Collateral (whether public or private), the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Agent) at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatever kind, including any equity or right of redemption of the Debtor who, to the extent permitted by law, hereby specifically waives all rights of redemption, including, without limitation, any right to redeem the Collateral under Section 9-506 of the UCC, and any right to a judicial or other stay or approval which it has or may have under any law now existing or hereafter adopted.

       Section 5.6 Additional Rights of the Agent.

              (a) Right to Maintain Proceedings. The Agent (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Security Agreement and (ii) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.

              (b) Appointment of Receiver. The Agent shall, to the extent permitted by applicable law, without notice to the Debtor to any party claiming through the Debtor, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Obligations, without regard to the then value of the Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Agent) of the Collateral or any part thereof, pending such proceedings, with such powers as the court making such appointment shall


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

confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Agent, and the Debtor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

              (c) No Duty to Exercise Rights. In no event shall the Agent have any duty to exercise any rights or take any steps to preserve the rights of the Agent in the Collateral, nor shall the Agent be liable to the Debtor or any other Person for any loss caused by the Agent's failure to meet any obligation imposed by Section 9-207 of the UCC or any successor provision. Without limiting the foregoing, the Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have any duty or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

       Section 5.7 Remedies Not Exclusive, etc.

              (a) Remedies Not Exclusive. No remedy conferred upon or reserved to the Agent in this Security Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

              (b) Restoration of Rights. If the Agent shall have proceeded to enforce any right, remedy or power under this Security Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Agent, the Debtor and the Agent shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Security Agreement, and thereafter all rights, remedies and powers of the Agent shall continue as though no such proceedings had been taken.

              (c) Enforcement. All rights of action under this Security Agreement may be enforced by the Agent without the possession of any instrument evidencing


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

any Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Agent shall be brought in its name and any judgment shall be held as part of the Collateral.

       Section 5.8 Waiver and Estoppel.

              (a) No Actions to Impede Sale of Collateral. The Debtor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Security Agreement, and hereby waives all benefit or advantage of all such laws. The Debtor covenants that it will not hinder, delay or impede the execution of any power granted to the Agent in this Security Agreement, any Assignment of Federal Contract or any other Credit Document.

              (b) Collateral Sold As An Entirety. The Debtor, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Security Agreement, and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

              (c) Waiver of Notices. The Debtor waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder) in connection with this Security Agreement and any action taken by the Agent with respect to the Collateral.



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

       Section 5.9   Power of Attorney; Powers Coupled With An Interest.

              (a) Power of Attorney. Without limiting any other right granted hereunder, the Debtor hereby irrevocably constitutes and appoints the Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Agent's reasonable discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purpose of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Agent the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

                     (i) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

                     (ii) to effect any repairs or any insurance called for by the terms of this Security Agreement or any other Credit Document, and to pay all or any part of the premiums therefor and the costs thereof;

                     (iii) upon the occurrence and continuance of any Event of Default and otherwise to the extent provided in this Security Agreement,
       (a) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to come due thereunder directly to the agent or as the Agent shall direct, (B) to receive payment of and receipt for, and to demand and sue for, any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of the collateral, (C) to sign and indorse and receive, take, assign and deliver, any checks, notes, drafts, negotiable and non-negotiable instruments, any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral, (D) to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Collateral, (e) to sell, transfer, assign or otherwise deal in or with the Collateral or any part thereof, as fully and effectively as if the Agent were the absolute owner thereof and (F) to do, at its option, but at the expense of the Debtor, at any time or from time to time, all acts and things which the Agent deems necessary to protect,


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


       preserve or realize upon the collateral and the agent's security interest therein, in order to effect the intent of this security agreement, all as fully and effectively as the debtor might do.

              (b) Powers Coupled With an Interest. All authorizations and agencies granted or provided herein with respect to the Collateral, including the powers granted under clause (a) of this Section 5.9, are irrevocable and powers coupled with an interest.

       Section 5.10 Certain Provisions Relating to Securities. Solely with respect to any Collateral constituting a "security" (as defined in the Securities Act), if an Event of Default shall have occurred and be continuing, all such securities (as defined in the Securities Act) constituting a part of the Collateral shall, at the request of the Agent, be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise
(i) all voting, corporate and other rights, powers and privileges pertaining to such Collateral at any meeting of shareholders of the issuer thereof or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all such Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the structure of any such issuer, or upon the exercise by the Debtor or the Agent of any right, privilege or option pertaining to such Collateral, and in connection therewith, the right to deposit and deliver any and all such Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it and except as provided in Section 5.6(c) hereof, but the Agent shall have no duty to the Debtor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

       Section 5.11 Application of Monies. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Agent in the following order of priority:

       first, to payment of the expenses of such sale or other realization, including reasonable compensation to the Agent and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Agent, its agents and counsel in connection therewith or in connection with the care, safekeeping or otherwise of any or all of the Collateral;

       second, to payment of the Obligations, in such order as the Agent may elect; and

       third, any surplus then remaining shall be paid to the Debtor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same (including pursuant to Section 9-504(1)(C) of the UCC) or as a court of competent jurisdiction may direct.

                                  ARTICLE VI

                                  MISCELLANEOUS

       Section 6.1 Notices. All notices, requests and other communications to a party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or such other address as such party may hereafter specify for that purpose by notice to the other. Each such notice, request or other communication shall be effective (i) in the case of telephonic notice (to the extent expressly permitted hereunder), when made, (ii) in the case of notice delivered by overnight express courier, one Business Day after the Business Day such notice was delivered to such courier, (iii) in the case of notice delivered by first class mail, three Business Days after being deposited in the mail, postage prepaid, return receipt requested, (iv) in the case of notice by hand, when delivered, or (v) in the case of notice by any customary means of telecommunication, when sent provided confirmation of receipt or answer back has been received, in each case if addressed to any party hereto as provided herein. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the validity of notice given in accordance with this section.

       Section 6.2 No Waiver; Cumulative Remedies. The Agent shall not by any act (except by a written instrument pursuant to Section 6.3 hereof) be deemed to have waived any right or remedy hereunder. No failure to exercise, nor any delay in exercising, on the part of the Agent any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

       Section 6.3 Amendments and Waivers. None of the terms or provisions of this Security Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Agent; provided that any provision of this Security Agreement may be waived by the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent.

       Section 6.4 Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Debtor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

       Section 6.5 Governing Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, OTHER THAN ITS LAWS RESPECTING CHOICE OF LAW OTHER THAN THOSE CONTAINED IN THE UCC.

       Section 6.6 Limitation by Law; Severability.

              (a) All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Security Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed upon the provisions of any applicable law.

              (b) If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, a. the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

       Section 6.7 Counterparts. This Security Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

       Section 6.8 Expenses of the Agent. The Debtor shall pay to the Agent from time to time upon demand, all of the costs and expenses incurred by the Agent or any Lender (including, without limitation, the reasonable fees and disbursements of counsel and any amounts payable by the Agent or any Lender to any of their respective agents) (i) arising in connection with the administration, modification, amendment, - waiver or termination of this Security Agreement or any document or agreement contemplated hereby or any consent or waiver hereunder or thereunder or (ii) incurred in connection with the administration -- of this Security Agreement, or any document or agreement contemplated hereby, or in connection with the administration, sale or other disposition of Collateral hereunder or under any document or agreement contemplated hereby or the preservation, protection or defense of the rights of the Agent or any Lender in and to the Collateral.

       Section 6.9 Indemnification. The Debtor shall at all times hereafter indemnify, hold harmless and, on demand, reimburse the Agent and the Lenders and their respective subsidiaries, affiliates, successors, assigns, officers, directors, employees and agents, and their respective heirs, executors, administrators, successors and assigns (all of the foregoing parties, including, but not limited to, the Agent, being hereinafter collectively referred to as the "Indemnities" and individually as an "Indemnitee") from, against and for any and all liabilities, obligations, claims, damages, actions, penalties, causes of action, losses, judgments, suits, costs, expenses and disbursements, including, without limitation, attorney's fees (any and all of the foregoing being hereinafter collectively referred to as the "Liabilities" and individually as a "Liability") which the Indemnitees, or any of them, might be or become subjected, by reason of, or arising out of the preparation, execution, delivery, modification, administration or enforcement of, or performance of the Agent's rights under, this Security Agreement or any other document, instrument or agreement contemplated hereby or executed in connection herewith; provided, however, that the Debtor shall not be liable to any Indemnitee for any Liability caused solely by the gross negligence or willful misconduct of such Indemnitee. In no event shall any Indemnitee, as a condition to enforcing its rights under this Section 6.9 or otherwise, be obligated to make a claim against any other

Person (including, without limitation, the Agent) to enforce its rights under this Section 6.9.

       Section 6.10 Termination; Survival. This Security Agreement shall terminate when the security interests granted hereunder have terminated and the Collateral has been released as provided in Section 2.6; provided, however, that the obligations of the Debtor under Section 4.22 and the provisions of this
Article 6 shall survive any such termination.

       Section 6.11 Judicial Proceedings; Waiver of Jury Trial. Any judicial proceeding brought against the Debtor with respect to any Credit Agreement Related Claim hereby may be brought in any court of competent jurisdiction in the Commonwealth of Virginia, County of Fairfax, or any Federal court in the Eastern District of Virginia, and, by execution and delivery of this Security Agreement, the Debtor (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Credit Agreement Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The Debtor hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 6.1 hereof, and service so made shall be deemed completed on the earlier of (x) the receipt thereof and (y) if sent by registered or certified mail (return receipt requested), the fifth (5th) Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or shall limit the right of the Agent to bring proceedings against the Debtor in the courts of any other jurisdiction. Any judicial proceeding by the Debtor against the Agent relating to or involving any Credit Agreement Related Claim hereby shall be brought only in a court located in the Commonwealth of Virginia, County of Fairfax, or the Federal court in the Eastern District of Virginia. THE DEBTOR AND THE AGENT HEREBY UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY CREDIT AGREEMENT RELATED CLAIM.

       Section 6.12 Integration. This Security Agreement and the other Credit Documents constitute the entire agreement of the Agent, the Lenders, the Borrower and the other Credit Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Credit Documents.

       Section 6.13 Authority of Agent. The Debtor acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Lenders, be governed by the Revolving Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Debtor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Debtor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

       Section 6.14 Headings, Bold Type and Table of Contents. The section headings, subsection headings, and bold type used herein and the Table of Contents hereto have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Security Agreement.

       IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                           [NAME OF COMPANY]

Address:
-------
-------
-------

                                    By:________________________________
Attention:                               Name:
Phone:  (___) ___-____                   Title:
Fax:  (___) ___-____


                                    BANK OF AMERICA, N.A.


Address:
-------
6610 Rockledge Drive
Bethesda, Maryland  20817           By:_______________________________
Attention:  James W. Gaittens            Name:  James W. Gaittens
Phone:  (301) 493-2976                   Title:  Senior Vice President
Fax:  (301) 571-9098

                                  Schedule 3.4

                                Place of Business

                                -----------------
                                -----------------
                                -----------------

                                  Schedule 3.5

                             Location of Collateral

                                -----------------
                                -----------------
                                -----------------

                                  Schedule 3.6

                        Trade Names, Division Names, etc.

                                     ------

                                  Schedule 3.7

                             Patents and Trademarks

                                     ------

                                  Schedule 4.1

                                   UCC Filings

                                                                    Exhibit A to
                                                              Security Agreement

                                     FORM OF
                         ASSIGNMENT OF FEDERAL CONTRACT

       This ASSIGNMENT OF FEDERAL CONTRACT, dated as of _____, __ (the "Agreement"), is made by [Name of Company], a [Name of State] corporation (the "Assignor"), in favor of BANK OF AMERICA, N.A.., a national banking association (the "Agent"), in its capacity as Agent for the lenders from time to time a party to the Revolving Credit Agreement (as defined in the Security Agreement referred to below).

                              W I T N E S S E T H:

       WHEREAS, the Assignor has secured certain obligations undertaken by [Name of Company] pursuant to the provisions of a Security Agreement, dated as of ___________________, ____ (as the same may be amended, supplemented or otherwise modified from time to time, the "Security Agreement"), by and between the Assignor and the Agent; and

       WHEREAS, the Assignor is a party to, and from time to time will become entitled to receive moneys under and by virtue of, a certain contract with, involving or for the benefit of the United States of America or any department, agency or instrumentality thereof (herein referred to as the "Government"), designated as Contract Number _______ entered into by the Assignor and the Government on ________ __, 2000 (which contract, together with all additions, change orders, supplements, amendments, renewals, extensions, and modifications thereto now or hereafter in effect, are hereinafter collectively called the "Contract"); and

       WHEREAS, pursuant to the Security Agreement, the Assignor has undertaken to effectuate the assignment(s) and other actions contemplated by this Agreement.

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor covenants and agrees as follows:

       1. Incorporation By Reference. The provisions of the Security Agreement are incorporated herein by reference, and the terms defined in the Security Agreement are used herein with the same meanings.

       2. Representations. The Assignor represents and warrants to the Agent that (a) the Contract is legal, valid and binding on the Assignor and, to its knowledge, the other parties thereto, is in full force and effect, and is not evidenced by any chattel paper or instrument, (b) upon due filing of this Agreement, together with a Notice of Assignment substantially in the form of Appendix A hereto with the authorized representative, the execution and delivery of this Agreement does not violate and is not in conflict with the provisions of the Contract, (c) there has been no default on the part of the Assignor or any other party to the Contract, (d) the Assignor has made no previous assignment of the Contract to any person and knows of no fact or defense that will render the moneys due or to be due thereunder uncollectible, (e) no financing statement covering the Contract is on file in any public office except financing statements in favor of the Agent, (f) no set-off or counterclaim to any moneys due or to become due under the Contract exists on the date hereof, and no agreement has been made with any person under which any deduction or discount may be claimed, and (g) the address of the office where the Assignor keeps its records concerning the Contract is ____________________.

       3. Collateral. As security and collateral for the payment of all of the Obligations (defined in the Security Agreement) and for performance of, and compliance with, by the Assignor, all of the terms, covenants, conditions, stipulations, and agreements contained in this Agreement and in the Security Agreement, the Assignor hereby assigns to the Agent, and grants to the Agent a lien on and security interest in, all moneys and claims for moneys now and hereafter due and to become due to the Assignor under or by reason of the Contract, together with all cash and non-cash proceeds thereof; provided, however, that nothing contained herein shall impose upon the Agent any of the obligations or liabilities of the Assignor under the Contract.

       4. Covenants. Until payment and performance in full of the Obligations, the Assignor covenants as follows:

              (a) The Assignor shall place on any and all vouchers, invoices, or other instruments demanding payment under the Contract the direction that such payment is to be made to the Agent in accordance with Section 5 of this Agreement.

              (b) The Assignor shall promptly upon request execute, acknowledge, and deliver any notice, financing statement, renewal, affidavit, deed, assignment, continuation statement, security agreement, certificate, or other document as the Agent may require in order to perfect, preserve, maintain, protect, continue, and/or extend the assignment, lien, and security interest of the Agent under this Agreement and its priority. The Assignor shall pay to the Agent on demand all taxes, costs, and expenses incurred by the Agent in connection with the preparation, execution, recording, and filing of any such document or instrument mentioned aforesaid, and such taxes, costs, and expenses shall constitute and become a part of the Obligations. A carbon, photographic, or other reproduction of a security agreement or a financing statement is sufficient as a financing statement.

              (c) The Assignor shall fully, promptly, and faithfully comply with and perform its obligations and duties under the Contract in accordance with the terms thereof and will make no changes or amendments to the Contract or terminate or cancel the Contract without the prior written consent of the Agent except as permitted by the Security Agreement. In the event that any change, amendment, termination or cancellation of the Contract is made or effected by the Government, the Assignor will promptly notify the Agent thereof and promptly furnish to the Agent a copy of any document or agreement evidencing any such change, amendment, termination, or cancellation.

              (d) The Assignor will promptly

                     (i) furnish to the Agent all information received by the Assignor affecting the moneys due and to become due under the Contract,

                     (ii) inform the agent of any delay in performance of, or claims made in regard to, the Contract, and

                     (iii) notify the agent in writing of the failure of any party to the Contract to perform any of its obligations thereunder and any rejection of any performance rendered by the assignor under or in connection with the Contract.

              (e) The Assignor will at all times keep accurate and complete records of performance by the Assignor under the Contract, and the Agent and its agents shall have the right, during normal business hours and upon reasonable advance notice, to call at the place or places of business of the Assignor at intervals to be determined by the Agent, and without hindrance or delay, to inspect, audit, check, and make extracts from the books, records, journals, orders, receipts, correspondence, and other data relating to the Contract or to any other transactions between the parties hereto related to the Contract.

       5. Payments. The Assignor hereby authorizes, empowers, and directs the Government to draw all checks, drafts, or other instruments representing the payments of money due the Assignor under the Contract (herein called the "Items of Payment") to the order of BANK OF AMERICA, N.A., assignee of Assignor, and to send the same (i) if by mail, to , (ii) if by electronic transfer, to BANK OF AMERICA, N.A., for the account of ________________, Bank Account #__________, Agent ABA#_________, or (iii) if by wire transfer, to BANK OF AMERICA, N.A., for the account of _________________________, Bank Account #_______, ABA#___________. If, despite this direction, any instruments or checks representing payments should be delivered to the Assignor, the Assignor will immediately endorse and deliver such instruments or checks to the order of the Agent. The Assignor does hereby irrevocably (subject to revocation with the consent of the Agent) designate and appoint (which appointment is coupled with an interest) the Agent, and the Agent's successors in interest by operation of law, the Assignor's true and lawful attorney with power irrevocable for the Assignor and in the Assignor's name, place, and stead, but at the sole cost and expense of the Assignor, to receive, endorse, and collect all Items of Payment, and to ask, demand, receive, receipt, and give acquittances for any and all amounts which may be payable or which become due and payable by the Government under the Contract, and in the Agent's discretion to file any claim or to take any other action or proceeding, either in the Agent's own name or in the name of the Assignor or otherwise, which to the Agent or any successor in interest thereof may seem necessary or desirable in order to collect or endorse the payment of any and all amounts now due or owing or which may hereafter be or become due or owing on account of the Contract. All Items of Payment received by the Agent pursuant hereto which are finally paid in cash or solvent credits shall be applied against the Obligations as provided in the Security Agreement. Any portion of the Items of Payment which the Agent elects not to so apply shall be paid over to the Assignor or to whomsoever shall be entitled thereto under applicable law, including pursuant to Section 9-504(1)(C) of the Uniform Commercial Code of the Commonwealth of Virginia.

       6. No Waiver. Neither this Agreement nor any term, condition, representation, warranty, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing by the party against whom such change, waiver, discharge, or termination is sought.

       7. Governing law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

       8. Gender. Whenever used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders.

       9. Counterparts. This Agreement may be executed in any number of duplicate originals, each of which shall be an original but all of which together shall constitute one and the same instrument.

       10. Paragraph Headings. The paragraph headings of this Agreement are for convenience only and shall not limit or define the provisions of this Agreement.

       IN WITNESS WHEREOF, Assignor and the Agent have caused this Agreement to be duly executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

                                            [NAME OF COMPANY]

ATTEST:

--------------------------
      , Secretary

                                      By:
                                          -------------------------------
[Corporate Seal]                          Name:
                                          Title:
WITNESS:

--------------------------



                                            BANK OF AMERICA, N.A.


ATTEST:

--------------------------
      , Secretary

                                      By:
                                         -----------------------------------
[Corporate Seal]                          Name:
                                          Title:
WITNESS:

--------------------------

                                                                   Appendix A To
                                                  Assignment of Federal Contract

                              Notice of Assignment

                                                              Date: ____________

To:    Contracting Officer
[Address]



              Re: CONTRACT NUMBER ___________ (the "Contract") MADE BY THE UNITED STATES OF AMERICA

                  By: Department of the [Applicable U.S. Government Agency] [Address]

                         with [Name of Subsidiary] (the "Contractor")
                                  [Address]

                         for manufacture and support of a [Brief description of Subject of Contract]

                         dated _______________


       PLEASE TAKE NOTICE that moneys due or to become due under the Contract have been assigned to BANK OF AMERICA, N.A., pursuant to the provisions of the Assignment of Claims Act of 1940, as amended (31 USC Section 3727 and 41 USC
Section 15). A true copy of the Assignment executed by the Contractor on the date hereof (the "Assignment") is attached to the original of this Notice of Assignment. Please file this original Notice of Assignment along with the copy of the Assignment in the contract file for the Contract and forward one of the enclosed copies of this Notice of Assignment to the current disbursing office for the Contract.

       Payments due or to become due under the Contract should be made (i) if by mail, to BANK OF AMERICA, N.A., ____________________, (ii) if by electronic transfer, to BANK OF AMERICA, for the account of ______________________, Bank Account #__________, Agent ABA#_____________, and (iii) if by wire transfer, to BANK OF AMERICA, N.A., for the account of __________________________, Bank Account #_________, ABA#_________.

       Please return enclosed copies of this Notice of Assignment with appropriate notations showing the date and hour of receipt, and duly signed by the person acknowledging receipt on behalf of the addressee, to Bank of America, N.A., 6610 Rockledge Drive, Bethesda, Maryland 20817, Attention:
__________________.

                                      Very truly yours,

                                      [NAME OF COMPANY]

                                      By:
                                         ------------------------------
                                           Name:
                                           Title:

       Receipt is hereby acknowledged of the above notice and a copy of the above mentioned instrument of assignment. These were received at _________[A.M.] [P.M.] on ______________________, 2000.




                                         -------------------------------
                                           Name:
                                           Title:



                        on behalf of Contracting Officer
                                    [Address]

                                               Exhibit E to Amended and Restated
                                                      Revolving Credit Agreement

                                     FORM OF
                                 SWING LINE NOTE

                                 SWING LINE NOTE

U.S.$5,000,000.00                                    Dated:            , 2000
                                                          -------------

              FOR VALUE RECEIVED, the undersigned, HAGLER BAILLY, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay on the Maturity Date to the order of BANK OF AMERICA, N.A. (the "Lender"), and its successors and assigns, the principal amount of the lesser of (x) FIVE MILLION UNITED STATES DOLLARS ($5,000,000.00) and (y) the aggregate amount of Swing Line Loans made by the Lender to the Borrower pursuant to the Agreement (as hereinafter defined) and remaining outstanding on such date. Capitalized terms used (but not defined) in this Swing Line Note shall have the meanings given to them in the Agreement (as hereinafter defined).

              The Borrower promises to pay interest from the initial Funding Date of such Swing Line Loans until the Maturity Date on the principal amount of this Swing Line Note from time to time outstanding at the rate, and in the manner, prescribed in the Agreement. Any principal amount of, or any interest accrued on, this Swing Line Note which is not paid on the date due shall bear interest from such due date until paid in full at the Default Rate. In no event shall the rate of interest borne by this Swing Line Note at any time exceed the maximum rate of interest permitted at that time under applicable law.

              Payments of the principal amount of and interest on this Swing Line Note shall be made in lawful money of the United States of America to the Lending Office of the Agent on behalf of the Lender as provided in the Agreement.

              This Swing Line Note is the Swing Line Note referred to in the Amended and Restated Revolving Credit Agreement, dated as of July 28, 2000 (as the same may from time to time be amended, modified or supplemented, the "Agreement"), between the Lender, the other lenders from time to time a party thereto, if any, the Borrower and Bank of America, N.A., as Agent. The Lender is entitled to the rights and benefits of the Agreement and the other Credit Documents, and the Agent, for the benefit of the Lender, is entitled to the benefits provided under the Borrower Security Agreement, the Subsidiary Security Agreements, any Pledge Agreement and the Subsidiary Guarantee. The Agreement, among other things, contains provisions for optional and mandatory prepayments on account of the principal of this Swing Line Note by the Borrower and for acceleration of the maturity of this Swing Line Note upon the terms and conditions therein specified.

              This Swing Line Note is being issued in replacement of that certain Swing Line Note, dated May 20, 1998, issued by the Borrower to the Lender (as successor to NationsBank, N.A.) under the Original Credit Agreement.

              THIS SWING LINE NOTE IS BEING ISSUED IN THE COMMONWEALTH OF VIRGINIA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES.

                                           HAGLER BAILLY, INC.


                                           By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                  -----------------------------

                                                  -----------------------------

                                                  -----------------------------

                                                        Exhibit F to Amended and
                                             Restated Revolving Credit Agreement

                                     Form of
                           Borrowing Base Certificate

To:           Bank of America, N.A. (the "Agent")

From:         Hagler Bailly, Inc.,
              a Delaware corporation (the "Borrower")

              This Borrowing Base Certificate is made an integral part of the officer's certificate to which this Borrowing Base Certificate is attached and, in connection with and as required by the Amended and Restated Revolving Credit Agreement, dated as of July 28, 2000 (the "Revolving Credit Agreement"; capitalized terms used herein without definition shall have the respective meanings specified in the Revolving Credit Agreement), between the Borrower, the Agent and the several lenders from time to time a party thereto, the Borrowing Base of the Borrower as of the month ending __________, __ is equal to:

1.     Eligible Billed Receivables(1) $
                                       -------------
2.     75% of Eligible Billed
       Receivables                              $
                                                 -------------
3.     Eligible Unbilled Receivables(2) $
                                         -------------
4.     25% of Eligible Unbilled
       Receivables                       $
                                          -------------
5.     Lesser of (x) 25% of Eligible
       Unbilled Receivables and
       (y) $5,000,000                           $
                                                 --------------
6.     The Borrowing base (which is the sum of lines 2 and 5)   $
                                                                 ------------

---------------------
(1) Attach listing of gross billed receivables and ineligible billed receivables, by category of eligibility.

(2)    Attach listing of gross unbilled receivables by category.

7.     Revolving Loan Commitment            $18,000,000.00(3)

8.     Lesser of line 6 and line 7          $
                                             -----------
9.     Total Outstanding Amount (the sum
       of aggregate principal amount of
       Revolving Loans and Swing Line
       Loans and aggregate amount
       available to be drawn under all
       outstanding Standby Letters of
       Credit)                              $
                                             -----------
10.    Amount available for further
       advances (line 8 minus line 9)                     $
                                                           -----------


Certified as true, correct and complete in all respects this ____ day of ___________, 200_.

HAGLER BAILLY, INC.



By:
   ------------------------------
     Name:
     Title:
     Date:



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(3)    Subject to reduction, as provided in the Revolving Credit Agreement, including Section 2.5 thereof.